Exhibit 99.1

Execution Version

Published CUSIP Number: 01028KAC5

Revolving Credit CUSIP Number: 01028KAD3

LOAN AGREEMENT

BY AND AMONG

ALABAMA GAS CORPORATION,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

AS ADMINISTRATIVE AGENT,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH AND

U.S. BANK NATIONAL ASSOCIATION,

AS CO-SYNDICATION AGENTS,

AND

THE BANKS PARTY HERETO

WELLS FARGO SECURITIES, LLC,

CREDIT SUISSE SECURITIES (USA) LLC, AND

U.S. BANK NATIONAL ASSOCIATION

AS JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS

September 2, 2014

SECTION 1.	DEFINITIONS	1

1.01	Definitions	1
1.02	Accounting Terms	22
1.03	Other Terms; Construction	22
SECTION 2.	THE LOANS	23

2.01	Revolving Credit Commitments	23
2.02	Method of Borrowing	28
2.03	Notes	31
2.04	Duration of Interest Periods and Selection of Interest Rates	32
2.05	Interest Rates	33
2.06	Computation of Interest	35
2.07	Fees	35
2.08	Prepayments	36
2.09	General Provisions as to Payments	37
2.10	Funding Losses	39
2.11	Basis for Determining Interest Rate Inadequate or Unfair	39
2.12	Illegality	40
2.13	Increased Cost	40
2.14	Base Rate Loans Substituted for Affected LIBOR Loans	41
2.15	Capital Adequacy	41
2.16	Survival of Indemnities	41
2.17	Discretion of Banks as to Manner of Funding	42
2.18	Obligations of Banks are Several; Sharing of Payments	42
2.19	Substitution of Bank	43
2.20	Taxes	43
2.21	Defaulting Banks	46

SECTION 3.	LETTERS OF CREDIT	48

3.01	Issuance	48
3.02	Notices	49
3.03	Participations	49
3.04	Reimbursement	50
3.05	Payment by Revolving Loans	50
3.06	Payment to Banks	51
3.07	Obligations Absolute	51
3.08	Cash Collateral Account	53
3.09	The Issuing Banks	53
3.10	Effectiveness	54

SECTION 4.	CONDITIONS PRECEDENT	54

4.01	Conditions to Closing and Initial Loans	54
4.02	All Extensions of Credit	56

SECTION 5.	REPRESENTATIONS AND WARRANTIES	56

5.01	Corporate Existence and Power	56

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5.02	Corporate Authorization	57
5.03	Binding Effect	57
5.04	Governmental and Third-Party Authorization	57
5.05	Litigation	57
5.06	Taxes	57
5.07	Subsidiaries	57
5.08	No Material Adverse Effect	58
5.09	Financial Statements	58
5.10	Compliance With Other Instruments; None Burdensome	58
5.11	ERISA	58
5.12	Regulation U	59
5.13	Investment Company Act of 1940	59
5.14	[Reserved]	59
5.15	Labor Relations	59
5.16	Use of Proceeds	59
5.17	Compliance with Laws	59
5.18	Full Disclosure	59
5.19	OFAC; Anti-Terrorism Laws; Anti-Corruption Laws	60
5.20	No Default	60

SECTION 6.	COVENANTS	60

6.01	Affirmative Covenants of Borrower	60
6.02	Maximum Consolidated Capitalization Ratio	64
6.03	Negative Covenants of Borrower	64
6.04	Use of Proceeds	66

SECTION 7.	EVENTS OF DEFAULT	67

SECTION 8.	ADMINISTRATIVE AGENT	69

8.01	Appointment and Authority	69
8.02	Rights as a Bank	69
8.03	Exculpatory Provisions	70
8.04	Reliance by Administrative Agent	71
8.05	Delegation of Duties	71
8.06	Resignation of Administrative Agent	71
8.07	Non-Reliance on Administrative Agent and Other Banks	72
8.08	No Other Duties, Etc	72
8.09	Enforcement	72
8.10	Issuing Bank and Swingline Bank	72

SECTION 9.	GENERAL	73

9.01	No Waiver	73
9.02	Right of Set-Off	73
9.03	Costs and Expenses; General Indemnity	73
9.04	Notices	76
9.05	Consent to Jurisdiction; Waiver of Jury Trial	76
9.06	Governing Law	77

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9.07	Amendments and Waivers	77
9.08	References; Headings for Convenience	79
9.09	Successors and Assigns	79
9.10	Entire Agreement	82
9.11	Severability	82
9.12	Counterparts	82
9.13	Confidentiality	82
9.14	USA Patriot Act Notice	83
9.15	Subsidiary Reference	83
9.16	No Fiduciary Duty	83
9.17	Waiver	83

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Schedules

1.01	Revolving Credit Commitments and Pro Rata Shares

2.02	Authorized Individuals

5.04	Authorizations

5.07	Subsidiaries

5.11	ERISA

9.04	Notice Addresses

Exhibits

A-1	Form of Revolving Credit Note

A-2	Form of Swingline Note

B-1	Form of Notice of Borrowing

B-2	Form of Notice of Swingline Borrowing

B-3	Form of Notice of Election

B-4	Form of Letter of Credit Notice

C	Form of Compliance Certificate

D	Form of Assignment and Assumption Agreement

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LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made and entered into as of September 2, 2014, by and among ALABAMA GAS CORPORATION, an Alabama corporation (“Borrower”), the Banks from time to time party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Banks.

RECITALS

A. Borrower has requested that the Banks make available to Borrower a revolving credit facility in the aggregate principal amount of ONE HUNDRED AND FIFTY MILLION DOLLARS ($150,000,000). Borrower will use the proceeds of this facility for working capital and general corporate purposes.

B. The Banks are willing to make available to Borrower the credit facility described herein subject to and on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, the Issuing Banks, the Swingline Bank, the Banks and the Administrative Agent hereby mutually covenant and agree as follows:

SECTION 1.	DEFINITIONS.

1.01 Definitions. In addition to the terms defined elsewhere in this Agreement or in any Exhibit or Schedule hereto, when used in this Agreement, the following terms shall have the following meanings (such meanings shall be equally applicable to the singular and plural forms of the terms used, as the context requires):

“Account Designation Letter” means a letter from Borrower to the Administrative Agent, duly completed and signed by an Authorized Individual of Borrower and in form and substance reasonably satisfactory to the Administrative Agent, listing any one or more accounts to which Borrower may from time to time request the Administrative Agent to forward the proceeds of any Loans made hereunder.

“Acquisition” shall mean any transaction or series of related transactions, consummated on or after the date of this Agreement, by which Borrower or any Subsidiary directly or indirectly (a) acquires all or substantially all of the assets comprising one or more business units of any other Person, whether through purchase of assets, merger or otherwise or (b) acquires (in one transaction or as the most recent transaction in a series of transactions) at least (i) a majority (in number of votes) of the stock and/or other securities of a corporation having ordinary voting power for the election of directors (other than stock and/or other securities having such power only by reason of the happening of a contingency), (ii) a majority (by percentage of voting power) of the outstanding partnership interests of a partnership, (iii) a majority (by percentage of voting power) of the outstanding membership interests of a limited liability company or (iv) a majority of the ownership interests in any organization or entity other than a corporation, partnership or limited liability company.

“Acquisition Agreement” shall mean the Stock Purchase Agreement, dated as of April 5, 2014, among Parent, Energen Corporation, an Alabama corporation, and Borrower pursuant to which Parent intends to acquire all the issued and outstanding shares of common stock of Borrower.

“Acquisition Date” shall mean the date the acquisition by Parent of all the issued and outstanding shares of common stock of Borrower pursuant to the Acquisition Agreement is consummated.

“Adjusted Base Rate” shall mean the Base Rate plus the Applicable Rate for Base Rate Loans.

“Adjusted LIBOR Rate” shall mean, at any time with respect to any LIBOR Loan, a rate per annum equal to the LIBOR Rate as in effect at such time plus the Applicable Rate for LIBOR Loans as in effect at such time.

“Administrative Agent” shall mean Wells Fargo, in its capacity as administrative agent for the Banks under this Agreement and certain of the other Transaction Documents and its successors in such capacity.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Bank” shall have the meaning ascribed thereto in Section 2.19.

“Affiliate” shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, “control” shall mean the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, neither the Administrative Agent nor any Bank shall be deemed an “Affiliate” of Borrower.

“Agreement” shall mean this Loan Agreement.

“AIG Note Purchase Agreement” shall have the meaning ascribed thereto in Section 9.17.

“AIG Notes” shall have the meaning ascribed thereto in Section 9.17.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Borrower and its affiliated companies concerning or relating to bribery or corruption.

“Applicable Rate” shall mean the corresponding percentages per annum as set forth below based on the applicable Debt Rating (as defined below):

Pricing Level	Debt Rating	Commitment Fee Rate	LIBOR Loans and Letter of Credit Fees	Base Rate Loans
I	≥A+/A1/A+	0.075%	0.875%	0%
II	A/A2/A	0.100%	1.000%	0%
III	A-/A3/A-	0.125%	1.125%	0.125%
IV	BBB+/Baa1/BBB+	0.175%	1.250%	0.250%
V	≤BBB/Baa2/BBB	0.225%	1.500%	0.500%

“Debt Rating” means, with respect to Borrower as of any date of determination, the rating as determined by any of S&P, Fitch or Moody’s of Borrower’s senior unsecured non-credit enhanced long-term indebtedness. If at any time (i) there is a split among Debt Ratings by S&P, Fitch and Moody’s such that all three Debt Ratings fall in different Pricing Levels, the applicable Pricing Level shall be determined by the Debt Rating that is neither the highest nor the lowest of the three Debt Ratings, and (ii) there is a split among Debt Ratings by S&P, Fitch and Moody’s such that two of such Debt Ratings are in one Pricing Level (the “Majority Level”) and the third rating is in a different Pricing Level, the applicable Pricing Level shall be at the Majority Level. In the event that Borrower shall maintain Debt Ratings from only two of S&P, Moody’s and Fitch and Borrower is split-rated and the Debt Ratings differential is one level, the higher Debt Rating will apply and if the Debt Ratings differential is two levels or more, the level one level lower than the higher Debt Rating will apply. If at any time Borrower does not have a Debt Rating from at least one of S&P or Moody’s, the applicable Pricing Level shall be set at Pricing Level V.

“Approved Fund” shall mean any Fund that is administered or managed by (i) a Bank, (ii) an Affiliate of a Bank, or (iii) a Person (or an Affiliate of a Person) that administers or manages a Bank.

“Arrangers” shall mean Wells Fargo Securities, Credit Suisse Securities and U.S. Bank.

“Assignee” shall have the meaning ascribed thereto in Section 9.09(c).

“Assignment and Assumption” shall mean an Assignment and Assumption entered into by any Bank or Assignee (with the consent of any Person whose consent is required by Section 9.09), substantially in the form of Exhibit D or any other form approved by the Administrative Agent.

“Authorized Individuals” shall have the meaning ascribed thereto in Section 2.02(i).

“Banks” shall mean the banks from time to time party to this Agreement and their successors and permitted assigns. Unless the context clearly indicates otherwise, the term “Banks” shall include the Issuing Banks and the Swingline Bank.

“Base Rate” shall mean, at any time, the highest of (a) the Prime Rate, (b) the Fed Funds Rate plus 0.50% and (c) the LIBOR Rate for an Interest Period of one month plus 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or the LIBOR Rate.

“Base Rate Loan” shall mean, at any time, any Loan that bears interest at such time at the applicable Adjusted Base Rate.

“Borrower” shall have the meaning ascribed thereto in the introductory paragraph hereof.

“Borrower’s Obligations” shall mean any and all present and future indebtedness (principal, interest (including interest accruing after the filing of a petition or commencement of a case by or with respect to Borrower seeking relief under any applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief and any fraudulent transfer and fraudulent conveyance laws, whether or not the claim for such interest is allowed in such proceeding), fees, collection costs and expenses, attorneys’ fees and other amounts), liabilities and obligations (including, without limitation, indemnity obligations) of Borrower to the Administrative Agent, the Swingline Bank, any Issuing Bank, any other Bank, or any other Person entitled thereto evidenced by or arising under or in respect of this Agreement, any Note and/or any other Transaction Document.

“Business Day” shall mean (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Stock” shall mean (a) with respect to any Person that is a corporation, any and all shares, interests or equivalents in Capital Stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (b) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing.

“Capitalized Lease” shall mean any lease of property, whether real and/or personal, by a Person as lessee which in accordance with GAAP is required to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” of any Person shall mean, as of the date of any determination thereof, the amount at which the aggregate rental obligations due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a balance sheet of such Person in accordance with GAAP.

“Cash Collateral Account” shall have the meaning ascribed to such term in Section 3.08.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, any Issuing Bank or the Swingline Bank (as applicable) and the Banks, to be held as collateral for the Letter of Credit Exposure, the Swingline Exposure, or obligations of Banks to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if any Issuing Bank or the Swingline Bank benefiting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) such Issuing Bank or the Swingline Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Change of Control Event” shall mean an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Capital Stock that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than thirty percent (30%) of the Capital Stock of Parent entitled to vote in the election of members of the board of directors (or equivalent governing body) of Parent or (ii) a majority of the members of the board of directors (or other equivalent governing body) of Parent shall not constitute Continuing Directors; or

(b) Parent shall fail to own legally or beneficially one hundred percent (100%) (by number of votes) of the Voting Stock of Borrower.

“Closing Date” shall mean the first date upon which each of the conditions set forth in Section 4.01 shall have been satisfied or waived in accordance with the terms of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986.

“Commitment Letter” shall mean that certain commitment letter agreement, dated July 16, 2014, among Wells Fargo, Wells Fargo Securities, Credit Suisse AG, Credit Suisse Securities, U.S. Bank and Parent, as the same may from time to time be amended, modified, extended, renewed or restated.

“Compliance Certificate” shall mean a fully completed and duly executed certificate substantially in the form of Exhibit C, together with a Covenant Compliance Worksheet.

“Consolidated Capitalization” shall mean, as of the date of any determination thereof, the sum of Consolidated Debt as of such day plus Consolidated Net Worth as of such day, all determined on a consolidated basis and in accordance with GAAP.

“Consolidated Capitalization Ratio” shall mean, as of the date of any determination thereof, the ratio (expressed as a percentage) of Consolidated Debt as of such day to Consolidated Capitalization as of such day, all determined on a consolidated basis and in accordance with GAAP.

“Consolidated Debt” shall mean, as of the date of any determination thereof, all Debt of Borrower and its Subsidiaries as of such date, determined on a consolidated basis and in accordance with GAAP.

“Consolidated Net Worth” shall mean, as of the date of any determination thereof, the amount of the Capital Stock accounts (net of treasury stock, at cost) of Borrower and its Subsidiaries as of such date plus (or minus in the case of a deficit) the surplus and retained earnings of Borrower and its Subsidiaries as of such date, all determined on a consolidated basis and in accordance with GAAP.

“Continuing Directors” shall mean the directors of Parent on the Closing Date and each other director of Parent, if, in each case, such other director’s nomination for election to the board of directors (or equivalent governing body) of Parent is recommended by at least 51% of the then Continuing Directors.

“Covenant Compliance Worksheet” means a fully completed worksheet in the form of Attachment A to Exhibit C.

“Credit Suisse AG” means Credit Suisse AG, Cayman Islands Branch.

“Credit Suisse Securities” means Credit Suisse Securities (USA) LLC.

“Debt” of any Person shall mean, as of the date of determination thereof, the sum of (a) all indebtedness of such Person for borrowed money or incurred in connection with the purchase or other acquisition of property (other than trade accounts payable incurred in the ordinary course of business not more than ninety (90) days past due) including, but not limited to, obligations of such Person evidenced by notes, bonds, debentures or similar instruments, or upon which interest payments are customarily made plus (b) all Capitalized Lease Obligations of such Person plus (c) the aggregate undrawn face amount of all letters of credit and/or surety bonds issued for the account and/or upon the application of such Person together with all unreimbursed drawings with respect thereto plus (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person plus (e) all Disqualified Capital Stock issued by such Person, with the amount of indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price plus (f) the principal balance outstanding and owing by such Person under any synthetic lease, tax retention operating lease or similar off-balance sheet financing product plus (g) all Guarantees by such Person of Debt of others plus (h) for all purposes other than Section 6.02, the net obligations of such Person under any Swap Contracts plus (i) all indebtedness of the types referred to in clauses (a) through (h) above (i) of any partnership or unincorporated joint venture in which such Person is a general partner or joint venturer to the extent such Person is liable therefor or (ii) secured by any Lien (other than leases qualified as operating leases under GAAP) on any property or asset owned or held by such Person regardless of whether or not the indebtedness secured thereby shall have been incurred or assumed by such Person or is nonrecourse to the credit of such Person, the amount thereof being equal to the value of the property or assets subject to such Lien. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. For the avoidance of doubt and notwithstanding anything to the contrary set forth above, Permitted Commodity Hedging Obligations shall not constitute Debt for purposes of this Agreement.

“Default” shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Defaulting Bank” means, subject to Section 2.21(b), any Bank that (a) has failed to perform any of its funding or issuing obligations hereunder, including in respect of its Loans, Letters of Credit or participations in Letters of Credit or Swingline Loans, within three (3) Business Days of the date required to be funded by it hereunder, unless such Bank notifies the Administrative Agent and Borrower in writing that such failure is the result of such Bank’s determination that one or more conditions precedent to funding or issuing (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Bank’s obligation to fund a Loan or issue a Letter of Credit hereunder and states that such position is based on such Bank’s determination that a condition precedent to funding or issuing (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or Borrower, to confirm in writing to the Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Bank shall cease to be a Defaulting Bank pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has (i) become the subject of a proceeding under any bankruptcy, insolvency or other similar laws, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation or its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Bank shall not be a Defaulting Bank solely by virtue of the ownership or acquisition of any equity interest in that Bank or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Bank with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Bank (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Bank. Any determination by the Administrative Agent that a Bank is a Defaulting Bank under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Bank shall be deemed to be a Defaulting Bank (subject to Section 2.21(b)) upon delivery of written notice of such determination to Borrower, each Issuing Bank, the Swingline Lender and each Bank.

“Designated Person” means any Person listed on a Sanctions List.

“Disqualified Capital Stock” shall mean, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or otherwise, (a) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (b) is redeemable or subject to any mandatory repurchase requirement at the sole option of the holder thereof, or (c) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (i) debt securities or (ii) any Capital Stock referred to in (a) or (b) above, in each case under (a), (b) or (c) above at any time on or prior to the first anniversary of the last day of the Revolving Credit Period; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so redeemable at the option of the holder thereof, or is so convertible or exchangeable on or prior to such date shall be deemed to be Disqualified Capital Stock.

“Dollar” or “$” shall mean dollars of the United States of America.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” shall mean any Person (including any trade or business, whether or not incorporated) deemed to be under “common control” with, or a member of the same “controlled group” as, Borrower or any of its Subsidiaries, within the meaning of Sections 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“ERISA Event” means any of the following: (i) a “reportable event” as defined in Section 4043(c) of ERISA with respect to a Plan and, if Borrower or an ERISA Affiliate has received notice, a Multiemployer Plan, for which the requirement to give notice has not been waived by the PBGC (provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code shall be considered a “reportable event” regardless of the issuance of any waiver), (ii) the application by Borrower or an ERISA Affiliate for a funding waiver pursuant to Section 412 of the Code, (iii) the incurrence by Borrower or an ERISA Affiliate of any Withdrawal Liability, or the receipt by Borrower or an ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Sections 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (iv) the distribution by Borrower or an ERISA Affiliate under Section 4041 of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (v) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Borrower or an ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (vi) the institution of a proceeding by any fiduciary of any Multiemployer Plan against Borrower or an ERISA Affiliate to enforce Section 515 of ERISA which is not dismissed within 30 days, (vii) the imposition upon Borrower or an ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of Borrower or an ERISA Affiliate as a result of any alleged failure to comply with the Code or ERISA with respect to any Plan, or (viii) the engaging in or otherwise becoming liable for a Prohibited Transaction by Borrower or an ERISA Affiliate.

“Event of Default” shall have the meaning ascribed thereto in Section 7.

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Bank, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Bank, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which Borrower is located, (c) in the case of a Foreign Bank (other than an assignee pursuant to a request by Borrower under Section 2.19), any withholding tax that is imposed on amounts payable to such Foreign Bank at the time such Foreign Bank becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Bank’s failure or inability (other than as a result of a Regulatory Change) to comply with Section 2.20(e), except to the extent that such Foreign Bank (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Borrower with respect to such withholding tax pursuant to Section 2.20(a) and (d) any U.S. Federal withholding taxes imposed by FATCA.

“Existing Loan Agreement” shall mean that certain Credit Agreement, dated October 30, 2012, among Borrower, Bank of America, N.A., as administrative agent, and the lenders party thereto, as heretofore amended.

“Extension Request” shall have the meaning ascribed thereto in Section 2.01(f).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended version that is substantively comparable), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Fed Funds Rate” shall mean, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Fed Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Fed Funds Rate for such day shall be the average rate quoted to the Administrative Agent from three (3) federal funds brokers of recognized standing on such day on such transactions as determined in good faith by the Administrative Agent.

“Fee Letter” shall mean the Wells Fargo Fee Letter and/or the Passive Arrangers’ Fee Letter, as applicable.

“Financial Officer” shall mean, with respect to Borrower, the chief financial officer, vice president - finance, controller or treasurer of Borrower.

“Fitch” shall mean Fitch Rating Services, Inc.

“Foreign Bank” shall mean, with respect to Borrower, any Bank that is organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fronting Exposure” shall mean, at any time there is a Defaulting Bank, (a) with respect to any Issuing Bank, such Defaulting Bank’s Letter of Credit Exposure with respect to Letters of Credit issued by such Issuing Bank other than such portion of such Defaulting Bank’s Letter of Credit Exposure as to which such Defaulting Bank’s participation obligation has been reallocated to other Banks or Cash Collateralized in accordance with Section 2.21, and (b) with respect to any Swingline Bank, such Defaulting Bank’s Swingline Exposure with respect to outstanding Swingline Loans made by the Swingline Bank other than Swingline Loans as to which such Defaulting Bank’s participation obligation has been reallocated to other Banks or Cash Collateralized in accordance with Section 2.21.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” shall mean, at any time, generally accepted accounting principles at such time in the United States (subject to the provisions of Section 1.02).

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” by any Person shall mean any obligation (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), contingent or otherwise, of such Person guaranteeing, or in effect guaranteeing, any indebtedness or other obligation of any other Person who is not a Subsidiary of Borrower (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such indebtedness or obligation or any property constituting security therefor, or (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, (ii) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the primary obligor to make payment of the indebtedness or obligation or (iv) otherwise to assure the owner of the indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guarantee in respect of any Debt shall be deemed to be Debt equal to the then outstanding principal amount of such Debt which has been guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited. “Guarantee” when used as a verb shall have a correlative meaning.

“Indemnified Liabilities” shall have the meaning ascribed thereto in Section 9.03(b).

“Indemnified Taxes” shall means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Transaction Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.

“Indemnitees” shall have the meaning ascribed thereto in Section 9.03(b).

“Interest Period” shall mean with respect to each LIBOR Loan: (a) initially, the period commencing on the date of such Loan and ending 1, 2, 3 or 6 months thereafter (or 7 days thereafter if agreed upon by Borrower and each Bank), as Borrower may elect in the applicable Notice of Borrowing; and (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Loan and ending 1, 2, 3 or 6 months thereafter (or 7 days thereafter if agreed upon by Borrower and each Bank), as Borrower may elect pursuant to Section 2.04(a); provided that: (c) subject to clauses (d) and (e) below, any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (d) subject to clause (e) below, any Interest Period (other than an Interest Period of 7 days) which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period; and (e) no Interest Period may extend beyond the last day of the Revolving Credit Period.

“Investment” shall mean any investment (including, without limitation, any loan or advance) of Borrower or any Subsidiary in or to any Person, whether payment therefor is made in cash or Capital Stock of Borrower or any Subsidiary, and whether such investment is directly or indirectly by acquisition of Capital Stock or Debt, or by loan, advance, transfer of property out of the ordinary course of business, capital contribution, equity or profit sharing interest, extension of credit on terms other than those normal in the ordinary course of business or otherwise.

“ISP” shall have the meaning ascribed thereto in Section 9.06.

“Issuing Bank” means Wells Fargo, in its capacity as issuer of Letters of Credit, and each other Bank who elects in its sole discretion to be an Issuing Bank, provided that (i) Borrower has agreed that such Bank be an Issuing Bank and (ii) such Bank is acceptable to the Administrative Agent.

“Lending Office” shall mean, with respect to any Bank, the office of such Bank designated as such in such Bank’s Administrative Questionnaire or in connection with an Assignment and Assumption, or such other office as may be otherwise designated in writing from time to time by such Bank to Borrower and the Administrative Agent. A Bank may designate separate Lending Offices as provided in the foregoing sentence for the purposes of making or maintaining different Types of Loans, and, with respect to LIBOR Loans, such office may be a domestic or foreign branch or Affiliate of such Bank.

“Letter of Credit Commitment” means the obligation of any Issuing Bank to issue Letters of Credit for the account of Borrower from time to time in an aggregate amount equal to $15,000,000.

“Letter of Credit Exposure” shall mean, with respect to any Bank at any time, such Bank’s Pro Rata Share of the sum of (a) the aggregate Stated Amount of all Letters of Credit outstanding at such time and (b) the aggregate amount of all Reimbursement Obligations outstanding at such time.

“Letter of Credit Maturity Date” shall mean the fifth Business Day prior to the last day of the Revolving Credit Period.

“Letter of Credit Notice” shall have the meaning ascribed thereto in Section 3.02.

“Letters of Credit” shall have the meaning ascribed thereto in Section 3.01.

“LIBOR Loan” shall mean any Loan bearing interest based on the Adjusted LIBOR Rate.

“LIBOR Market Index Rate” shall mean, with respect to any day, the rate per annum for one month Dollar deposits appearing on Reuters Screen LIBOR01 Page (or any successor page) as of 11:00 a.m., London time, on such day.

“LIBOR Rate” shall mean, with respect to each LIBOR Loan comprising part of the same borrowing for any Interest Period, an interest rate per annum obtained by dividing (a) (i) the London Interbank Offered Rate administered by the ICE Benchmark Administration (or any other Person that takes over administration of such rate) appearing on Reuters Screen LIBOR01 Page (or any successor page) for Dollar deposits or (ii) if no such rate is available, the rate of interest determined by the Administrative Agent to be the rate or the arithmetic mean of rates at which Dollar deposits in immediately available funds are offered to first-tier banks in the London interbank Eurodollar market, in each case under (i) and (ii) above at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period for a period substantially equal to such Interest Period and in minimum amounts of at least $5,000,000 (rounded upward, if necessary, to the nearest 1/1000th of 1%), by (b) the amount equal to 1.00 minus the Reserve Requirement (expressed as a decimal) for such Interest Period.

“Lien” shall mean any interest in any property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on common law,

statute or contract, including, without limitation, any security interest, mortgage, deed of trust, pledge, hypothecation, judgment lien or other lien or encumbrance of any kind or nature whatsoever, any conditional sale or trust receipt, any lease, consignment or bailment for security purposes and any Capitalized Lease.

“Loan” and “Loans” shall mean any or all of the Revolving Loans and the Swingline Loans.

“Material Adverse Effect” shall mean (a) a material adverse effect on the properties, assets, liabilities, business, operations, or financial condition of Borrower and its Subsidiaries taken as a whole, (b) a material impairment of Borrower’s ability to perform any of its obligations under this Agreement, any Note, and/or any other Transaction Document or (c) a material adverse effect on the validity or enforceability against Borrower of this Agreement or any Note.

“Material Subsidiary” means any Subsidiary of Borrower whose assets exceed 10% of the total consolidated assets of Borrower and its Subsidiaries as of the end of the most recently completed fiscal year.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall mean any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA to which Borrower or any ERISA Affiliate makes, is making or is obligated to make contributions or has made or been obligated to make contributions.

“Non-Consenting Bank” shall have the meaning ascribed thereto in Section 2.01(f).

“Notes” shall mean any or all of the Revolving Credit Notes and Swingline Note.

“Notice of Borrowing” shall have the meaning ascribed thereto in Section 2.02(a).

“Notice of Election” shall have the meaning ascribed thereto in Section 2.04(a).

“Notice of Swingline Borrowing” shall have the meaning ascribed thereto in Section 2.02(c).

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document.

“Parent” shall mean The Laclede Group, Inc., a Missouri corporation.

“Parent Loan Agreement” shall mean that certain Loan Agreement, dated September 3, 2013, among Parent, Wells Fargo, as administrative agent, and the lenders party thereto, as amended by the First Amendment and Waiver to Loan Agreement, dated April 28, 2014, and the Extension Agreement to Loan Agreement, dated as of September 3, 2014, as the same may from time to time be amended, modified, extended, renewed or restated.

“Participant” shall have the meaning ascribed thereto in Section 9.09(b).

“Passive Arrangers’ Fee Letter” shall mean that certain fee letter agreement, dated July 16, 2014, between Credit Suisse AG, Credit Suisse Securities, U.S. Bank and Parent, as the same may from time to time be amended, modified, extended, renewed or restated.

“PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) of 2001, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto.

“Permitted Commodity Hedging Obligations” means obligations of Borrower with respect to commodity agreements or other similar agreements or arrangements entered into in the ordinary course of business designed to protect against, or mitigate risks with respect to, fluctuations of commodity prices to which Borrower is exposed in the conduct of its business so long as (a) the management of Borrower has determined that entering into such agreements or arrangements are bona fide hedging activities which comply with Borrower’s risk management policies and (b) such agreements or arrangements are not entered into for speculative purposes.

“Permitted Investment” shall mean any Investment or Acquisition, or any expenditure or any incurrence of any liability to make any expenditure for an Investment or Acquisition, other than (a) any Investment or Acquisition the result of which would be to change substantially the nature of the business engaged in by Borrower and its Subsidiaries, considered as a whole, as of the date of this Agreement, and reasonable extensions thereof, (b) any Investment that is in the nature of a hostile or contested Acquisition, and (c) any Investment that would result in a Default or Event of Default; provided, that it is expressly agreed that all Investments under Borrower’s gas supply risk management program are Permitted Investments.

“Permitted Liens” shall mean, with respect to any Person, any of the following:

(a) (i) Liens created pursuant to the Transaction Documents and (ii) Liens on cash or deposits granted in favor of the Swingline Bank or any Issuing Bank to Cash Collateralize any Defaulting Bank’s participation in Letters of Credit or Swingline Loans;

(b) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or environmental laws) (i) not yet due or as to which the period of grace (not to exceed sixty (60) days), if any, related thereto has not expired or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

(c) Liens in respect of property imposed by law such as materialmen’s, mechanics’, carriers’, warehousemen’s, processors’ or landlords’ and other nonconsensual statutory liens incurred in the ordinary course of business, which (i) are not overdue for a period of more than sixty (60) days, or if more than sixty (60) days overdue, no action has been taken to enforce such Liens or such Liens are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP and (ii) do not, individually or in the aggregate, materially impair the use thereof in the operation of the business of Borrower or any of its Subsidiaries;

(d) Liens arising from good faith performance of bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of such Person’s business, including, without limitation, deposits and pledges of funds securing Permitted Commodity Hedging Obligations;

(e) encumbrances in the nature of zoning restrictions, easements, rights of way or restrictions of record on the use of real property, which in the aggregate do not, in any material respect, impair the use thereof in the ordinary conduct of business;

(f) Liens arising from the filing of precautionary UCC financing statements relating solely to personal property leased pursuant to operating leases entered into in the ordinary course of business of Borrower and its Subsidiaries;

(g) Liens securing Debt incurred in connection with Capitalized Leases; provided that (i) such Liens shall be created substantially simultaneously with the acquisition, repair, improvement or lease, as applicable, of the related property and (ii) such Liens do not at any time encumber any property other than the property financed by such Debt;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 7.10 or securing appeal or other surety bonds relating to such judgments;

(i) Liens on property (i) of any Person which are in existence at the time that such Person is acquired pursuant to an Acquisition that constitutes a Permitted Investment and (ii) of Borrower or any of its Subsidiaries existing at the time such tangible property or tangible assets are purchased or otherwise acquired by Borrower or such Subsidiary thereof pursuant to a transaction permitted pursuant to this Agreement; provided that, with respect to each of the foregoing clauses (i) and (ii), (A) such Liens are not incurred in connection with, or in anticipation of, such Acquisition, purchase or other acquisition, (B) such Liens are not “blanket” or all asset Liens and (C) such Liens do not attach to any other property of Borrower or any of its Subsidiaries;

(j) (i) Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction and (ii) Liens of any depositary institution in connection with statutory, common law and contractual rights relating to liens, rights of set-off, recoupment or similar rights with respect to any deposit account or other fund of any Borrower or any Subsidiary thereof;

(k) (i) contractual or statutory Liens of landlords to the extent relating to the property and assets relating to any lease agreements with such landlord, and (ii) contractual Liens of suppliers (including sellers of goods) or customers granted in the ordinary course of business to the extent limited to the property or assets relating to such contract;

(l) any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any assets under any license or lease agreement entered into in the ordinary course of business which do not (i) interfere in any material respect with the business of Borrower or its Subsidiaries or materially detract from the value of the relevant assets of Borrower or its Subsidiaries or (ii) secure any Debt;

(m) Liens incurred in connection with the Permitted Securitization;

(n) pledges or deposits made in the ordinary course of business to secure payment of worker’s compensation insurance, unemployment insurance, pensions or social security programs;

(o) Liens arising from good faith deposits in connection with or to secure performance of statutory obligation and surety and appeal bonds;

(p) Liens on the proceeds of assets that were subject to Liens permitted hereunder or on assets acquired with such proceeds as a replacement of such former assets;

(q) any Lien on any assets securing purchase money Debt or Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring, developing, operating, constructing, altering, repairing or improving all or part of such assets; provided such Lien attached to such asset concurrently with or within ninety (90) days after the acquisition thereof, completion of construction, improvement or repair, or commencement of commercial operation of such assets;

(r) Liens constituted by a right of set off or rights over a margin call account, or any form of cash collateral, or any similar arrangement, securing Permitted Commodity Hedging Obligations and/or physical trade obligations;

(s) Liens not otherwise permitted hereunder securing Debt or other obligations in the aggregate principal amount not to exceed 15% of Consolidated Net Worth at any time outstanding, less any amount outstanding under the Permitted Securitization; and

(t) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Liens referred to in the foregoing clauses (a) through (s) for amounts not exceeding the principal of the indebtedness (including undrawn commitments) secured by the Lien so extended, renewed or replaced; provided that such extension, renewal or replacement Lien is limited to all or part of the same property or assets that were covered by the Lien extended, renewed, or replaced (plus improvements on such property or assets);

provided, however, notwithstanding the foregoing, Permitted Liens shall not include (1) other than the Permitted Securitization, Liens on the accounts receivable of Borrower and its

Subsidiaries generated from the sale of natural gas, (2) Liens on the natural gas inventory of Borrower and its Subsidiaries and (3) Liens imposed by ERISA, the creation of which would result in an Event of Default under Section 7.12.

“Permitted Securitization” shall mean any sale, assignment, conveyance, grant or contribution, or series of related sales, assignments, conveyances, grants or contributions, by Borrower of any accounts receivable and related rights from its sale of natural gas, and any supporting obligations and other financial assets related thereto not to exceed in the aggregate $75,000,000, that are transferred, or in respect of which security interests are granted in one or more transactions that are customary for asset securitizations of such receivables to a trust, corporation or other entity, where the purchase of such receivables is funded or exchanged in whole or in part by the incurrence or issuance by the purchaser, grantee or any successor entity of indebtedness or securities that are to receive payments from, or that represent interests in, the cash flow derived primarily from such receivables (provided, however, that “indebtedness” as used in this definition shall not include indebtedness incurred by any trust, partnership or other Person established by Borrower or any of its Subsidiaries to implement a Permitted Securitization owed to Borrower or any of its Subsidiaries, which indebtedness represents all or a portion of the purchase price or other consideration paid by such trust, partnership or other Person for such receivables or interests therein).

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, other entity of any kind or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

“Plan” shall mean any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which Borrower or any ERISA Affiliate may have any liability.

“Prime Rate” shall mean, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Prohibited Transaction” shall mean any transaction described in (a) Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or by reason of a Department of Labor prohibited transaction individual or class exemption or (b) Section 4975(c) of the Code that is not exempt by reason of Section 4975(c)(2) or 4975(d) of the Code.

“Pro Rata Share” shall mean for the item at issue, with respect to each Bank, a fraction (expressed as a percentage), the numerator of which is the portion of such item owned or held by such Bank and the denominator of which is the total amount of such item owned or held by all of the Banks. For example, (a) if the amount of the Revolving Credit Commitment of a Bank is $1,000,000 and the total amount of the Revolving Credit Commitments of all of the Banks is

$5,000,000, such Bank’s Pro Rata Share of the Revolving Credit Commitments would be 20% and (b) if the original principal amount of a Loan is $5,000,000 and the portion of such Loan made by one Bank is $500,000, such Bank’s Pro Rata Share of such Loan would be 10%. As of the date of this Agreement, the Pro Rata Shares of the Banks with respect to the Revolving Credit Commitments and the Loans are as set forth on Schedule 1.01 attached hereto and incorporated herein by reference.

“Prudential Note Purchase Agreement” shall have the meaning ascribed thereto in Section 9.17.

“Prudential Notes” shall have the meaning ascribed thereto in Section 9.17.

“Purchasing Bank” shall have the respective meanings ascribed thereto in Section 2.19.

“Refunded Swingline Loans” shall have the meaning ascribed thereto in Section 2.02(d).

“Register” shall have the meaning ascribed thereto in Section 9.09(h).

“Regulations D, T, U and X” shall mean Regulations D, T, U and X, respectively, of the Board of Governors of the Federal Reserve System, as amended, and any successor regulations.

“Reimbursement Obligation” shall have the meaning ascribed thereto in Section 3.04.

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, advisors and representatives of such Person and of such Person’s Affiliates.

“Regulatory Change” shall mean the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a Regulatory Change, regardless of the date enacted, adopted or issued.

“Required Banks” shall mean at any time Banks holding more than fifty percent (50%) of the aggregate amount of the Revolving Credit Commitments or, if the Revolving Credit Commitments have been terminated, more than fifty percent (50%) of the aggregate Revolving Credit Exposure of all of the Banks; provided that the Revolving Credit Commitment of, and the portion of the Revolving Credit Exposure, as applicable, held or deemed held by, any Defaulting Bank shall be excluded for purposes of making a determination of Required Banks.

“Requirement of Law” shall mean, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Transaction Documents.

“Reserve Requirement” shall mean, with respect to any Interest Period, the reserve percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) in effect from time to time during such Interest Period, as provided by the Board of Governors of the Federal Reserve System, applied for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to Wells Fargo under Regulation D with respect to “Eurocurrency liabilities” within the meaning of Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding.

“Response Date” shall have the meaning ascribed thereto in Section 2.01(f).

“Revolving Credit Commitment” shall mean, subject to (a) any reduction of the Revolving Credit Commitments pursuant to Section 2.01(d), (b) any increase in the Revolving Credit Commitments pursuant to Section 2.01(e) and (c) assignments of the Revolving Credit Commitments by the Banks to the extent permitted by Section 9.09, with respect to each Bank the amount set forth opposite such Bank’s name on Schedule 1.01 attached hereto and incorporated herein by reference.

“Revolving Credit Exposure” shall mean, with respect to any Bank at any time, the sum of (a) the aggregate principal amount of all Revolving Loans made by such Bank that are outstanding at such time, (b) such Bank’s Letter of Credit Exposure at such time and (c) such Bank’s Swingline Exposure at such time.

“Revolving Credit Note” shall have the meaning ascribed thereto in Section 2.03(a).

“Revolving Credit Period” shall mean the period commencing on the date of this Agreement and ending September 2, 2019, as may be extended pursuant to Section 2.01(f) with respect to the applicable Banks; provided, however, that the Revolving Credit Period shall end on the date the Revolving Credit Commitment is terminated pursuant to Section 7 or otherwise.

“Revolving Loans” shall have the meaning ascribed thereto in Section 2.01(a).

“S&P” shall mean Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sanctioned Country” means a country or territory which is at any time subject to Sanctions.

“Sanctions” means:

(a) economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (i) the U.S. government and administered by OFAC, (ii) the United Nations Security Council, (iii) the European Union or (iv) Her Majesty’s Treasury of the United Kingdom; and

(b) economic or financial sanctions imposed, administered or enforced from time to time by the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury.

“Sanctions List” means any of the lists of specifically designated nationals or designated persons or entities (or equivalent) held by the U.S. government and administered by OFAC, the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury or the United Nations Security Council or any similar list maintained by the European Union, any other EU Member State, Her Majesty’s Treasury of the United Kingdom or any other U.S. government entity, in each case as the same may be amended, supplemented or substituted from time to time.

“Stated Amount” shall mean, with respect to any Letter of Credit at any time, the aggregate amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met).

“Subsidiary” shall mean, with respect to any Person, any corporation or other entity of which more than fifty percent (50%) of the issued and outstanding Capital Stock entitled to vote for the election of directors or persons performing similar functions (other than by reason of default in the payment of dividends or other distributions) is at the time owned or controlled, directly or indirectly, by such Person and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency). When used without reference to a parent entity, the term “Subsidiary” shall be deemed to refer to a Subsidiary of Borrower.

“Swap Contract” shall mean any interest rate or currency swap agreement, interest rate or currency future agreement, interest rate collar agreement, swap agreement (as defined in 11 U.S.C. § 101), interest rate or currency hedge agreement, and any put, call or other agreement or arrangement designed to protect such Person against fluctuations in interest rates or currency exchange rates.

“Swap Termination Value” shall mean, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Bank or any Affiliate of a Bank).

“Swingline Bank” shall mean Wells Fargo in its capacity as maker of Swingline Loans, and its successors in such capacity, or such other Bank as Borrower may from time to time select as the Swingline Bank hereunder; provided that such Bank has agreed to be a Swingline Bank.

“Swingline Commitment” shall mean FIFTEEN MILLION DOLLARS ($15,000,000) or, if less, the aggregate Revolving Credit Commitments at the time of determination, as such amount may be reduced at or prior to such time pursuant to the terms hereof.

“Swingline Exposure” shall mean, with respect to any Bank at any time, its maximum aggregate liability to make Refunded Swingline Loans pursuant to Section 2.02(d) to refund, or to purchase participations pursuant to Section 2.02(e) in, Swingline Loans that are outstanding at such time.

“Swingline Loans” has the meaning given to such term in Section 2.01(c).

“Swingline Maturity Date” shall mean the fifth (5th) Business Day prior to the last day of the Revolving Credit Period.

“Swingline Note” shall mean, if requested by the Swingline Bank, the promissory note of Borrower in favor of the Swingline Bank evidencing the Swingline Loans made by the Swingline Bank pursuant to Section 2.01(c), in substantially the form of Exhibit A-2, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Transaction Documents” shall mean this Agreement, the Notes and any and all other agreements, documents and instruments heretofore, now or hereafter delivered to the Administrative Agent or any Bank with respect to or in connection with or pursuant to this Agreement, any Loans made hereunder or any of the other Borrower’s Obligations, and executed by or on behalf of Borrower, all as the same may from time to time be amended, modified, extended, renewed or restated.

“Type” shall refer to whether a Loan is a Base Rate Loan or a LIBOR Loan.

“U.S. Bank” shall mean U.S. Bank National Association.

“U.S. Federal Income Tax” shall mean any U.S. federal Tax described in Section 871(a) or 881(a) of the Code, or any successor provision (or any withholding with respect to such Tax).

“Unutilized Revolving Credit Commitment” shall mean, with respect to any Bank at any time, such Bank’s Revolving Credit Commitment at such time less its Revolving Credit Exposure at such time.

“Unutilized Swingline Commitment” shall mean, with respect to the Swingline Bank at any time, the Swingline Commitment at such time less the aggregate principal amount of all Swingline Loans that are outstanding at such time.

“Voting Stock” shall mean, with respect to any corporation or other entity, any Capital Stock of such corporation or other entity whose holders are entitled under ordinary circumstances to vote for the election of directors (or Persons performing similar functions) of such corporation or other entity (irrespective of whether at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wells Fargo” shall mean Wells Fargo Bank, National Association.

“Wells Fargo Fee Letter” shall mean that certain fee letter agreement, dated July 16, 2014, between Wells Fargo, Wells Fargo Securities and Parent, as the same may from time to time be amended, modified, extended, renewed or restated.

“Wells Fargo Securities” shall mean Wells Fargo Securities, LLC.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

1.02 Accounting Terms. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with, GAAP, applied on a basis consistent with the most recent audited consolidated financial statements of Borrower delivered to the Banks prior to the Closing Date; provided that if Borrower notifies the Administrative Agent that it wishes to amend any financial covenant in Section 6.02 to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies Borrower that the Required Banks wish to amend Section 6.02 for such purpose), then Borrower’s compliance with such covenant shall be determined on the basis of GAAP as in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to Borrower and the Required Banks. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Debt of Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, plus or minus any associated unamortized original issue premium or discount, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

1.03 Other Terms; Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

1.04 Interest Rates. If at any time any interest rate quoted or otherwise made available from time to time under this Agreement is no longer available generally, as determined by the Administrative Agent, then the Administrative Agent (after consultation with Borrower and the Banks) may, by written notice to the Banks and Borrower, substitute such unavailable interest rate with another published interest rate that adequately reflects the all-in-cost of funds to the Administrative Agent.

SECTION 2.	THE LOANS.

2.01 Revolving Credit Commitments.

(a) Subject to the terms and conditions set forth in this Agreement, during the Revolving Credit Period, each Bank severally agrees to make loans (each a “Revolving Loan” and collectively the “Revolving Loans”) to Borrower as Borrower may from time to time request pursuant to Section 2.02(a). Each Loan under this Section 2.01(a) which is a Base Rate Loan shall be for an aggregate principal amount of at least $500,000 (or if less, in the amount of the aggregate Revolving Credit Commitments less the aggregate Revolving Credit Exposure ). Each Revolving Loan under this Section 2.01(a) which is a LIBOR Loan shall be for an aggregate principal amount of at least $2,500,000. The aggregate principal amount of Revolving Loans which each Bank shall be required to have outstanding under this Agreement as of any date shall not exceed the amount of such Bank’s Revolving Credit Commitment; provided, however, that in no event shall (i) the aggregate Revolving Credit Exposures exceed the aggregate Revolving Credit Commitments of all of the Banks as of such date or (ii) the Revolving Credit Exposure of any Bank exceed such Bank’s Revolving Credit Commitment. Each Revolving Loan under this Section 2.01 shall be made from the Banks severally and ratably in proportion to their respective Pro Rata Shares with respect to the Revolving Credit Commitments. Within the foregoing limits, Borrower may borrow under this Section 2.01(a), prepay under Section 2.08 and reborrow at any time during the Revolving Credit Period under this Section 2.01(a). All Revolving Loans not paid prior to the last day of the Revolving Credit Period, together with all accrued and unpaid interest thereon and all fees and other amounts owing by Borrower to the Administrative Agent and/or any Bank with respect thereto, shall be due and payable on the earlier of (i) last day of the Revolving Credit Period and (ii) 364 days after the date of borrowing. The failure of any Bank to make any Loan required under this Agreement shall not release any other Bank from its obligation to make Loans as provided herein.

(b) If the total Revolving Credit Commitments of all of the Banks on any date (excluding the aggregate amount of any Swingline Loans to be repaid with the proceeds of Revolving Loans made on the date of determination) should be less than the aggregate Revolving Credit Exposure of the Banks outstanding on such date (after giving effect to any concurrent termination or reduction thereof), whether as a result of Borrower’s election to decrease the amount of the Revolving Credit Commitments of the Banks pursuant to Section 2.01(d) or otherwise, Borrower shall be automatically required (without demand or notice of any kind by the Administrative Agent or any Bank, all of which are hereby expressly waived by Borrower) to immediately repay the outstanding principal amount of the Swingline Loans and, to the extent of any excess remaining after repayment in full of the outstanding Swingline Loans, repay the outstanding principal amount of the Revolving Loans in an amount sufficient to reduce the aggregate principal amount of outstanding Loans to an amount equal to or less than the total Revolving Credit Commitments of all of the Banks; provided that, to the extent such excess amount is greater than the aggregate principal amount of Swingline Loans and Revolving Loans outstanding immediately prior to the application of such prepayment, the amount so prepaid shall be retained by the Administrative Agent and held in the Cash Collateral Account as cover for Letter of Credit Exposure, as more particularly described in Section 3.08, and thereupon such cash shall be deemed to reduce the aggregate Letter of Credit Exposure by an equivalent amount.

(c) The Swingline Bank agrees, subject to and on the terms and conditions of this Agreement, to make loans (each, a “Swingline Loan,” and collectively, the “Swingline Loans”) to Borrower, from time to time on any Business Day during the period from the Closing Date to but not including the Swingline Maturity Date (or if earlier, the last day of the Revolving Credit Period) in an aggregate principal amount at any time outstanding not exceeding the Swingline Commitment. Each Swingline Loan shall be due and payable in full on the earlier of (i) the Swingline Maturity Date and (ii) within fourteen (14) Business Days of such Loan being made. Swingline Loans may be made even if the aggregate principal amount of Swingline Loans outstanding at any time, when added to the Revolving Credit Exposure of the Swingline Bank in its capacity as a Bank outstanding at such time, would exceed the Swingline Bank’s own Revolving Credit Commitment at such time, provided that no borrowing of Swingline Loans shall be made if, immediately after giving effect thereto, (y) the Revolving Credit Exposure of any Bank would exceed its Revolving Credit Commitment at such time or (z) the aggregate Revolving Credit Exposure would exceed the aggregate Revolving Credit Commitments at such time, and provided further that the Swingline Bank shall not make any Swingline Loan if any Bank is at that time a Defaulting Bank, unless the Swingline Bank has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Swingline Bank (in its sole discretion) with Borrower or such Defaulting Bank to eliminate the Swingline Bank’s actual or potential Fronting Exposure (after giving effect to Section 2.21(a)(iii)) with respect to the Defaulting Bank arising from either the Swingline Loan then proposed to be made or such Swingline Loan and all other Swingline Loans as to which the Swingline Bank has actual or potential Fronting Exposure, as it may elect in its sole discretion. Subject to and on the terms and conditions of this Agreement, Borrower may borrow, repay (including by means of a borrowing of Revolving Loans pursuant to Section 2.02(d)) and reborrow Swingline Loans, provided that no Swingline Loan may be repaid or prepaid with the proceeds of another

Swingline Loan. At the option of Borrower, all Swingline Loans shall bear interest at either (A) a rate based on the Adjusted Base Rate or (B) a rate based on the LIBOR Market Index Rate plus the Applicable Rate for LIBOR Loans.

(d) Borrower may terminate entirely at any time, or proportionately reduce, the aggregate Unutilized Revolving Credit Commitments or the Unutilized Swingline Commitment from time to time, upon five (5) Business Days’ prior written notice to the Administrative Agent and each Bank (and in the case of the Unutilized Swingline Commitment, the Swingline Bank), on a ratable basis among the Banks based on their respective Pro Rata Shares by an aggregate amount of $5,000,000 ($500,000 in the case of the Unutilized Swingline Commitment) or any larger multiple of $1,000,000; provided, however, that (i) at no time shall the Revolving Credit Commitments be reduced to a figure less than the aggregate Revolving Credit Exposure at such time and (ii) except as set forth in Section 2.01(e), any such termination or reduction shall be permanent and Borrower shall have no right to thereafter reinstate or increase, as the case may be, the Revolving Credit Commitment of any Bank. Notwithstanding any provision of this Agreement to the contrary, any reduction of the Revolving Credit Commitments pursuant to this Section 2.01(d) that has the effect of reducing the aggregate Revolving Credit Commitments to an amount less than the amount of the Swingline Commitment or the Letter of Credit Commitment at such time shall result in an automatic corresponding reduction of the Swingline Commitment or the Letter of Credit Commitment, as the case may be, to the amount of the aggregate Revolving Credit Commitments (as so reduced), without any further action on the part of Borrower, the Swingline Bank or any other Bank.

(e) So long as no Default or Event of Default shall have occurred and be continuing, Borrower shall have the right from time to time upon not less than ten (10) Business Days’ prior written notice to the Administrative Agent to increase the amount of the aggregate Revolving Credit Commitments; provided that:

(i) no Bank shall have any obligation to increase its Revolving Credit Commitment;

(ii) Borrower shall only be permitted to request such an increase on three (3) separate occasions within any twelve-month period;

(iii) each such requested increase shall be in a minimum principal amount of $5,000,000;

(iv) in no event shall the Revolving Credit Commitments be increased to an aggregate amount greater than $200,000,000 less any reductions of the Revolving Credit Commitments pursuant to Section 2.01(d);

(v) contemporaneously with requesting each such increase, Borrower certifies to the Administrative Agent and each Bank in writing that immediately before and immediately after giving effect to such increase (A) all of the representations and warranties of Borrower in this Agreement and/or in any other Transaction Document (i) that are qualified by materiality or Material Adverse Effect shall be true and correct as so qualified, and (ii) that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects; in each case on and as of the effective date of such increase in the Revolving Credit Commitments (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date) and (B) no Default or Event of Default has occurred and is continuing;

(vi) any increase in the Revolving Credit Commitments which is accomplished by increasing the Revolving Credit Commitment of any Bank or Banks who are at the time of such increase party to this Agreement (which Bank or Banks shall consent to such increase in their sole and absolute discretion) shall be accomplished as follows: (A) this Agreement will be amended by Borrower, the Administrative Agent and those Bank(s) whose Revolving Credit Commitment(s) is or are being increased (but without any requirement that the consent of any other Bank be obtained) to reflect the revised Revolving Credit Commitments of each Bank, (B) the Administrative Agent will deliver an updated Schedule 1.01 to Borrower and each Bank reflecting the revised Revolving Credit Commitments and Pro Rata Shares with respect thereto of each Bank, (C) Borrower will deliver to the Administrative Agent (x) an opinion or opinions of counsel for Borrower, addressed to the Administrative Agent and the Banks, in form and substance reasonably satisfactory to the Administrative Agent, (y) any authorizing corporate documents as the Administrative Agent may reasonably request and (z) if applicable, a duly executed Notice of Borrowing, (D) the outstanding Loans and participations in Swingline Loans and Letters of Credit will be reallocated on the effective date of such increase among the Banks in accordance with their revised Pro Rata Shares with respect to the Revolving Credit Commitments (and the Banks agree to make all payments and adjustments necessary to effect the reallocation and Borrower shall pay any and all costs required pursuant to Section 2.10 in connection with such reallocation as if such reallocation were a repayment) and (E) if requested by such Bank or Banks, Borrower will deliver new Note(s) to the Bank or Banks whose Revolving Credit Commitment(s) is or are being increased reflecting the revised Revolving Credit Commitments of such Bank(s); and

(vii) any increase in the Revolving Credit Commitments which is accomplished by addition of a new Bank under this Agreement shall be accomplished as follows: (A) such new Bank shall be subject to the consent of the Administrative Agent, the Issuing Banks and Borrower, which consent shall not be unreasonably withheld, (B) this Agreement will be amended by Borrower, the Administrative Agent and such new Bank (but without any requirement that the consent of any other Bank be obtained) to reflect the addition of such new Bank as a Bank hereunder, (C) Borrower will deliver to the Administrative Agent (x) an opinion or opinions of counsel for Borrower, addressed to the Administrative Agent and the Banks, in form and substance reasonably satisfactory to the Administrative Agent, (y) any authorizing corporate documents as the Administrative Agent may reasonably request and (z) if applicable, a duly executed Notice of Borrowing, (D) the Administrative Agent will deliver an updated Schedule 1.01 to Borrower and each Bank reflecting the revised Revolving Credit Commitments and Pro Rata Shares with respect thereto of each Bank, (E) the outstanding Loans and participations in Swingline Loans and Letters of Credit will be reallocated on the effective date of such increase among the Banks in accordance with their revised Pro

Rata Shares with respect to the Revolving Credit Commitments (and the Banks agree to make all payments and adjustments necessary to effect the reallocation and Borrower shall pay any and all costs required pursuant to Section 2.10 in connection with such reallocation as if such reallocation were a repayment) and (F) if requested by such new Bank, Borrower will deliver a Note to such new Bank.

(f) So long as no Default or Event of Default shall have occurred and be continuing, Borrower shall have the right from time to time upon prior written notice to the Administrative Agent provided no more than ninety (90) days before any anniversary date of this Agreement, to request a one-year extension of the Revolving Credit Period (each, an “Extension Request”), provided that Borrower shall make no more than two (2) Extension Requests during the term of this Agreement. Each Extension Request shall specify the date (which must be at least thirty (30) days after the date the Extension Request is delivered to the Administrative Agent) as of which the Banks must respond to such Extension Request (the “Response Date”). Promptly upon receipt of an Extension Request, the Administrative Agent shall notify each Bank of the contents thereof, and each Bank shall, not later than the Response Date for any Extension Request, deliver a written response to the Administrative Agent, approving or rejecting such Extension Request, and any Bank that fails to deliver such a response by the Response Date shall be deemed to have rejected such Extension Request. If Banks holding more than fifty percent (50%) of the aggregate amount of the Revolving Credit Commitments approve an Extension Request (which approval shall be at the sole discretion of each Bank), then the Revolving Credit Period for each approving Bank shall be extended for one (1) additional year. If Banks holding more than fifty percent (50%) of the aggregate amount of the Revolving Credit Commitments reject an Extension Request, then the last day of the Revolving Credit Period for all Banks shall remain unchanged. If a Bank does not approve an Extension Request (any such Bank, a “Non-Consenting Bank”), Borrower may elect to replace such Non-Consenting Bank as a Bank party to this Agreement, provided that no Default or Event of Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, another bank or other financial institution reasonably satisfactory to the Administrative Agent, each Issuing Bank and Borrower shall enter into an Assignment and Assumption and comply with the requirements of Section 9.09(c). Any Non-Consenting Bank that is not replaced shall continue to have the same Revolving Credit Period that is in effect immediately prior to the effective date of the applicable extension of the Revolving Credit Period. Notwithstanding the foregoing, the extension of the Revolving Credit Period pursuant to this Section shall not be effective with respect to any Bank unless: (i) no Default or Event of Default shall have occurred and be continuing on the date of such extension and after giving effect thereto; and (ii) all of the representations and warranties of Borrower in this Agreement and/or in any other Transaction Document (A) that are qualified by materiality or Material Adverse Effect shall be true and correct as so qualified, and (B) that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects; in each case on and as of the effective date of such extension (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date). On or before the end of the then-existing Revolving Credit Period of each Non-Consenting Bank, Borrower shall pay in full the principal of and interest on all of the Loans made by such Non-Consenting Bank hereunder and all other amounts owing to such Bank hereunder.

2.02 Method of Borrowing.

(a) In order to make a borrowing of Revolving Loans (other than (i) borrowings of Swingline Loans, which shall be made pursuant to Section 2.02(c), (ii) borrowings for the purpose of repaying Refunded Swingline Loans, which shall be made pursuant to Section 2.02(d), (iii) borrowings for the purpose of paying unpaid Reimbursement Obligations, which shall be made pursuant to Section 3.05, and (iv) borrowings involving continuations or conversions of outstanding Loans, which shall be made pursuant to Section 2.04), Borrower shall give notice (each, a “Notice of Borrowing”) substantially in the form of Exhibit B-1 to the Administrative Agent by 11:00 a.m. (Charlotte time) on the Business Day of each Base Rate Loan to be made to Borrower, and by 11:00 a.m. (Charlotte time) at least three (3) Business Days before each LIBOR Loan to be made to Borrower, specifying: (i) the date of such Revolving Loan, which shall be a Business Day during the Revolving Credit Period; (ii) the aggregate principal amount of such Revolving Loan; (iii) the initial Type of the Loan, provided that if Borrower shall have failed to designate the Type of such Loan, Borrower shall be deemed to have requested a borrowing comprised of Base Rate Loans; and (iv) in the case of a LIBOR Loan, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, provided that if Borrower shall have failed to select the duration of the applicable Interest Period, then Borrower shall be deemed to have selected an Interest Period with a duration of one month.

(b) Not later than 2:00 p.m. (Charlotte time) on the date of each Revolving Loan, each Bank shall make available its Pro Rata Share of such Revolving Loan, in Dollars and in funds immediately available to the Administrative Agent at its address specified in Schedule 9.04. The Administrative Agent will make the funds so received from the Banks available to Borrower immediately thereafter at the Administrative Agent’s aforesaid address by crediting such funds to the deposit account specified by Borrower on the Account Designation Letter (or such other account mutually agreed upon in writing between the Administrative Agent and Borrower). The Administrative Agent shall not be required to make any amount available to Borrower hereunder except to the extent the Administrative Agent shall have received such amounts from the Banks as set forth herein, provided, however, that unless the Administrative Agent shall have been notified by a Bank prior to the time a Loan is to be made hereunder that such Bank does not intend to make its Pro Rata Share of such Loan available to the Administrative Agent, the Administrative Agent may assume that such Bank has made such Pro Rata Share available to the Administrative Agent prior to such time, and the Administrative Agent may in reliance upon such assumption, but shall not be required to, make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank and the Administrative Agent has made such amount available to Borrower, the applicable Bank and Borrower severally agree to pay to the Administrative Agent forthwith and on demand such corresponding amount, together with interest thereon in respect of each day during the period from and including the date such amount was made available to Borrower to but excluding the date the Administrative Agent recovers such amount at (i) in the case of a payment to be made by such Bank, the greater of the Fed Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by Borrower, the Adjusted Base Rate.

(c) In order to make a borrowing of a Swingline Loan, Borrower will give the Administrative Agent and the Swingline Bank written notice not later than 11:00 a.m., Charlotte time, on the date of such borrowing. Each such notice (each, a “Notice of Swingline Borrowing”) shall be substantially in the form of Exhibit B-2, shall be irrevocable and shall specify (i) the principal amount of the Swingline Loan to be made pursuant to such borrowing (which shall not be less than $100,000 and, if greater, shall be in an integral multiple of $100,000 in excess thereof (or, if less, in the amount of the Unutilized Swingline Commitment)) and (ii) the date of such Swingline Loan, which shall be a Business Day during the Revolving Credit Period, but not later than the Swingline Maturity Date. Not later than 2:00 p.m., Charlotte time, on the date of the Swingline Loan, the Swingline Bank will make available an amount equal to the amount of such Swingline Loan, in Dollars and in funds immediately available in Charlotte, North Carolina to the Administrative Agent. To the extent the Swingline Bank has made such amount available to the Administrative Agent as provided hereinabove, the Administrative Agent will make such amount available to Borrower in like funds as received by the Administrative Agent.

(d) With respect to any outstanding Swingline Loans, the Swingline Bank may at any time (whether or not an Event of Default has occurred and is continuing) in its sole and absolute discretion, and is hereby authorized and empowered by Borrower to, cause a borrowing of Revolving Loans to be made for the purpose of repaying such Swingline Loans by delivering to the Administrative Agent (if the Administrative Agent is not also the Swingline Bank) and each other Bank (on behalf of, and with a copy to, Borrower), not later than 11:00 a.m., Charlotte time, on the proposed date of such Revolving Loan, a notice (which shall be deemed to be a Notice of Borrowing given by Borrower) requesting the Banks to make Revolving Loans (which shall be made initially as Base Rate Loans) on such date in an aggregate amount equal to the amount of such Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date such notice is given that the Swingline Bank requests to be repaid. Not later than 2:00 p.m., Charlotte time, on the requested date of such Revolving Loans, each Bank (other than the Swingline Bank) will make available its Pro Rata Share of such Revolving Loan, in Dollars and in funds immediately available to the Administrative Agent. To the extent the Banks have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Swingline Bank in like funds as received by the Administrative Agent, which shall apply such amounts in repayment of the Refunded Swingline Loans. Notwithstanding any provision of this Agreement to the contrary, on the date of such Loan, the Refunded Swingline Loans (including the Swingline Bank’s Pro Rata Share thereof, in its capacity as a Bank) shall be deemed to be repaid with the proceeds of the Revolving Loans made as provided above (including a Revolving Loan deemed to have been made by the Swingline Bank), and such Refunded Swingline Loans deemed to be so repaid shall no longer be outstanding as Swingline Loans but shall be outstanding as Revolving Loans. If any portion of any such amount repaid (or deemed to be repaid) to the Swingline Bank shall be recovered by or on behalf of Borrower from the Swingline Bank in any bankruptcy, insolvency or similar proceeding or otherwise, the loss of the amount so recovered shall be shared ratably among all the Banks based on each Bank’s Pro Rata Share.

(e) If, as a result of any bankruptcy, insolvency or similar proceeding with respect to Borrower, Revolving Loans are not made pursuant to Section 2.02(d) in an amount sufficient to repay any amounts owed to the Swingline Bank in respect of any outstanding Swingline Loans, or if the Swingline Bank is otherwise precluded for any reason from giving a notice on behalf of Borrower as provided for hereinabove, the Swingline Bank shall be deemed to have sold without recourse, representation or warranty, and each Bank shall be deemed to have purchased and hereby agrees to purchase, a participation in such outstanding Swingline Loans in an amount equal to its Pro Rata Share at such time of the unpaid amount thereof together with accrued interest thereon. Upon one (1) Business Day’s prior notice from the Swingline Bank, each Bank (other than the Swingline Bank) will make available its Pro Rata Share of such Revolving Loan, in Dollars and in funds immediately available in Charlotte, North Carolina to the Administrative Agent. To the extent the Banks have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Swingline Bank in like funds as received by the Administrative Agent. In the event any such Bank fails to make available to the Administrative Agent the amount of such Bank’s participation as provided in this Section 2.02(e), the Swingline Bank shall be entitled to recover such amount on demand from such Bank, together with interest thereon for each day from the date such amount is required to be made available for the account of the Swingline Bank until the date such amount is made available to the Swingline Bank at the Fed Funds Rate for the first three (3) Business Days and thereafter at the Adjusted Base Rate applicable to Revolving Loans. Promptly following its receipt of any payment by or on behalf of Borrower in respect of a Swingline Loan, the Swingline Bank will pay to each Bank that has acquired a participation therein such Bank’s Pro Rata Share of such payment.

(f) Notwithstanding any provision of this Agreement to the contrary, the obligation of each Bank (other than the Swingline Bank) to make Revolving Loans for the purpose of repaying any Refunded Swingline Loans pursuant to Section 2.02(d) and each such Bank’s obligation to purchase a participation in any unpaid Swingline Loans pursuant to Section 2.02(e) shall be absolute and unconditional and shall not be affected by any circumstance or event whatsoever, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right that such Bank may have against the Swingline Bank, the Administrative Agent, Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of any Default or Event of Default, (iii) the failure of the amount of such borrowing of Revolving Loans to meet the minimum borrowing amount specified in Section 2.01(a), or (iv) the failure of any conditions set forth in Section 4.02 or elsewhere herein to be satisfied.

(g) The obligations of the Banks hereunder to make Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 9.03(c) are several and not joint. The failure of any Bank to make any Loan, to fund any such participation or to make any such payment on any date shall not relieve any other Bank of its corresponding obligation, if any, hereunder to do so on such date, but no Bank shall be responsible for the failure of any other Bank to so make its Loan, purchase its participation or to make any such payment required hereunder.

(h) Each Bank may, at its option, make and maintain any Loan at, to or for the account of any of its Lending Offices, provided that any exercise of such option shall not affect the obligation of Borrower to repay such Loan to or for the account of such Bank in accordance with the terms of this Agreement.

(i) Borrower hereby irrevocably authorizes the Administrative Agent to rely on telephonic, telegraphic, telecopy, telex or written instructions of any person identifying himself or herself as one of the individuals listed on Schedule 2.02 attached hereto (or any other individual from time to time authorized to act on behalf of Borrower pursuant to a resolution adopted by the Board of Directors of Borrower and certified by the Secretary of Borrower and delivered to the Administrative Agent) (the “Authorized Individuals”) with respect to any request to make a Loan or a repayment hereunder, and on any signature which the Administrative Agent believes to be genuine, and Borrower shall be bound thereby in the same manner as if such individual were actually authorized or such signature were genuine; provided that the Administrative Agent shall not be obligated under any circumstances to forward amounts to any account not listed on an Account Designation Letter. Borrower may at any time deliver to the Administrative Agent an Account Designation Letter listing any additional accounts or deleting any accounts listed in a previous Account Designation Letter. Borrower also hereby agrees to defend and indemnify the Administrative Agent and each Bank and hold the Administrative Agent and each Bank harmless from and against any and all claims, demands, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) relating to or arising out of or in connection with the acceptance of instructions for making Loans or repayments under this Agreement; provided that the Administrative Agent and each Bank will not have any right to indemnification for any of the foregoing to the extent resulting from the Administrative Agent’s or such Bank’s own fraud, gross negligence or willful misconduct or a breach in bad faith by the Administrative Agent or such Bank of its obligations hereunder, in each case, as determined by a final non-appealable judgment of a court of competent jurisdiction.

2.03 Notes.

(a) If requested by any Bank, the Revolving Loans of such Bank to Borrower shall be evidenced by a Revolving Credit Note of Borrower payable to the order of such Bank in a principal amount equal to the amount of such Bank’s Revolving Credit Commitment, each of which Revolving Credit Notes shall be in substantially the form of Exhibit A-1 attached hereto and incorporated herein by reference (with appropriate insertions) (collectively, as the same may from time to time be amended, modified, extended, renewed, restated or replaced (including, without limitation, any Revolving Credit Note issued in full or partial replacement of an existing Revolving Credit Note as a result of an assignment by a Bank), the “Revolving Credit Notes”).

(b) If requested by the Swingline Bank, the Swingline Loans shall be evidenced by a Swingline Note of Borrower payable to the order of the Swingline Bank in a principal amount equal to the Swingline Commitment, which Swingline Note shall be in substantially the form of Exhibit A-2 attached hereto and incorporated herein by reference (the “Swingline Note”).

(c) Each Bank shall record in its books and records the date, amount, Type and Interest Period (if any) of each Loan made by it to Borrower and the date and amount of each payment of principal and/or interest made by Borrower with respect thereto; provided, however, that the obligation of Borrower to repay each Loan made by a Bank to Borrower under this Agreement shall be absolute and unconditional, notwithstanding any failure of such Bank to make any such recordation or any mistake by such Bank in connection with any such recordation. The books and records of each Bank showing the account between such Bank and Borrower shall be conclusive evidence of the items set forth therein in the absence of manifest error.

(d) The Administrative Agent shall maintain the Register pursuant to Section 9.09(h), and a subaccount for each Bank, in which Register and subaccounts (taken together) shall be recorded (i) date, amount, Type and Interest Period (if any) of each such Loan, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Bank hereunder in respect of each such Loan and (iii) the amount of any sum received by the Administrative Agent hereunder from Borrower in respect of each such Loan and each Bank’s share thereof.

(e) The entries made in the books, records and Register and subaccounts maintained pursuant to Section 2.03(c) (and, if consistent with the entries of the Administrative Agent, Section 2.03(d)) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of Borrower therein recorded; provided, however, that the failure of any Bank or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of Borrower to repay (with applicable interest) the Loans made to Borrower by such Bank in accordance with the terms of this Agreement.

2.04 Duration of Interest Periods and Selection of Interest Rates.

(a) The duration of the initial Interest Period for each LIBOR Loan shall be as specified in the applicable Notice of Borrowing; provided, all LIBOR Loans comprising a single borrowing must at all times have the same Interest Period. More than one borrowing may be made on the same Business Day. Borrower may elect to continue each such LIBOR Loan by selecting the duration of each subsequent Interest Period applicable to such LIBOR Loan and the interest rate to be applicable during such subsequent Interest Period (and Borrower shall have the option (i) in the case of any Base Rate Loan, to elect that such Base Rate Loan be converted into a LIBOR Loan and the Interest Period to be applicable thereto, and (ii) in the case of any LIBOR Loan, to elect that such LIBOR Loan be converted into a Base Rate Loan), in each case by giving written notice of such election to the Administrative Agent (each a “Notice of Election”) substantially the form of Exhibit B-3 by 11:00 a.m. Charlotte time on the Business Day of the end of the immediately preceding Interest Period applicable thereto, in the case of the election of the Adjusted Base Rate, and by 11:00 a.m. Charlotte time at least three (3) Business Days before the end of the immediately preceding Interest Period applicable thereto, in the case of the election of the LIBOR Rate; provided, however, that notwithstanding the foregoing, in addition to and without limiting the rights and remedies of the Administrative Agent and the Banks under Section 7 hereof, (A) any such election that LIBOR Loans be converted into Base Rate Loans shall involve an aggregate principal amount of not less than $500,000; any such election that Base Rate Loans be converted into, or any continuation of, LIBOR Loans shall involve an aggregate principal amount of not less than $2,500,000; and no partial conversion of LIBOR Loans made pursuant to a single borrowing shall reduce the outstanding principal amount of such LIBOR Loans to less than $2,500,000, (B) except as otherwise provided in Section 2.12, LIBOR Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto (and, in any event, if a LIBOR Loan is converted into a Base Rate Loan on any day other than the last day of the Interest Period applicable thereto, Borrower will pay, upon such conversion, all amounts required under Section 2.10 to be paid as a consequence thereof), (C) no such conversion or continuation shall be permitted with regard to any Base Rate Loans that are Swingline Loans, and (D) so long as any Default or Event of Default under this Agreement has occurred and is continuing, Borrower shall not be permitted to continue any LIBOR Loan as a LIBOR Loan or to convert any Base Rate Loan into a LIBOR Loan.

(b) Each Notice of Election shall specify (i) the date of such election (which shall be a Business Day), (ii) in the case of an election that a Base Rate Loan be converted into a LIBOR Loan, or a continuation of, LIBOR Loans, the Interest Period to be applicable thereto, and (iii) the aggregate amount and Type of the Loans being converted or continued. Upon receipt of a Notice of Election by Borrower to the Administrative Agent under this Section 2.04, the Administrative Agent shall notify each Bank by 12:00 p.m. Charlotte time on the date of receipt of such notice (which must be a Business Day) of the contents thereof. If the Administrative Agent does not receive a Notice of Election for a Loan pursuant to this Section 2.04(b) as specified herein, with respect to any outstanding LIBOR Loans, such LIBOR Loans shall automatically be converted into Base Rate Loans upon the expiration of the current Interest Period applicable thereto (unless repaid pursuant to the terms hereof). In the event Borrower shall have failed to select in a Notice of Election the duration of the Interest Period to be applicable to any conversion into, or continuation of, LIBOR Loans, then Borrower shall be deemed to have selected an Interest Period with a duration of one month.

(c) Borrower may not have outstanding and the Banks shall not be obligated to make more than eight (8) LIBOR Loans at any one time.

2.05 Interest Rates.

(a) So long as no Event of Default under this Agreement has occurred and is continuing, each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Base Rate Loan is made until it becomes due, at a rate per annum equal to the Adjusted Base Rate. Interest shall be payable quarterly in arrears on the first Business Day of each calendar quarter commencing on the first such date after such Base Rate Loan is made, and at the maturity of the Loans (whether by reason of acceleration or otherwise); provided, that in the event the Loans are repaid or prepaid in full and the Revolving Credit Commitments have been terminated, then accrued interest in respect of all Base Rate Loans shall be payable together with such repayment or prepayment on the date thereof. So long as any Event of Default under this Agreement has occurred and is continuing, each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Base Rate Loan is made until it becomes due, at a rate per annum equal to two percent (2%) over and above the Adjusted Base Rate and such default interest shall be payable on demand. From and after the maturity of the Loans, whether by reason of acceleration or otherwise, each Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to two percent (2%) over and above the Adjusted Base Rate.

(b) So long as no Event of Default under this Agreement has occurred and is continuing, each LIBOR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to the Adjusted LIBOR Rate. Interest shall be payable for each Interest Period on the last day thereof, unless the duration of such Interest Period exceeds three (3) months, in which case such interest shall be payable at the end of the first three (3) months of such Interest Period and on the last day of such Interest Period, and at the maturity of the Loans (whether by reason of acceleration or otherwise); provided, that in the event all LIBOR Loans made pursuant to a single borrowing are repaid or prepaid in full, then accrued interest in respect of such LIBOR Loans shall be payable together with such repayment or prepayment on the date thereof. So long as any Event of Default under this Agreement has occurred and is continuing, each LIBOR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to two percent (2%) over and above the Adjusted LIBOR Rate and such default interest shall be payable on demand. From and after the maturity of the Loans, whether by reason of acceleration or otherwise, each LIBOR Loan shall bear interest, payable on demand, for each day until paid, at a rate per annum equal to two percent (2%) over and above the Adjusted LIBOR Rate.

(c) So long as no Event of Default under this Agreement has occurred and is continuing, each Swingline Loan shall bear interest as set forth in 2.01(c). So long as any Event of Default under this Agreement has occurred and is continuing, each Swingline Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Swingline Loan is made until it becomes due, at a rate per annum equal to two percent (2%) over and above the Adjusted Base Rate and such default interest shall be payable on demand. Notwithstanding the provisions of Section 2.05(a), interest on Swingline Loans shall be payable at the earlier of (i) the maturity of the Swingline Loan, (ii) the Swingline Maturity Date, (iii) on the first Business Day of each calendar quarter commencing on the first such date after such Swingline Loan is made, and (iv) at the maturity of the Loans (whether by reason of acceleration or otherwise); provided, that in the event the Loans are repaid or prepaid in full and the Swingline Commitment has been terminated, then accrued interest in respect of all Swingline Loans shall be payable together with such repayment or prepayment on the date thereof. From and after the maturity of the Loans, whether by reason of acceleration or otherwise, each Swingline Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to two percent (2%) over and above the Adjusted Base Rate.

(d) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and its determination thereof shall be conclusive in the absence of manifest error.

(e) So long as any Event of Default under this Agreement has occurred and is continuing, all other overdue Borrower’s Obligations (other than Borrower’s Obligations specified in subsections (a), (b) and (c) above) shall bear interest at a rate per annum equal to two percent (2%) over and above the Adjusted Base Rate and such default interest shall be payable on demand.

(f) Nothing contained in this Agreement or in any other Transaction Document shall be deemed to establish or require the payment of interest to any Bank at a rate in excess of the maximum rate permitted by applicable law. If the amount of interest payable for the account of any Bank on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Bank, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount.

In the event of any such reduction affecting any Bank, if from time to time thereafter the amount of interest payable for the account of such Bank on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Bank, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount, provided that at no time shall the aggregate amount by which interest paid for the account of any Bank has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.

(g) The Administrative Agent shall promptly notify Borrower and the Banks upon determining the interest rate for each borrowing of LIBOR Loans after its receipt of the relevant Notice of Borrowing or Notice of Election, and upon each change in the Prime Rate; provided, however, that the failure of the Administrative Agent to provide Borrower or the Banks with any such notice shall neither affect any obligations of Borrower or the Banks hereunder nor result in any liability on the part of the Administrative Agent to Borrower or any Bank. Each such determination (including each determination of the Reserve Requirement) shall, absent manifest error, be conclusive and binding on all parties hereto.

2.06 Computation of Interest. Interest on Base Rate Loans when the Base Rate is determined by the Prime Rate shall be computed on the basis of a year of 365/366 days and paid for the actual number of days elapsed (including the first day but excluding the last day). All other computations of fees and interest provided hereunder (including computations of the Reserve Requirement) shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

2.07 Fees.

(a) From and including the Closing Date, Borrower shall pay to the Administrative Agent for the account of each Bank a commitment fee on such Bank’s Pro Rata Share of the average daily Unutilized Revolving Credit Commitment (disregarding any Swingline Loans) at the Applicable Rate in effect for such fee from time to time payable quarterly in arrears on the first Business Day of each calendar quarter during the Revolving Credit Period, beginning with the first such day to occur after the Closing Date; provided, however, that no commitment fee shall accrue on the Unutilized Revolving Credit Commitment of a Defaulting Bank during any period that such Bank shall be a Defaulting Bank.

(b) Borrower shall pay to the Administrative Agent, for the account of each Bank, a letter of credit fee for each calendar quarter (or portion thereof) in respect of all Letters of Credit outstanding during such quarter, at a per annum rate equal to the Applicable Rate in effect from time to time during such quarter for Revolving Loans that are maintained as LIBOR Loans, on such Bank’s Pro Rata Share of the daily average aggregate Stated Amount of such Letters of Credit, payable in arrears (i) on the first Business Day of each calendar quarter during the Revolving Credit Period, beginning with the first such day to occur after the Closing Date, and (ii) on the later of the last day of the Revolving Credit Period and the date of termination of the last outstanding Letter of Credit; provided, however, that any Letter of Credit Fees otherwise payable for the account of a Defaulting Bank with respect to any Letter of Credit as to which such Defaulting Bank has not provided Cash Collateral satisfactory to each Issuing Bank pursuant to Section 3.01(a) shall be payable, to the maximum extent permitted by applicable Law, to the other Banks in accordance with the upward adjustments in their respective Pro Rata Shares of such Letter of Credit pursuant to Section 2.21(a)(iv), with the balance of such fee, if any, payable to each Issuing Bank for its own account.

(c) Borrower shall pay to the Issuing Bank, for its own account, a facing fee for each calendar quarter (or portion thereof) in respect of all Letters of Credit issued by it outstanding during such quarter on the daily average aggregate Stated Amount of such Letters of Credit, at the per annum rate set forth in the Wells Fargo Fee Letter, payable in arrears (i) on the first Business Day of each calendar quarter during the Revolving Credit Period, beginning with the first such day to occur after the Closing Date, and (ii) on the later of the last day of the Revolving Credit Period and the date of termination of the last outstanding Letter of Credit.

(d) Borrower shall pay to each Issuing Bank, for its own account, such commissions, transfer fees and other fees and charges incurred in connection with the issuance and administration of each Letter of Credit issued by it as are customarily charged from time to time by such Issuing Bank for the performance of such services in connection with similar letters of credit, or as may be otherwise agreed to by such Issuing Bank, but without duplication of amounts payable under Section 2.07(c).

(e) Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the applicable Fee Letter. Borrower shall pay to the Banks such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.

2.08 Prepayments.

(a) Borrower may, upon notice to the Administrative Agent, given not later than 11:00 a.m. Charlotte time on the date of such prepayment, specifying that it is paying the Base Rate Loans, pay without penalty or premium the Base Rate Loans in whole at any time or in part in amounts aggregating $500,000 ($100,000 in the case of Swingline Loans) from time to time, by paying the principal amount to be paid. Each such optional payment shall be applied to pay the Base Rate Loans of the several Banks in proportion to their respective Pro Rata Shares.

(b) Borrower may, upon at least three (3) Business Days’ notice to the Administrative Agent, given not later than 11:00 a.m., Charlotte time, specifying that it is paying the LIBOR Loans, pay the LIBOR Loans to which a given Interest Period applies, in whole, or in part in amounts aggregating $2,500,000, by paying the principal amount to be paid together with all accrued and unpaid interest thereon to and including the date of payment and any funding losses and other amounts payable under Section 2.10; provided, however, that in no event may Borrower make a partial payment of LIBOR Loans which results in the total outstanding LIBOR Loans with respect to which a given Interest Period applies being less than $2,500,000. Each such optional payment shall be applied to pay the LIBOR Loans of the several Banks in proportion to their respective Pro Rata Shares.

(c) Each notice of prepayment under this Section 2.08 shall specify the proposed date of such prepayment and the aggregate principal amount and Type of the Loans to be prepaid

(and, in the case of LIBOR Loans, the applicable Interest Period), and shall be irrevocable and shall bind Borrower to make such prepayment on the terms specified therein. Upon receipt of a notice of payment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s Pro Rata Share of such payment and such notice shall not thereafter be revocable by Borrower; provided that if such notice has also been furnished to the Banks, the Administrative Agent shall have no obligation to notify the Banks with respect thereto. Loans prepaid pursuant to this Section 2.08 may be reborrowed, subject to the terms and conditions of this Agreement.

2.09 General Provisions as to Payments.

(a) Borrower shall make each payment of principal of, and interest on, the Loans and of fees and all other amounts payable by Borrower under this Agreement, not later than 1:00 p.m. Charlotte time on the date when due and payable, without condition or deduction for any counterclaim, defense, recoupment or setoff, in Dollars in funds immediately available in Charlotte, North Carolina to the Administrative Agent at its address specified in Schedule 9.04. All payments received by the Administrative Agent after 1:00 p.m. Charlotte time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent will distribute to each Bank in immediately available funds its Pro Rata Share of each such payment received by the Administrative Agent for the account of the Banks by 3:00 p.m. Charlotte time on the day of receipt of such payment by the Administrative Agent if such payment is received by the Administrative Agent from Borrower by 1:00 p.m. Charlotte time on such day or by 1:00 p.m. Charlotte time on the next succeeding Business Day if such payment is received by the Administrative Agent from Borrower after 1:00 p.m. Charlotte time on such day. Any such payment owed by the Administrative Agent to any Bank which is not paid within the applicable time period shall bear interest until paid (payable by the Administrative Agent) at the Fed Funds Rate. Whenever any payment of principal of, or interest on, the Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon, at the then applicable rate, shall be payable for such extended time.

(b) Notwithstanding the foregoing or any contrary provision hereof, if any Bank shall fail to make any payment required to be made by it hereunder to the Administrative Agent, any Issuing Bank or the Swingline Bank, then the Administrative Agent may, in its discretion, apply any amounts thereafter received by the Administrative Agent for the account of such Bank to satisfy such Bank’s obligations to the Administrative Agent, any Issuing Bank or the Swingline Bank, as the case may be, until all such unsatisfied obligations are fully paid. The Administrative Agent will distribute to such Issuing Bank and Swingline Bank like amounts relating to payments made to the Administrative Agent for the account of such Issuing Bank or Swingline Bank, as the case may be, in the same manner, and subject to the same terms and conditions, as set forth hereinabove with respect to distributions of amounts to the Banks.

(c) Unless the Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Banks or the Issuing Banks hereunder that Borrower will not make such payment, the Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Banks or the Issuing Banks, as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each of the Banks or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Bank or such Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Fed Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(d) Notwithstanding any other provision of this Agreement or any other Transaction Document to the contrary, all amounts collected or received by the Administrative Agent or any Bank after acceleration of the Loans pursuant to Section 7 shall be applied by the Administrative Agent as follows:

(i) first, to the payment of all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees irrespective of whether such fees are allowed as a claim after the occurrence of an Event of Default under Sections 7.07 or 7.08) of the Administrative Agent in connection with enforcing the rights of the Banks under the Transaction Documents;

(ii) second, to the payment of any fees owed to the Administrative Agent hereunder or under any other Transaction Document;

(iii) third, to the payment of all reasonable and documented out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees irrespective of whether such fees are allowed as a claim after the occurrence of an Event of Default under Sections 7.07 or 7.08) of each of the Banks in connection with enforcing its rights under the Transaction Documents or otherwise with respect to Borrower’s Obligations owing to such Bank;

(iv) fourth, to the payment of all of Borrower’s Obligations consisting of accrued fees and interest (including, without limitation, fees incurred and interest accruing at the then applicable rate after the occurrence of an Event of Default under Sections 7.07 or 7.08 irrespective of whether a claim for such fees incurred and interest accruing is allowed in such proceeding);

(v) fifth, to the payment of the outstanding principal amount of Borrower’s Obligations (including the payment of any outstanding Reimbursement Obligations and the obligation to cash collateralize Letter of Credit Exposure);

(vi) sixth, to the payment of all other Borrower’s Obligations and other obligations that shall have become due and payable under the Transaction Documents or otherwise and not repaid; and

(vii) seventh, to the payment of the surplus (if any) to whomever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (A) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category, (B) all amounts shall be apportioned ratably among the Banks in proportion to the amounts of such principal, interest, fees or other Borrower’s Obligations owed to them respectively pursuant to clauses (iii) through (vi) above, and (C) to the extent that any amounts available for distribution pursuant to clause (iv) above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent to cash collateralize Letter of Credit Exposure pursuant to Section 3.08.

(e) Borrower will not fund all or part of any repayment of any Borrower’s Obligations out of proceeds derived from transactions which would be prohibited by Sanctions or would otherwise cause any person to be in breach of Sanctions.

2.10 Funding Losses. Notwithstanding any provision contained in this Agreement to the contrary, (a) if for any reasons there occurs any payment of principal or conversion with respect to any LIBOR Loan (pursuant to Sections 2 or 7 or otherwise) on any day other than the last day of the Interest Period applicable thereto (including as a consequence of any assignment made pursuant to Section 2.19 or any acceleration of the Loans under Section 7), (b) if Borrower fails to borrow or pay any LIBOR Loan after notice has been given by Borrower to the Administrative Agent in accordance with Section 2.02, 2.04, 2.08 or otherwise, (c) if Borrower fails to make any prepayment of any LIBOR Loan on the date specified in a notice of prepayment given by Borrower, (d) if there is any other failure by Borrower to make any payments with respect to LIBOR Loans when due hereunder or (e) any assignment of a LIBOR Loan on a day other than the last day of the Interest Period therefor as a result of a request by Borrower pursuant to Section 2.19, Borrower shall reimburse each Bank on demand for any resulting losses and expenses incurred by it, including, without limitation, any losses incurred in obtaining, liquidating or employing deposits from third parties but excluding any loss of margin for the period after any such payment; provided that (i) with respect to losses resulting from the circumstances described in clause (a), Borrower shall not reimburse any Bank if such losses are the result of a default by such Bank and (ii) such Bank shall have delivered to Borrower a certificate setting forth in reasonable detail the calculation of the amount of such losses and expenses, which calculation shall be conclusive in the absence of manifest error.

2.11 Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period: (a) the Administrative Agent shall have determined that adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate for such Interest Period or (b) the Administrative Agent shall have received written notice from the Required Banks of their determination that the LIBOR Rate as determined pursuant to the definition thereof will not adequately and fairly reflect the cost to such Banks of maintaining or funding the LIBOR Loans for such Interest Period, the Administrative Agent will forthwith so notify the Banks and Borrower which notice shall set forth in detail the basis for such notice, whereupon until the Administrative Agent or the Required Banks, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist and the Administrative Agent shall have notified Borrower and the Banks (and the Required Banks, if making such determination, shall have so notified the Administrative Agent) (i) the LIBOR Rate shall not be available to Borrower as an interest rate option on any Loans, (ii) all of the then outstanding LIBOR Loans shall automatically convert to Base Rate Loans on the last day of the then current Interest Period applicable to each such LIBOR Loan and (iii) any Notice of Borrowing or Notice of Election given at any time thereafter with respect to LIBOR Loans shall be deemed to be a request for Base Rate Loans. Interest accrued on each such LIBOR Loan prior to any such conversion shall be due and payable on the date of such conversion.

2.12 Illegality. If, after the Closing Date, any Bank shall have determined that a Regulatory Change shall make it unlawful or impossible for such Bank to make, maintain, convert, continue or fund its LIBOR Loans to Borrower, such Bank shall forthwith give notice thereof to the Administrative Agent and Borrower. Upon such notice (a) Borrower shall convert all of its then outstanding LIBOR Loans from such Bank on either (i) the last day of the then current Interest Period applicable to such LIBOR Loan if such Bank may lawfully continue to maintain and fund such LIBOR Loan to such day or (ii) immediately if such Bank may not lawfully continue to fund and maintain such LIBOR Loan to such day, to a Base Rate Loan in an equal principal amount (interest accrued on each such LIBOR Loan prior to any such conversion shall be due and payable on the date of such conversion together with any funding losses and other amounts due under Section 2.10.), (b) the obligation of such Bank to make, to convert Base Rate Loans into, or to continue LIBOR Loans shall be suspended (including pursuant to any borrowing for which the Administrative Agent has received a Notice of Borrowing or Notice of Election but for which the date of such borrowing has not arrived), and (c) any Notice of Borrowing or Notice of Election given at any time thereafter with respect to LIBOR Loans shall, as to such Bank, be deemed to be a request for a Base Rate Loan, in each case until such Bank shall have determined that the circumstances giving rise to such suspension no longer exist and shall have so notified the Administrative Agent, and the Administrative Agent shall have so notified Borrower.

2.13 Increased Cost. If any Regulatory Change: (i) shall subject any Bank to any tax, duty or other charge with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Loans made by it or shall change the basis of taxation of payments to any Bank or any Issuing Bank in respect thereof (of the principal of or interest on its LIBOR Loans or any other amounts due under this Agreement in respect of its LIBOR Loans or its obligation to make LIBOR Loans (except for Indemnified Taxes or Other Taxes covered by Section 2.20 and the imposition of, or any change in the rate of, any Excluded Tax payable by or with respect to amounts payable to such Bank or such Issuing Bank); or (ii) shall impose, modify or deem applicable any reserve, special deposit, capital, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or committed to be extended or participated in by, any Bank (except the Reserve Requirement reflected in the LIBOR Rate) or any Issuing Bank; or (iii) shall, with respect to any Bank, any Issuing Bank or the London interbank market impose, modify or deem applicable any other condition affecting this Agreement or such Bank’s LIBOR Loans or any Letter of Credit or participation therein; and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D, to impose a cost on or increase the cost to) such Bank of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Bank or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Bank under this Agreement, then upon notice by such Bank or such Issuing Bank to the Administrative Agent and Borrower, which notice shall set forth such Bank’s supporting calculations and the details of the Requirements of Law, Borrower shall pay such Bank or such Issuing Bank, as the case may be, as additional interest, such additional amount or amounts as will compensate such Bank or such Issuing Bank for such increased cost or reduction. The determination by any Bank under this Section of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount or amounts, the Banks may use any reasonable averaging and attribution methods.

2.14 Base Rate Loans Substituted for Affected LIBOR Loans. If notice has been given by a Bank pursuant to Sections 2.11 or 2.12 or by Borrower pursuant to Section 2.13 requiring LIBOR Loans of any Bank to be repaid, then, unless and until such Bank notifies the Administrative Agent and Borrower that the circumstances giving rise to such repayment no longer apply, all Loans which would otherwise be made by such Bank to Borrower as LIBOR Loans shall be made instead as Base Rate Loans. Such Bank shall promptly notify the Administrative Agent and Borrower if and when the circumstances giving rise to such repayment no longer apply.

2.15 Capital Adequacy. If, after the date of this Agreement, any Bank or any Issuing Bank shall have determined in good faith that a Regulatory Change affecting such Bank or such Issuing Bank or any Lending Office of such Bank or such Bank’s or such Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Bank’s or such Issuing Bank’s capital or on the capital of such Bank’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitments of such Bank or the Loans made by, or participations in Letters of Credit held by, such Bank, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Bank or such Issuing Bank or such Bank’s or such Issuing Bank’s holding company could have achieved but for such Regulatory Change (taking into consideration such Bank’s or such Issuing Bank’s policies and the policies of such Bank’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Bank or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Bank or such Issuing Bank or such Bank’s or such Issuing Bank’s holding company for any such reduction suffered. All determinations made in good faith by such Bank or such Issuing Bank of the additional amount or amounts required to compensate such Bank or such Issuing Bank in respect of the foregoing shall be conclusive in the absence of manifest error. In determining such amount or amounts, such Bank or such Issuing Bank may use any reasonable averaging and attribution methods.

2.16 Survival of Indemnities. All indemnities and all provisions relating to reimbursement to the Banks of amounts sufficient to protect the yield to the Banks with respect to the Loans, including, without limitation, Sections 2.10, 2.13 and 2.15 hereof, shall survive the payment of the Loans, termination of the Revolving Credit Commitments, Letters of Credit and the other Borrower’s Obligations and the expiration or termination of this Agreement. Notwithstanding the foregoing, if any Bank fails to notify Borrower of any funding loss or increased costs or reduction incurred which would entitle such Bank to compensation pursuant to Sections 2.10, 2.13 and/or 2.15 hereof within ninety (90) days after such Bank obtains knowledge of such funding loss or increased costs or reduction, then such Bank shall not be entitled to any compensation from Borrower for such funding loss or increased costs or reduction.

2.17 Discretion of Banks as to Manner of Funding. Notwithstanding any provision contained in this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its LIBOR Loans in any manner it elects, it being understood, however, that for purposes of this Agreement all determinations hereunder (including, without limitation, the determination of each Bank’s funding losses and expenses under Section 2.10) shall be made as if such Bank had actually funded and maintained each LIBOR Loan through the purchase of deposits having a maturity corresponding to the maturity of the applicable Interest Period relating to the applicable LIBOR Loan and bearing an interest rate equal to the applicable LIBOR Base Rate.

2.18 Obligations of Banks are Several; Sharing of Payments.

(a) The obligations of the Banks hereunder to make Revolving Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 9.03(c) are several and not joint. The failure of any Bank to make any Revolving Loan, to fund any such participation or to make any payment under Section 9.03(c) on any date required hereunder shall not relieve any other Bank of its corresponding obligation to do so on such date, and no Bank shall be responsible for the failure of any other Bank to so make its Revolving Loan, to purchase its participation or to make its payment under Section 9.03(c).

(b) The Banks agree among themselves that, in the event that any Bank shall directly or indirectly obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, banker’s lien or counterclaim, through the realization, collection, sale or liquidation of any collateral or otherwise) on account of or in respect of any of the Loans or any of the other Borrower’s Obligations in excess of its Pro Rata Share of all such payments, such Bank shall (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) from the other Banks participations in the Loans or other Borrower’s Obligations owed to such other Banks in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that the Banks share such payment ratably in accordance with their respective Pro Rata Shares of the outstanding Loans and other Borrower’s Obligations. The Banks further agree among themselves that (i) if any such excess payment to a Bank shall be rescinded or must otherwise be restored, the other Banks which shall have shared the benefit of such payment shall, by repurchase of participation theretofore sold, or otherwise, return its share of that benefit to the Bank whose payment shall have been rescinded or otherwise restored, without interest and (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Bank for participations in Reimbursement Obligations or Swingline Loans to any Assignee or Participant, other than to Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply). Borrower agrees that any Banks so purchasing a participation in the Loans or other Borrower’s Obligations to the other Banks may exercise all rights of set-off, banker’s lien and/or counterclaim as fully as if such Banks were a holder of such Loan or other Borrower’s Obligations in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any Bank receives a secured claim in lieu of a set-off to which this Section 2.18 would apply, such Banks shall, to the extent practicable, exercise their rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 2.18 to share in the benefits of any recovery of such secured claim.

2.19 Substitution of Bank. If (i) the obligation of any Bank to make LIBOR Loans has been suspended pursuant to Section 2.12, (ii) any Bank has demanded compensation under Sections 2.13 and/or 2.15 or payments from Borrower under Section 2.20 or (iii) any Bank becomes a Defaulting Bank (in each case, an “Affected Bank”), Borrower shall have the right, with the assistance of the Administrative Agent, to, without recourse (and in accordance with and subject to the restrictions contained in, and consents required by, Section 9.09), seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) (each a “Purchasing Bank”) to purchase the Revolving Credit Exposure and Revolving Credit Note, if any, and assume the Revolving Credit Commitment of such Affected Bank. The Affected Bank shall be obligated to sell its Revolving Credit Note and assign its Revolving Credit Commitment and participation in Letters of Credit to such Purchasing Bank or Purchasing Banks within fifteen (15) days after receiving notice from Borrower requiring it to do so, at an aggregate price equal to the outstanding principal amount of such Revolving Credit Note and any funded participations in Letters of Credit not refinanced through the borrowing of Revolving Loans, plus unpaid interest accrued thereon up to but excluding the date of sale plus the amount of any compensation that would be due to the Affected Bank under Section 2.10 if Borrower had prepaid the outstanding LIBOR Loans of the Affected Bank on the date of such sale. In connection with any such sale, and as conditions thereof, (A) Borrower shall pay to the Affected Bank the sum of (y) all fees accrued for its account under this Agreement to but excluding the date of such sale, and (z) any additional compensation accrued for its account under Sections 2.13 and/or 2.15 to but excluding the date of such sale, (B) in the case of such assignment resulting from a request for compensation under Sections 2.13 and/or 2.15 or payment required to be made under Section 2.20, such assignment will result in a reduction of such compensation or payments thereafter and (C) such assignment does not conflict with applicable Requirements of Law. Upon such sale, (1) the Purchasing Bank or Purchasing Banks shall assume the Affected Bank’s Revolving Credit Commitment and participation in Letters of Credit and the Affected Bank shall be released from its obligations under this Agreement to a corresponding extent and (2) the Affected Bank, as assignor, such Purchasing Bank, as assignee, Borrower and the Administrative Agent shall enter into an Assignment and Assumption Agreement in accordance with Section 9.09(c), whereupon such Purchasing Bank shall be a Bank party to this Agreement, shall be deemed to be an Assignee under this Agreement and shall have all the rights and obligations of a Bank with a Revolving Credit Commitment in an amount equal to the Revolving Credit Commitment of the Affected Bank. In connection with any assignment pursuant to this Section, Borrower shall pay to the Administrative Agent the administrative fee of $3,500 for processing such assignment referred to in Section 9.09(c). Upon the consummation of any sale pursuant to this Section 2.19, the Affected Bank, the Administrative Agent and Borrower shall make appropriate arrangements so that, if requested, each Purchasing Bank receives a new Note.

2.20 Taxes.

(a) Any and all payments by Borrower to or for the account of any Bank or the Administrative Agent under any Transaction Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from or in respect of any sum payable under any Transaction Document to any Bank, any Issuing Bank or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20(a)) such Bank, such Issuing Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deduction for Taxes been made, (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Without limiting the provisions of Section 2.20(a), Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Borrower agrees to indemnify each Bank, each Issuing Bank and the Administrative Agent for the full amount of any Indemnified Taxes or Other Taxes, respectively (including, without limitation, any Indemnified Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 2.20), paid by such Bank, such Issuing Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. This indemnification shall be made within fifteen (15) days from the date such Bank, such Issuing Bank or the Administrative Agent (as the case may be) makes demand therefor, accompanied by a certificate of such Bank, such Issuing Bank or the Administrative Agent (as the case may be) setting forth in reasonable detail its computation of the amount or amounts to be paid to it hereunder.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a Governmental Authority, Borrower shall furnish to the Administrative Agent (who shall forward the same to the applicable Bank), at its address specified in Schedule 9.04, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Any Foreign Bank that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Transaction Document shall deliver to Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if requested by Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or the Administrative Agent as will enable Borrower or the Administrative Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements.

(f) Without limiting the generality of the foregoing, in the event that Borrower is a resident for tax purposes in the United States, any Foreign Bank shall deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the request of Borrower or the Administrative Agent, but only if such Foreign Bank is legally entitled to do so), whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN-E (or any successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii) duly completed copies of Internal Revenue Service Form W-8ECI,

(iii) in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Bank is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN-E (or any successor form),

(iv) if a payment made to a Bank under any Transaction Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Bank fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Withholding Agent (as defined below) (A) a certification signed by the chief financial officer, principal accounting officer, treasurer or controller and (B) other documentation reasonably requested by the Withholding Agent sufficient for the Withholding Agent to comply with its obligations under FATCA and to determine that such Bank has complied with such applicable reporting requirements. “Withholding Agent” means Borrower or the Administrative Agent, or

(v) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit Borrower to determine the withholding or deduction required to be made; provided, however, that such Bank shall inform Borrower at such time as any previously provided tax form pursuant to Section 2.20(e) or (f) expires or becomes obsolete, other than as a result of a change in law.

(g) If the Administrative Agent, any Issuing Bank or any Bank determines, in its sole discretion acting in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Bank, such Issuing Bank or the Administrative Agent, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrower, upon the request of such Bank, such Issuing Bank, or the Administrative Agent, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant

Governmental Authority) to the Administrative Agent, such Bank or such Issuing Bank in the event the Administrative Agent, such Bank or such Issuing Bank is required to repay such refund to such Governmental Authority. This Section 2.20(g) shall not be construed to require any Bank, any Issuing Bank, or the Administrative Agent to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person.

(h) Each Bank shall severally indemnify the Administrative Agent for (i) any Indemnified Taxes attributable to such Bank (but only to the extent that Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Bank’s failure to comply with the provisions of Section 9.09(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Bank, in each case, that are paid or payable by the Administrative Agent or Borrower (as applicable) in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.20(h) shall be paid within ten (10) days after the Administrative Agent delivers to the applicable Bank a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Each Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Bank under any Transaction Document or otherwise payable by the Administrative Agent to such Bank from any other source against any amount due to the Administrative Agent under this Section 2.20(h).

(i) The provisions of this Section 2.20 shall survive any expiration or termination of this Agreement and the payment of the Loans and the other Borrower’s Obligations.

2.21 Defaulting Banks.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Bank becomes a Defaulting Bank, then, until such time as such Bank is no longer a Defaulting Bank, to the extent permitted by applicable law:

(i) Such Defaulting Bank’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Banks and in Section 9.07.

(ii) Fees shall cease to accrue on such Defaulting Bank’s Pro Rata Share of the average daily Unutilized Revolving Credit Commitment pursuant to Section 2.07(a).

(iii) Any payment of principal, interest, fees (other than any fees described in clause (ii) above) or other amounts received by the Administrative Agent for the account of such Defaulting Bank (whether voluntary or mandatory, at maturity, pursuant to Section 7 or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Bank to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Bank to any Issuing Bank or the Swingline Bank hereunder; third, if so determined by the Administrative Agent or requested by any Issuing Bank or the Swingline Bank, to be held as Cash Collateral for future funding obligations of such Defaulting Bank in respect of any participation in any Letter of Credit or Swingline Loan; fourth, as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Bank has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Bank to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Banks, the Issuing Banks or the Swingline Bank as a result of any judgment of a court of competent jurisdiction obtained by any Bank, any Issuing Bank or the Swingline Bank against that Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement; and eighth, to such Defaulting Bank or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Loans or any Letter of Credit Exposure in respect of which such Defaulting Bank has not fully funded its appropriate share, and (B) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and obligations in respect of Letters of Credit owed to, all non-Defaulting Banks on a pro rata basis prior to being applied to the payment of any Loans of, or obligations in respect of Letters of Credit owed to, such Defaulting Bank. Any payments, prepayments or other amounts paid or payable to a Defaulting Bank that are applied (or held) to pay amounts owed by a Defaulting Bank or to post Cash Collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Bank, and each Bank irrevocably consents hereto.

(iv) All or any part of such Defaulting Bank’s Letter of Credit Exposure and its Swingline Exposure shall automatically (effective on the day such Bank becomes a Defaulting Bank) be reallocated among the non-Defaulting Banks in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Bank’s Revolving Credit Commitment) but only to the extent that (A) no Event of Default shall have occurred and be continuing (and, unless Borrower shall have otherwise notified the Administrative Agent at the time, Borrower shall be deemed to have represented and warranted that such condition is satisfied at such time), and (B) such reallocation does not cause the Revolving Credit Exposure of any non-Defaulting Bank to exceed such non-Defaulting Bank’s Revolving Credit Commitment.

(v) If the reallocation described in clause (iv) above cannot, or can only partially, be effected, Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, within two (2) Business Days following notice by the Administrative Agent, (x) first, prepay Swingline Loans in an amount equal to the Swingline Banks’ Fronting Exposure and (y) second, Cash Collateralize any Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in Section 3.08.

(b) If Borrower, the Administrative Agent, the Issuing Banks and the Swingline Bank agree in writing in their sole discretion that a Defaulting Bank should no longer be deemed to be a Defaulting Bank, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Bank will, to the extent applicable, purchase that portion of outstanding Loans of the other Banks or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Banks in accordance with their respective Pro Rata Shares (without giving effect to Section 2.21(a)(iii)), whereupon such Bank will cease to be a Defaulting Bank; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Bank was a Defaulting Bank; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Bank to Bank will constitute a waiver or release of any claim of any party hereunder arising from that Bank’s having been a Defaulting Bank.

SECTION 3.	LETTERS OF CREDIT

3.01 Issuance. Subject to and upon the terms and conditions herein set forth, each Issuing Bank agrees, at any time and from time to time on and after the Closing Date and prior to the earlier of (i) the Letter of Credit Maturity Date and (ii) the last day of the Revolving Credit Period, and upon request by Borrower to it in accordance with the provisions of Section 3.02, to issue for the account of Borrower one or more irrevocable standby letters of credit denominated in Dollars and in a form customarily used or otherwise approved by such Issuing Bank (together with all amendments, modifications and supplements thereto, substitutions therefor and renewals and restatements thereof, collectively, the “Letters of Credit”). The Stated Amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as may be acceptable to such Issuing Bank. Notwithstanding the foregoing:

(a) No Letter of Credit shall be issued if, after giving effect to such issuance, (i) the Stated Amount when added to the aggregate Letter of Credit Exposure of the Banks at such time, would exceed the aggregate Letter of Credit Commitment, (ii) with respect to a Letter of Credit with the applicable Issuing Bank, the Stated Amount when added to the aggregate Letter of Credit Exposure of the Banks with respect to Letters of Credit issued by the applicable Issuing Bank at such time, would exceed the Letter of Credit Commitment of such Issuing Bank, (iii) the Stated Amount when added to the aggregate Revolving Credit Exposure, would exceed the aggregate Revolving Credit Commitments at such time, or (iv) any Bank is at that time a Defaulting Bank, unless such Issuing Bank’s Fronting Exposure is 100% covered by the commitments of the non-Defaulting Banks or the applicable Issuing Bank has entered into an arrangement, including the delivery of Cash Collateral, satisfactory to such Issuing Bank (in its sole discretion) with Borrower or such Bank to eliminate such Issuing Bank’s actual Fronting Exposure (after giving effect to Section 2.20(a)(iii)) with respect to the Defaulting Bank arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Letter of Credit Exposure as to which the Issuing Bank has actual Fronting Exposure, as it may elect in its sole discretion;

(b) No Letter of Credit shall be issued that by its terms expires later than the Letter of Credit Maturity Date or, in any event, more than one year after its date of issuance; provided, however, that a Letter of Credit may, if requested by Borrower, provide by its terms, and on terms acceptable to the applicable Issuing Bank, for renewal for successive periods of one year or less (but not beyond the Letter of Credit Maturity Date), unless and until such Issuing Bank shall have delivered a notice of nonrenewal to the beneficiary of such Letter of Credit; and

(c) No Issuing Bank shall be under any obligation to issue any Letter of Credit if, at the time of such proposed issuance, (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any Requirement of Law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to such Issuing Bank as of the Closing Date and that such Issuing Bank in good faith deems material to it, or (ii) such Issuing Bank shall have actual knowledge, or shall have received notice from any Bank, prior to the issuance of such Letter of Credit that one or more of the conditions specified in Section 4.01 (if applicable) or Section 4.02 are not then satisfied (or have not been waived in writing as required herein) or that the issuance of such Letter of Credit would violate the provisions of Section 3.01(a).

3.02 Notices. Whenever Borrower desires the issuance of a Letter of Credit, Borrower will give the applicable Issuing Bank written notice with a copy to the Administrative Agent not later than 11:00 a.m., Charlotte time, three (3) Business Days (or such shorter period as is acceptable to such Issuing Bank in any given case) prior to the requested date of issuance thereof. Each such notice (each, a “Letter of Credit Notice”) shall be irrevocable, shall be given substantially in the form of Exhibit B-4 and shall specify (a) the requested date of issuance, which shall be a Business Day, (b) the requested Stated Amount and expiry date of the Letter of Credit, and (c) the name and address of the requested beneficiary or beneficiaries of the Letter of Credit. Borrower will also complete any application procedures and documents reasonably required by such Issuing Bank in connection with the issuance of any Letter of Credit. Upon its issuance of any Letter of Credit, such Issuing Bank will promptly notify the Administrative Agent of such issuance, and the Administrative Agent will give prompt notice thereof to each Bank. The renewal or extension of any outstanding Letter of Credit shall, for purposes of this Section 3, be treated in all respects as the issuance of a new Letter of Credit.

3.03 Participations. Immediately upon the issuance of any Letter of Credit, the applicable Issuing Bank shall be deemed to have sold and transferred to each Bank, and each Bank shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty (except for the absence of Liens thereon created, incurred or suffered to exist by, through or under such Issuing Bank), an undivided interest and participation, pro rata (based on such Bank’s Pro Rata Share), in such Letter of Credit, each drawing made thereunder and the obligations of Borrower under this Agreement with respect thereto and any Collateral or other security therefor or guaranty pertaining thereto; provided, however, that the fee relating to Letters of Credit described in Section 2.07(c) shall be payable directly to such Issuing Bank as provided therein, and the other Banks shall have no right to receive any portion thereof. In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Bank’s Pro Rata Share of each Reimbursement Obligation not reimbursed by Borrower on the date due as provided in Section 3.04 or through the borrowing of Revolving Loans as provided in Section 3.05 (because the conditions set forth in Section 4.02 cannot be satisfied, or for any other reason), or of any reimbursement payment required to be refunded to Borrower for any reason. Upon any change in the Revolving Credit Commitments of any of the Banks pursuant to Section 9.09, with respect to all outstanding Letters of Credit and Reimbursement Obligations there shall be an automatic adjustment to the participations pursuant to this Section 3.03 to reflect the new Pro Rata Shares of the assigning Bank and the Assignee. Each Bank’s obligation to make payment to such Issuing Bank pursuant to this Section 3.03 shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including the termination of the Revolving Credit Commitments or the existence of any Default or Event of Default, and each such payment shall be made without any offset, abatement, reduction or withholding whatsoever.

3.04 Reimbursement. Borrower hereby agrees to reimburse the applicable Issuing Bank by making payment to the Administrative Agent, for the account of such Issuing Bank, in immediately available funds, for any payment made by such Issuing Bank under any Letter of Credit issued by it (each such amount so paid until reimbursed, together with interest thereon payable as provided hereinbelow, a “Reimbursement Obligation”) immediately upon, and in any event on the same Business Day as, the making of such payment by such Issuing Bank (provided that any such Reimbursement Obligation shall be deemed timely satisfied (but nevertheless subject to the payment of interest thereon as provided hereinbelow) if satisfied pursuant to a borrowing of Revolving Loans made on the date of such payment by such Issuing Bank, as set forth more completely in Section 3.05), together with interest on the amount so paid by such Issuing Bank, to the extent not reimbursed prior to 2:00 p.m., Charlotte time, on the date of such payment or disbursement, for the period from the date of the respective payment to the date the Reimbursement Obligation created thereby is satisfied, at the Adjusted Base Rate applicable to Revolving Loans as in effect from time to time during such period, such interest also to be payable on demand. Each Issuing Bank will provide the Administrative Agent and Borrower with prompt notice of any payment or disbursement made or to be made under any Letter of Credit issued by it, although the failure to give, or any delay in giving, any such notice shall not release, diminish or otherwise affect Borrower’s obligations under this Section 3.04 or any other provision of this Agreement. The Administrative Agent will promptly pay to such Issuing Bank any such amounts received by it under this Section 3.04.

3.05 Payment by Revolving Loans. In the event that any Issuing Bank makes any payment under any Letter of Credit and Borrower shall not have timely satisfied in full its Reimbursement Obligation to such Issuing Bank pursuant to Section 3.04, and to the extent that any amounts then held in the Cash Collateral Account established pursuant to Section 3.08 shall be insufficient to satisfy such Reimbursement Obligation in full, such Issuing Bank will promptly notify the Administrative Agent, and the Administrative Agent will promptly notify each Bank, of such failure. If the Administrative Agent gives such notice prior to 12:00 noon, Charlotte time, on any Business Day, each Bank will make available to the Administrative

Agent, for the account of such Issuing Bank, its Pro Rata Share of the amount of such payment on such Business Day in immediately available funds. If the Administrative Agent gives such notice after 12:00 noon, Charlotte time, on any Business Day, each such Bank shall make its Pro Rata Share of such amount available to the Administrative Agent on the next succeeding Business Day. If and to the extent any Bank shall not have so made its Pro Rata Share of the amount of such payment available to the Administrative Agent, such Bank agrees to pay to the Administrative Agent, for the account of such Issuing Bank, forthwith on demand such amount, together with interest thereon at the Fed Funds Rate for each day from such date until the date such amount is paid to the Administrative Agent. The failure of any Bank to make available to the Administrative Agent its Pro Rata Share of any payment under any Letter of Credit shall not relieve any other Bank of its obligation hereunder to make available to the Administrative Agent its Pro Rata Share of any payment under any Letter of Credit on the date required, as specified above, but no Bank shall be responsible for the failure of any other Bank to make available to the Administrative Agent such other Bank’s Pro Rata Share of any such payment. Each such payment by a Bank under this Section 3.05 of its Pro Rata Share of an amount paid by such Issuing Bank shall constitute a Revolving Loan by such Bank (Borrower being deemed to have given a timely Notice of Borrowing therefor) and shall be treated as such for all purposes of this Agreement; provided that for purposes of determining the aggregate Unutilized Revolving Credit Commitments immediately prior to giving effect to the application of the proceeds of such Revolving Loans, the Reimbursement Obligation being satisfied thereby shall be deemed not to be outstanding at such time. Each Bank’s obligation to make Revolving Loans pursuant to this Section 3.05 shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of the amount of such borrowing of Revolving Loans to meet the minimum borrowing amount specified in Section 2.01(a); provided, however, that each Bank’s obligation to make Revolving Loans pursuant to this Section 3.05 is subject to the conditions set forth in Section 4.02 (other than delivery by Borrower of a Notice of Borrowing).

3.06 Payment to Banks. Whenever any Issuing Bank receives a payment in respect of a Reimbursement Obligation as to which the Administrative Agent has received, for the account of such Issuing Bank, any payments from the Banks pursuant to Section 3.05, such Issuing Bank will promptly pay to the Administrative Agent, and the Administrative Agent will promptly pay to each Bank that has paid its Pro Rata Share thereof, in immediately available funds, an amount equal to such Bank’s Pro Rate Share of such Reimbursement Obligation.

3.07 Obligations Absolute. The Reimbursement Obligations of Borrower shall be irrevocable, shall remain in effect until all Issuing Banks shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit, and shall be absolute and unconditional, shall not be subject to counterclaim, setoff or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(a) Any lack of validity or enforceability of this Agreement, any of the other Transaction Documents or any documents or instruments relating to any Letter of Credit;

(b) Any change in the time, manner or place of payment of, or in any other term of, all or any of Borrower’s Obligations in respect of any Letter of Credit or any other amendment, modification or waiver of or any consent to departure from any Letter of Credit or any documents or instruments relating thereto, in each case whether or not Borrower has notice or knowledge thereof;

(c) The existence of any claim, setoff, defense or other right that Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Issuing Bank, any Bank or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated hereby or any unrelated transactions (including any underlying transaction between Borrower and the beneficiary named in any such Letter of Credit);

(d) Any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect (provided that such draft, certificate or other document appears on its face to comply with the terms of such Letter of Credit), any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopier or otherwise, or any errors in translation or in interpretation of technical terms;

(e) Any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit (provided that any draft, certificate or other document presented pursuant to such Letter of Credit appears on its face to comply with the terms thereof), any nonapplication or misapplication by the beneficiary or any transferee of the proceeds of such drawing or any other act or omission of such beneficiary or transferee in connection with such Letter of Credit;

(f) The exchange, release, surrender or impairment of any collateral or other security for Borrower’s Obligations;

(g) The occurrence of any Default or Event of Default; or

(h) Any other circumstance or event whatsoever, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower.

Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct, shall be binding upon Borrower and each Bank and shall not create or result in any liability of such Issuing Bank to Borrower or any Bank. It is expressly understood and agreed that, for purposes of determining whether a wrongful payment under a Letter of Credit resulted from such Issuing Bank’s gross negligence or willful misconduct, (i) such Issuing Bank’s acceptance of documents that appear on their face to comply with the terms of such Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, (ii) such Issuing Bank’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect (so long as such document appears on its face to comply with the terms of such Letter of Credit), and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (iii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or willful misconduct of such Issuing Bank.

3.08 Cash Collateral Account. At any time and from time to time (a) after the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the direction or with the consent of the Required Banks shall, require Borrower to deliver to the Administrative Agent such additional amount of cash as is equal to 102% of the aggregate Stated Amount of all Letters of Credit at any time outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder) and (b) in the event of a prepayment under Section 2.01(b), the Administrative Agent will retain such amount as may then be required to be retained, such amounts in each case under clauses (a) and (b) above to be held by the Administrative Agent in a cash collateral account (the “Cash Collateral Account”). Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Banks and the Banks, a Lien upon and security interest in the Cash Collateral Account and all amounts held therein from time to time as security for Letter of Credit Exposure, and for application to Borrower’s Reimbursement Obligations as and when the same shall arise. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Amounts in the Cash Collateral Account shall not bear interest. In the event of a drawing, and subsequent payment by any Issuing Bank, under any Letter of Credit at any time during which any amounts are held in the Cash Collateral Account, the Administrative Agent will deliver to such Issuing Bank an amount equal to the Reimbursement Obligation created as a result of such payment (or, if the amounts so held are less than such Reimbursement Obligation, all of such amounts) to reimburse such Issuing Bank therefor. Any amounts remaining in the Cash Collateral Account after the expiration of all Letters of Credit and reimbursement in full of the Issuing Banks for all of its obligations thereunder shall be held by the Administrative Agent, for the benefit of Borrower, to be applied against the Obligations in such order and manner as the Administrative Agent may direct. If Borrower is required to provide cash collateral pursuant to Section 2.01(b), such amount, to the extent not applied as aforesaid, shall be returned to Borrower on demand, provided that after giving effect to such return (i) the aggregate Revolving Credit Exposure would not exceed the aggregate Revolving Credit Commitments at such time and (ii) no Default or Event of Default shall have occurred and be continuing at such time. If Borrower is required to provide cash collateral as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to Borrower within three (3) Business Days after all Events of Default have been cured or waived.

3.09 The Issuing Banks. Each Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Bank shall have all of the rights, benefits and immunities (a) provided to the Administrative Agent in Section 8 with respect to any acts taken or omissions suffered by it in connection with Letters of Credit issued by it or proposed to be issued by it and any documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Section 8 included each Issuing Bank with respect to such acts or omissions, and (b) as additionally provided herein with respect to each Issuing Bank.

3.10 Effectiveness. Notwithstanding any termination of the Revolving Credit Commitments or repayment of the Loans, or both, the obligations of Borrower under this Section 3 shall remain in full force and effect until the Issuing Banks and the Banks shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

SECTION 4.	CONDITIONS PRECEDENT.

4.01 Conditions to Closing and Initial Loans. Notwithstanding any provision contained in this Agreement to the contrary, no Bank shall have any obligation to make the initial Loan(s) and no Issuing Bank shall have any obligation to issue Letters of Credit under this Agreement unless the Administrative Agent shall have first received:

(a) this Agreement and, as requested by any Bank, Notes, all executed by a duly authorized officer of Borrower;

(b) a certificate of an authorized officer of Borrower, dated as of the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent, certifying and attaching the following:

(i) a copy of resolutions of the Board of Directors of Borrower, duly adopted, which authorize the execution, delivery and performance of this Agreement, the Notes and the other Transaction Documents;

(ii) a copy of the Articles of Incorporation of Borrower, including any amendments thereto;

(iii) a copy of the Bylaws of Borrower, including any amendments thereto;

(iv) an incumbency certificate, executed by the Secretary of Borrower, which shall identify by name and title and bear the signatures of all of the officers of Borrower executing any of the Transaction Documents;

(v) a certificate of corporate good standing of Borrower issued by the Secretary of State of the State of Alabama;

(c) favorable opinions of (i) Jones Walker LLP, special Alabama counsel to Borrower, and (ii) Akin Gump Strauss Hauer & Feld LLP, special counsel to Borrower;

(d) a certificate, signed by an authorized officer of Borrower, dated the Closing Date and in form and substance reasonably satisfactory to the Administrative Agent, certifying that (i) all representations and warranties of Borrower contained in this Agreement and the other Transaction Documents (A) that are qualified by materiality or Material Adverse Effect are true and correct as so qualified and (B) that are not qualified by materiality or Material Adverse

Effect are true and correct in all material respects, in each case as of the Closing Date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date), (ii) no Default or Event of Default has occurred and is continuing, (iii) no Material Adverse Effect has occurred since December 31, 2013, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Effect, and (iv) all conditions to the initial extensions of credit hereunder set forth in this Section 4.01 and in Section 4.02 have been satisfied or waived as required hereunder;

(e) evidence satisfactory to the Administrative Agent that Borrower has paid (i) to Wells Fargo Securities, U.S. Bank and Credit Suisse Securities, the fees required under the applicable Fee Letters, respectively, to be paid to them on the Closing Date, in the amounts due and payable on the Closing Date, (ii) to the Administrative Agent, the initial payment of the annual administrative fee described in the Wells Fargo Fee Letter, and (iii) all other fees and reasonable expenses of the Arrangers, the Administrative Agent and the Banks required under any other Transaction Document to be paid on or prior to the Closing Date (including, to the extent invoiced prior to the Closing Date, reasonable fees and expenses of counsel) in connection with this Agreement and the other Transaction Documents;

(f) copies of the financial statements referred to in Section 5.09;

(g) all documentation and other information requested by the Administrative Agent that is required to satisfy applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act;

(h) an Account Designation Letter, together with written instructions from an Authorized Individual, including wire transfer information, directing the payment of the proceeds of any Loans to be made hereunder;

(i) evidence reasonably satisfactory to the Administrative Agent that the Existing Loan Agreement has been terminated and any existing indebtedness of Borrower thereunder has been paid in full;

(j) evidence reasonably satisfactory to the Administrative Agent that prior to or substantially concurrently with the making of any Loans on the Closing Date, the acquisition of Borrower by Parent contemplated by that certain Stock Purchase Agreement, dated as of April 5, 2014, between Borrower, Parent and Energen Corporation, shall have been consummated in accordance with the terms of such agreement and all other applicable documentation and in compliance with all applicable laws and regulatory approvals; and

(k) such other agreements, documents, instruments and certificates as the Administrative Agent or any Bank may reasonably request no later than five (5) Business Days prior to the Closing Date.

Without limiting the generality of the provisions of Section 8.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Bank unless the Administrative Agent shall have received notice from such Bank prior to the proposed Closing Date specifying its objection thereto.

4.02 All Extensions of Credit. Notwithstanding any provision contained in this Agreement to the contrary, no Bank shall have any obligation to make any Loan (other than Revolving Loans made for the purpose of repaying Refunded Swingline Loans pursuant to Section 2.02(d) or for the purpose of paying unpaid Reimbursement Obligations pursuant to Section 3.04) and no Issuing Bank shall have any obligation to issue Letters of Credit under this Agreement unless:

(a) the Administrative Agent shall have received a Notice of Borrowing in accordance with Section 2.02(a), (together with the Swingline Bank) a Notice of Swingline Borrowing in accordance with Section 2.02(c), and/or (together with the applicable Issuing Bank) a Letter of Credit Notice in accordance with Section 3.02;

(b) both immediately before and immediately after giving effect to such Loan or issuing such Letter of Credit, no Default or Event of Default under this Agreement shall have occurred and be continuing; and

(c) all of the representations and warranties of Borrower in this Agreement and/or in any other Transaction Document (except the representations set forth in Section 5.05 (other than clause (ii) thereof) and Section 5.08, each of which shall only be made on the Closing Date) (i) that are qualified by materiality or Material Adverse Effect shall be true and correct as so qualified and (ii) that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects; in each case on and as of the date of such Loan or the date of issuance of such Letter of Credit as if made on and as of the date of such Loan or Letter of Credit (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date).

Each giving of a Notice of Borrowing, a Notice of Swingline Borrowing or a Letter of Credit Notice, and the making of each Loan or issuance of a Letter of Credit, shall be deemed to be a representation and warranty by Borrower on the date of such Loan as to the facts specified in clauses (b) and (c) of this Section 4.02.

SECTION 5.	REPRESENTATIONS AND WARRANTIES.

Borrower hereby represents and warrants to the Administrative Agent, each Issuing Bank, the Swingline Bank and each other Bank that:

5.01 Corporate Existence and Power. Borrower: (a) is duly incorporated, validly existing and in good standing under the laws of the State of Alabama; (b) has all requisite corporate powers required to carry on its business as now conducted; and (c) is qualified to transact business as a foreign corporation in, and is in good standing under the laws of, all states in which it is required by applicable law to maintain such qualification and good standing except for those states in which the failure to qualify or maintain good standing could not reasonably be expected to have a Material Adverse Effect.

5.02 Corporate Authorization. The execution, delivery and performance by Borrower of this Agreement, the Notes and the other Transaction Documents are within the corporate powers of Borrower and have been duly authorized by all necessary corporate and other action on the part of Borrower.

5.03 Binding Effect. This Agreement, the Notes and the other Transaction Documents have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.04 Governmental and Third-Party Authorization. No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by Borrower of this Agreement or any of the other Transaction Documents to which it is or will be a party or the legality, validity or enforceability hereof or thereof, other than (i) consents, authorizations and filings that have been (or on or prior to the Closing Date will have been) made or obtained and that are (or on the Closing Date will be) in full force and effect, which consents, authorizations and filings are listed on Schedule 5.04 and (ii) consents and filings the failure to obtain or make which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Borrower has, and is in good standing with respect to, all governmental approvals, licenses, permits and authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties, except for those the failure to obtain which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.05 Litigation. Except as disclosed in filings with the Securities and Exchange Commission prior to the Closing Date, there are no actions, investigations, suits or proceedings pending or, to the knowledge of Borrower, threatened, at law, in equity or in arbitration, before any court, other Governmental Authority, arbitrator or other Person, (i) against any of Borrower or any of its properties that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, or (ii) which questions the validity or enforceability of this Agreement, any of the other Transaction Documents or any of the transactions contemplated hereby or thereby.

5.06 Taxes. Borrower has filed all United States federal income tax returns and other material tax returns and reports required to be filed by it and has paid all taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable, other than those that are not yet delinquent or that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with GAAP.

5.07 Subsidiaries. Schedule 5.07 sets forth, as of the Closing Date (i) all of the Material Subsidiaries, if any, of Borrower and (ii) as to each of Borrower and each of its Material Subsidiaries, if any, the number of shares, units or other interests of each class of Capital Stock outstanding, and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and similar rights. All outstanding shares of Capital Stock of Borrower and each of its Material Subsidiaries, if any, are duly and validly issued, fully paid and nonassessable. Except for the shares of Capital Stock and the other equity arrangements expressly indicated on Schedule 5.07, as of the Closing Date there are no shares of Capital Stock, warrants, rights, options or other equity securities, or other Capital Stock of any of Borrower of any of its Material Subsidiaries, if any, outstanding or reserved for any purpose.

5.08 No Material Adverse Effect. Except as disclosed in filings with the Securities and Exchange Commission prior to the Closing Date (but excluding any statement therein that is a risk factor or cautionary, predictive or forward-looking in nature), as of the Closing Date there has been no Material Adverse Effect since December 31, 2013, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Effect.

5.09 Financial Statements. Borrower has made available to the Administrative Agent and the Banks the following financial statements: (a) audited consolidated balance sheets and statements of income, retained earnings and cash flows of Borrower and its Subsidiaries as of and for the fiscal year of Borrower ended December 31, 2013, all certified by Borrower’s independent certified public accountants, which financial statements have been prepared in accordance with GAAP consistently applied; and (b) unaudited consolidated balance sheets and statements of income, retained earnings and cash flows of Borrower and its Subsidiaries as of and for the fiscal quarter of Borrower ended June 30, 2014, certified by the chief financial officer of Borrower as being true, correct and complete in all material respects and as being prepared in accordance with GAAP consistently applied. Borrower further represents and warrants to the Administrative Agent and each Bank that the balance sheets provided under clauses (a) and (b) of this Section and their accompanying notes (if any) fairly present in all material respects the financial condition of Borrower and its Subsidiaries as of the dates thereof.

5.10 Compliance With Other Instruments; None Burdensome. None of the execution and delivery by Borrower of the Transaction Documents, the performance by Borrower of its obligations under the Transaction Documents or the borrowing and/or repayment of Loans by Borrower under this Agreement will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Borrower, any of the provisions of the Articles of Incorporation or Bylaws of Borrower or any of the provisions of any indenture, agreement, document, instrument or undertaking to which Borrower is a party or subject, or by which Borrower or any property or assets of Borrower is bound, or result in the creation or imposition of any security interest, lien or encumbrance on any of the property or assets of Borrower pursuant to the terms of any such material indenture, agreement, document, instrument or undertaking.

5.11 ERISA. Except as would not result or be reasonably expected to result in a Material Adverse Effect: (a) Borrower is in compliance with the applicable provisions of ERISA, and each Plan is and has been administered in compliance with all applicable Requirements of Law, including, without limitation, the applicable provisions of ERISA and the Code, (b) except as set forth on Schedule 5.11, no ERISA Event (i) has occurred within the five-year period prior to the Closing Date, (ii) has occurred and is continuing, or (iii) to the knowledge of Borrower, is reasonably expected to occur with respect to any Plan, (c) no Plan is in “at-risk status” under Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA, and (d) Borrower would not become subject to any liability under ERISA if it were to withdraw completely from all Multiemployer Plans as of the most recent valuation date.

5.12 Regulation U. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended) and no part of the proceeds of any Loan will be used (a) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose, in each case, in a manner that would violate Regulations T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time, or (b) for any purpose which entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations U, T or X thereof, as amended. If requested by the Administrative Agent or any Bank, Borrower shall furnish to the Administrative Agent and each Bank a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

5.13 Investment Company Act of 1940. Borrower is not an “investment company” as that term is defined in the Investment Company Act of 1940, as amended.

5.14 [Reserved].

5.15 Labor Relations. Borrower is not engaged in any unfair labor practice within the meaning of the National Labor Relations Act of 1947, as amended, except for any unfair labor practice that has not had or would not reasonably be expected to have a Material Adverse Effect.

5.16 Use of Proceeds. The Letters of Credit and the proceeds of the Loans shall be used by Borrower for general corporate purposes not in contravention of any Requirement of Law or of any Transaction Document.

5.17 Compliance with Laws. Borrower is in compliance with all laws, rules, regulations, orders and decrees applicable to it or to its properties, except where failure to be in compliance would not have or would not reasonably be expected to have a Material Adverse Effect.

5.18 Full Disclosure. All factual information heretofore, contemporaneously or hereafter furnished in writing to the Administrative Agent, the Arrangers or any Bank by or on behalf of Borrower or any of its Subsidiaries for purposes of or in connection with this Agreement and the other Transaction Documents, when taken together with disclosures made in Borrower’s filings with the Securities and Exchange Commission, is or will be true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been updated, amended or supplemented, on the date as of which any such update, amendment or supplement is dated or certified) and not made incomplete by omitting to state a material fact necessary to make the statements contained herein and therein, in light of the circumstances under which such information was provided, not misleading in any material respect; provided that, with respect to projections, budgets and other estimates, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.19 OFAC; Anti-Terrorism Laws; Anti-Corruption Laws.

(a) Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by Borrower and its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. Borrower and its Subsidiaries and, to the knowledge of Borrower, their respective directors, officers, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

(b) Each of Borrower and its Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the USA PATRIOT Act.

(c) Neither Borrower nor any of its Subsidiaries nor, to the knowledge of Borrower, any director, officer, employee, agent or Affiliate of Borrower or any of its Subsidiaries is a Designated Person, nor is Borrower or any of its Subsidiaries located, organized or resident in any country or territory that is the subject of Sanctions.

(d) No part of the proceeds of the Loans or Letters of Credit will be used by Borrower (i) in violation of Anti-Corruption Laws or applicable Sanctions or (ii) for the purpose of financing any activities or business of or with any Designated Person.

5.20 No Default. No Default or Event of Default under this Agreement has occurred and is continuing.

SECTION 6. COVENANTS.

6.01 Affirmative Covenants of Borrower. Borrower covenants and agrees that, so long as (a) any Bank has any obligation to make any Loan under this Agreement, (b) any Issuing Bank has an obligation to issue Letters of Credit under this Agreement and/or (b) any of Borrower’s Obligations remain unpaid (other than (i) contingent indemnification or expense reimbursement obligations to the extent no claim giving rise thereto has been asserted and (ii) Letter of Credit obligations that have been Cash Collateralized in accordance with the terms hereof):

(a) Information. Borrower will make available, deliver or cause to be delivered to the Administrative Agent (who shall forward copies thereof to each Bank):

(i) within ninety (90) days (or such additional extended period as allowed by the Securities and Exchange Commission, not to exceed fifteen (15) days) after the end of each fiscal year of Borrower: an audited consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year and the related audited consolidated statements of income, retained earnings and cash flows for such fiscal year, including notes thereto, setting forth in each case, in comparative form, the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, together with a report and opinion thereon by Deloitte & Touche LLP or any other independent certified public accounting firm of recognized national standing reasonably acceptable to the Administrative Agent prepared in accordance with generally accepted auditing standards that is not subject to any “going concern” or similar qualification or exception or any qualification as to the scope of such audit or with respect to accounting principles followed by Borrower or any of its Subsidiaries not in accordance with GAAP; provided, however, that making available to the Administrative Agent copies of the Annual Report on Form 10-K of Borrower for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 6.01(a)(i);

(ii) within forty-five (45) days (or such additional extended period as allowed by the Securities and Exchange Commission, not to exceed fifteen (15) days) after the end of the first three (3) fiscal quarters of each fiscal year of Borrower, an unaudited consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal quarter and the related unaudited consolidated statements of income, retained earnings and cash flows for such fiscal quarter and for the portion of Borrower’s fiscal year ended at the end of such fiscal quarter, setting forth in each case in comparative form, the figures for the corresponding fiscal quarter and the corresponding portion of Borrower’s previous fiscal year, all in reasonable detail and satisfactory in form to the Required Banks and certified (subject to normal year-end adjustments and absence of footnote disclosures) as to fairness of presentation, consistency and compliance with GAAP by the chief financial officer of Borrower; provided, however, that making available to the Administrative Agent copies of the Quarterly Report on Form 10-Q of Borrower for such fiscal quarter filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 6.01(a)(ii);

(iii) within the timeframes outlined in Sections 6.01(a)(i) and (ii) above, as applicable, a certificate of a Financial Officer of Borrower substantially in the form attached hereto as Exhibit C and incorporated herein by reference (A) stating whether there exists on the date of such certificate any Default or Event of Default and, if any Default or Event of Default then exists, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto and (B) certifying that Borrower is in compliance with the financial covenant contained in Section 6.02; and

(iv) with reasonable promptness, such further information regarding the business, affairs and financial condition of Borrower as the Administrative Agent or any Bank may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) Borrower notifies the Administrative Agent that such documents have become available on the Security Exchange Commission’s EDGAR Database; (ii) on which Borrower posts such documents, or provides a link thereto on

Borrower’s website on the internet at the website address listed in Schedule 9.04; or (iii) on which such documents are posted on Borrower’s behalf on an Internet or intranet website, if any, to which each Bank and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) Borrower shall deliver paper copies of such documents to the Administrative Agent or any Bank that requests Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Bank and (ii) Borrower shall notify the Administrative Agent and each Bank (by telecopier or electronic mail) of the posting of any such documents. Notwithstanding anything contained herein, in every instance Borrower shall be required to provide paper copies of the Compliance Certificates to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any such request for delivery, and each Bank shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

(b) Corporate Existence; Maintenance of Properties; Insurance. Borrower will do all things necessary to (i) preserve and keep in full force and effect at all times its corporate existence and all permits, licenses, franchises and other rights material to its business except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, (ii) be duly qualified to do business and be in good standing in all jurisdictions where the nature of its business or its ownership of property or assets requires such qualification except for those jurisdictions in which the failure to qualify or be in good standing could not reasonably be expected to have a Material Adverse Effect, (iii) keep all material properties in good working order and condition (normal wear and tear and damage by casualty excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced or, in the good faith judgment of Borrower, are no longer useful or desirable in the conduct of the business of Borrower and (iv) maintain with financially sound and reputable insurance companies insurance or through its own program of self-insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

(c) Compliance with Laws, Regulations, Etc. Borrower will, and will cause each of its Subsidiaries, to comply with any and all Requirements of Law applicable in respect of the conduct of its business and ownership and operation of its properties and obtain any and all licenses, permits, franchises and other governmental and regulatory authorizations necessary to the ownership of its properties or assets or to the conduct of its business, the violation of which or the failure to comply with or obtain would reasonably be expected to have a Material Adverse Effect.

(d) Notices. Borrower will notify the Administrative Agent in writing of any of the following within five (5) Business Days (as to Section 6.01(d)(i) below to the extent continuing on the date of such statement) and within fifteen (15) Business Days (as to Sections 6.01(d)(ii), 6.01(d)(iii), and 6.01(d)(iv) below) after any of the Financial Officers of Borrower has actual knowledge thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i) the occurrence of any Default or Event of Default;

(ii) the entry of any judgment against Borrower or any Subsidiary in an amount of at least $25,000,000 (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage);

(iii) any environmental claim or any other action or investigation with respect to the existence or potential existence of any hazardous substances instituted or threatened with respect to Borrower or any Subsidiary or any of the properties or facilities owned, leased or operated by Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect, and any known condition or occurrence on any of the properties or facilities owned, leased or operated by Borrower or any Subsidiary which constitutes a violation of any environmental laws or which gives rise to a reporting obligation or requires removal or remediation under any environmental laws which could reasonably be expected to have a Material Adverse Effect; and

(iv) the occurrence of any ERISA Event that could reasonably be expected to result in a Material Adverse Effect, together with (A) a written statement of a Financial Officer of Borrower specifying the details of such ERISA Event and the action that Borrower has taken and proposes to take with respect thereto, (B) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (C) a copy of any notice delivered by the PBGC to Borrower or an ERISA Affiliate with respect to such ERISA Event.

(e) Payment of Obligations. Borrower will, and will cause each of its Subsidiaries to, (i) pay, discharge or otherwise satisfy at or before maturity all liabilities and obligations as and when due (subject to any applicable subordination, grace and notice provisions), except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect, and (ii) pay and discharge all material taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, would become a Lien (other than a Permitted Lien) upon any of Borrower’s properties; provided, however, that Borrower shall not be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which Borrower is maintaining adequate reserves with respect thereto in accordance with GAAP.

(f) Maintenance of Books and Records; Inspection. Borrower will and will cause each of its Subsidiaries to, (i) maintain complete and adequate books and records of its transactions in accordance with good accounting practices on the basis of GAAP and in compliance with the requirements of any Governmental Authority having jurisdiction over it, and (ii) permit employees or agents of the Administrative Agent or any Bank to visit and inspect its properties and examine or audit its books and records and their accounts receivable and inventory and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees, in each case, all at the expense of the Administrative

Agent or Bank, upon ten (10) Business Days’ prior notice to Borrower and during Borrower’s normal business hours and no more frequently than once during any fiscal year unless an Event of Default has occurred and is continuing; provided, however, that Borrower reserves the right to restrict access to any of its or its Subsidiaries’ facilities in accordance with reasonably adopted procedures relating to safety and security.

(g) Environmental Laws. Borrower will, and will cause each of its Subsidiaries to, (i) comply in all material respects with all applicable Environmental Laws and obtain and comply in all material respects with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (ii) comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings or to the extent the failure to conduct or complete any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

(h) Further Assurances. Borrower will execute and deliver to the Administrative Agent and each Bank, at any time and from time to time, any and all further agreements, documents and instruments, and take any and all further actions which may be required under applicable law, or which the Administrative Agent or any Bank may from time to time reasonably request, in order to effectuate the transactions contemplated by this Agreement and the other Transaction Documents.

(i) Subsidiaries. If Borrower creates, forms or acquires any Subsidiary which owns more than 10% of the consolidated assets of Borrower and its Subsidiaries on or after the date of this Agreement, Borrower will, contemporaneously with the creation, formation or acquisition of such Subsidiary, cause such Subsidiary to execute a guaranty agreement with respect to Borrower’s Obligations in a form reasonably acceptable to the Administrative Agent, provided that no such Subsidiary shall be required to execute a guaranty agreement so long as prohibited to do so by any regulatory authority having jurisdiction over it.

6.02 Maximum Consolidated Capitalization Ratio. Borrower will at all times have a Consolidated Capitalization Ratio of not more than seventy percent (70%).

6.03 Negative Covenants of Borrower. Borrower covenants and agrees that, so long as the Administrative Agent and any Bank have any obligation to make any Loan or any Issuing Bank has any obligation to issue Letters of Credit under this Agreement, or any of Borrower’s Obligations remain unpaid, unless the prior written consent of the Required Banks is obtained (other than (i) contingent indemnification or expense reimbursement obligations to the extent no claim giving rise thereto has been asserted and (ii) Letter of Credit obligations that have been Cash Collateralized in accordance with the terms hereof):

(a) Limitation on Liens. Borrower will not, and will not cause or permit any Subsidiary to, create, incur or assume, or suffer to be incurred or to exist, any Lien on any of its property, whether now owned or hereafter acquired, or upon any income or profits therefrom, except for Permitted Liens.

(b) Consolidation, Merger, Sale of Property, Etc.

(i) Borrower will not, and it will not cause or permit any Subsidiary to, directly or indirectly merge or consolidate with or into any other Person or permit any other Person to merge into or with or consolidate with it, except that, if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing, provided that in any merger or consolidation involving Borrower, (A) Borrower shall be the surviving Person, (B) after giving effect thereto, at least two of Borrower’s Debt Ratings by S&P, Moody’s and Fitch shall be no lower than BBB-, Baa3, BBB-, respectively and (C) such merger or consolidation would not reasonably be expected to materially and adversely affect Borrower’s ability to perform its obligations under this Agreement.

(ii) Borrower will not, and will not cause or permit any Subsidiary to, (A) sell, assign, lease, transfer, abandon or otherwise dispose of any of its property (including, without limitation, any shares of Capital Stock or other equity interests of a Subsidiary owned by Borrower or another Subsidiary) or (B) issue, sell or otherwise dispose of any shares of Capital Stock or other equity interests of any Subsidiary; provided, however, that Borrower and each Subsidiary may sell, assign, lease, transfer, abandon or otherwise dispose of (1) any of its natural gas inventory or past-due accounts receivable in the ordinary course of business, (2) any of its property to Borrower or any Subsidiary, provided that, if at anytime more than ten percent (10%) of the consolidated assets of Borrower and all of its Subsidiaries are transferred from Borrower to a Subsidiary, such Subsidiary shall then execute a Guarantee agreement with respect to Borrower’s Obligations in a form reasonably acceptable to the Administrative Agent and Required Banks, and (3) any of its other property (whether in one transaction or a series of transactions) so long as the value of such property sold, assigned, leased, transferred, abandoned or otherwise disposed of in any fiscal year under this subsection (3) (including in connection with the Permitted Securitization) shall not exceed ten percent (10%) of the consolidated assets of Borrower and all of its Subsidiaries as determined on a consolidated basis as of the last day of the immediately preceding fiscal year; and provided further, however, that nothing in this Agreement shall limit or restrict Borrower’s use of financial instruments or natural gas contracts under its gas supply risk management program.

(c) Sale or Discount of Accounts. Borrower will not, and it will not cause or permit any Subsidiary to, sell or discount (other than prompt payment discounts granted in the ordinary course of business) any of its notes or accounts receivable or chattel paper generated from the sale of natural gas, except for (i) past due accounts that may be sold to a collection agent and (ii) Permitted Securitizations that comply with clause (4) of Section 6.03(b)(ii).

(d) Transactions with Affiliates. Borrower will not, and it will not cause or permit any Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of business and pursuant to the reasonable requirements of Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate; provided that the foregoing restrictions shall not apply to: (i) any issuances of stock to Parent, (ii) payment of any lawful distributions on its issued stock, and (iii) payment or grant of reasonable compensation, benefits and indemnities to any director, officers, employee or agent of Borrower or any Subsidiary. Notwithstanding the foregoing, nothing in this Section 6.03(d) shall restrict transactions with any Affiliate that have been approved by or are entered into pursuant to any orders or decisions of any Governmental Authority having jurisdiction over Borrower or any of its Subsidiaries, including without limitation the Federal Energy Regulatory Commission or the Alabama Public Service Commission (or any successor commission or organization).

(e) Changes in Nature of Business. Borrower will not, and it will not cause or permit any Subsidiary to, materially alter the general nature of the business of Borrower and its Subsidiaries, considered as a whole, from the general nature of the business and reasonable extensions thereof engaged in by Borrower and its Subsidiaries as of the date of this Agreement.

(f) Permitted Investments; Acquisitions. Borrower will not, and it will not cause or permit any Subsidiary to, directly or indirectly, make any Investments except for Permitted Investments. Borrower will not, and it will not cause or permit any Subsidiary to, directly or indirectly, make any Acquisitions the result of which would be to change substantially the general nature of the business engaged in by Borrower and its Subsidiaries, considered as a whole, as of the date of this Agreement and reasonable extensions thereof.

(g) Limitations on Restrictive Agreements. Except for the Parent Loan Agreement, Borrower will not, and it will not cause or permit any Subsidiary to, enter into, or permit to exist, any agreement with any Person which prohibits Borrower or such Subsidiary, as the case may be, from performing its contractual obligations under this Agreement; nor enter into any agreement with any Person that would prohibit Borrower or any Subsidiary from creating, incurring, or assuming any Lien in favor of the interests of the Administrative Agent and Banks under this Agreement upon any of its property or revenues whether now owned or hereafter acquired; provided that any agreement between Borrower and a lender which results in the creation of a Permitted Lien may prohibit the creation, incurrence or assumption of Liens in favor of the interests of the Administrative Agent and Banks solely with respect to the assets subject to the Permitted Lien.

6.04 Use of Proceeds. Borrower covenants and agrees that the proceeds of the Loans will be used exclusively (i) for the working capital and general corporate purposes of Borrower, (ii) to refinance the Existing Loan Agreement and (iii) to pay or reimburse permitted fees and expenses in connection with this Agreement. Borrower shall not, and shall ensure that none of its Subsidiaries will, directly or indirectly use the proceeds of any Loan or Letter of Credit for any purpose which would breach the U.K. Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions to fund, finance or facilitate any activities, business or transaction of or with any Designated Person or in any Sanctioned Country, or otherwise in violation of Sanctions, as such Sanctions Lists or Sanctions are in effect from time to time; or in any other manner that will result in the violation of any applicable Sanctions by any Person participating in the financing transaction contemplated by the Agreement, whether as Lender, Arranger, Administrative Agent or otherwise.

SECTION 7.	EVENTS OF DEFAULT.

If any of the following (each of the following herein sometimes called an “Event of Default”) shall occur and be continuing:

7.01 Borrower shall fail to pay any of Borrower’s Obligations constituting principal due under the Loans or any Reimbursement Obligation as and when the same shall become due and payable, whether by reason of demand, maturity, acceleration or otherwise;

7.02 Borrower shall fail to pay any of Borrower’s Obligations constituting interest, fees or other amounts (other than any Reimbursement Obligation or principal due under the Loans) within five (5) Business Days after the date the same shall first become due and payable, whether by reason of demand, maturity, acceleration or otherwise;

7.03 Any representation or warranty made by Borrower in this Agreement, in any other Transaction Document or in any certificate, agreement, instrument or written statement furnished or made or delivered pursuant hereto or thereto or in connection herewith or therewith, shall prove to have been untrue or incorrect in any material respect on the date as of which it was deemed made;

7.04 Borrower shall fail to perform or observe any term, covenant or provision contained in Sections 6.01(d), 6.02, 6.03, or 6.04 above; or Borrower shall fail to perform or observe any term, covenant or provision contained in Sections 2.01(b) or 6.01(a) above and such failure shall continue unremedied for a period of five (5) Business Days after the earlier of any Financial Officer of Borrower obtaining actual knowledge of such failure or written notice thereof given to Borrower by the Administrative Agent.

7.05 Borrower shall fail to perform or observe any other term, covenant or provision contained in this Agreement (other than those specified in Sections 7.01, 7.02, 7.03 or 7.04 above) and any such failure shall remain unremedied for thirty (30) days after the earlier of (i) written notice of default is given to Borrower by the Administrative Agent or any Bank or (ii) any Financial Officer of Borrower obtaining actual knowledge of such default;

7.06 This Agreement or any of the other Transaction Documents shall at any time for any reason (other than termination of this Agreement or such other Transaction Documents, as the case may be, in accordance with its terms) cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability thereof shall be contested or denied by Borrower in writing, or if the transactions completed hereunder or thereunder shall be contested by Borrower or if Borrower shall deny in writing that it has any further liability or obligation hereunder or thereunder;

7.07 Borrower or any Material Subsidiary, if any, shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official of itself or of a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against itself in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any corporate or other action for the purpose of effecting any of the foregoing;

7.08 An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Borrower or any Material Subsidiary, if any, or of a substantial part of the property or assets of Borrower, under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official of Borrower or any Material Subsidiary, if any, or of a substantial part of the property or assets of Borrower or (iii) the winding-up or liquidation of Borrower or any Material Subsidiary, if any, and such proceeding or petition shall continue undismissed for sixty (60) consecutive days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for sixty (60) consecutive days;

7.09 Borrower or any Material Subsidiary, if any, (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Debt (other than Debt hereunder and Debt under Swap Contracts) having an aggregate principal amount of more than $25,000,000, or (ii) fails to observe or perform any other agreement or condition relating to any such Debt or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Debt or the beneficiary or beneficiaries of any Guarantee in respect thereof (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Debt to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Debt to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (iii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which Borrower or any Material Subsidiary, if any, is the Defaulting Party (as defined in such Swap Contract) or (B) any Additional Termination Event (as so defined) under such Swap Contract as to which Borrower or any Material Subsidiary, if any, is the Affected Party (as so defined) and, in either event, the Swap Termination Value owed by Borrower or such Material Subsidiary, if any, as a result thereof is greater than $25,000,000;

7.10 Borrower or any Material Subsidiary, if any, shall have a final judgment in an amount in excess of $25,000,000 (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage) entered against it by a court having jurisdiction in the premises and such judgment shall continue unsatisfied for sixty (60) days; provided, however, that if such judgment provides for periodic payments over time, then Borrower or such Material Subsidiary, if any, shall have a grace period of thirty (30) days with respect to such periodic payment;

7.11 The occurrence of any Change of Control Event; or

7.12 Any ERISA Event or any other event or condition shall occur or exist with respect to any Plan or Multiemployer Plan that, when taken together with all other ERISA Events and other events or conditions that have occurred or are then existing, has or could reasonably be expected to result in a Material Adverse Effect;

THEN, and in each such event (other than an event described in Sections 7.07 or 7.08), the Administrative Agent may, with the consent of the Required Banks, or shall, upon the request of the Required Banks, (i) declare that the obligation of the Banks to make Revolving Loans, the obligation of the Swingline Bank to make Swingline Loans and the obligation of any Issuing Bank to issue Letters of Credit under this Agreement have terminated, whereupon such obligations of the Banks shall be immediately and forthwith terminated, (ii) declare the entire outstanding principal balance of and all accrued and unpaid interest on the Loans and all of the other Borrower’s Obligations to be forthwith due and payable, whereupon all of the unpaid principal balance of and all accrued and unpaid interest on the Loans and all of such other Borrower’s Obligations shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, (iii) direct Borrower to deposit (and Borrower hereby agrees, forthwith upon receipt of notice of such direction from the Administrative Agent, to deposit) with the Administrative Agent from time to time such additional amount of cash as is equal to 102% of the aggregate Stated Amount of all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder), such amount to be held by the Administrative Agent in the Cash Collateral Account as security for the Letter of Credit Exposure as described in Section 3.08 and (iv) exercise any and all other rights and remedies which they may have under any of the other Transaction Documents or under applicable law; provided, however, that upon the occurrence of any event described in Sections 7.07 or 7.08, the obligation of the Banks to make Revolving Loans, the obligation of the Swingline Bank to make Swingline Loans and the obligation of any Issuing Bank to issue Letters of Credit under this Agreement shall automatically terminate and the entire outstanding principal balance of and all accrued and unpaid interest on the Loans and all of the other Borrower’s Obligations shall automatically become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and the Administrative Agent, the Issuing Banks, the Swingline Bank and the Banks may exercise any and all other rights and remedies which they may have under any of the other Transaction Documents or under applicable law.

SECTION 8.	ADMINISTRATIVE AGENT

8.01 Appointment and Authority. Each of the Banks hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Transaction Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as set forth in Section 8.06, the provisions of this Section are solely for the benefit of the Administrative Agent and the Banks, and neither Borrower nor any of its Subsidiaries shall have rights as a third party beneficiary of any of such provisions.

8.02 Rights as a Bank. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Bank as any other Bank and may exercise the same as though it were not the Administrative Agent and the term “Bank” or

“Banks” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Banks.

8.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Transaction Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Transaction Documents that the Administrative Agent is required to exercise as directed in writing by the Required Banks (or such other number or percentage of the Banks as shall be expressly provided for herein or in the other Transaction Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Transaction Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Transaction Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Banks (or such other number or percentage of the Banks as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.07 and Section 7) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by Borrower or a Bank.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Transaction Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Transaction Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

8.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Bank or any Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Bank or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Bank or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

8.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Transaction Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

8.06 Resignation of Administrative Agent. Subject to the appointment of a successor Administrative Agent, the Administrative Agent may resign as Administrative Agent for the Banks under this Agreement and the other Transaction Documents at any time by giving thirty (30) days’ notice in writing to the Banks and Borrower. Such resignation shall take effect upon appointment of such successor Administrative Agent. Subject to the consent of Borrower (which consent shall not be unreasonably withheld or delayed), the Required Banks shall have the right to appoint a successor Administrative Agent who shall be a Bank and who shall be entitled to all of the rights of, and vested with the same powers as, the original Administrative Agent under this Agreement and the other Transaction Documents. In the event a successor Administrative Agent shall not have been appointed within the thirty (30) day period following the giving of notice by the Administrative Agent, subject to the consent of Borrower (which consent shall not be unreasonably withheld or delayed), the Administrative Agent may appoint its own successor; provided that if the Administrative Agent shall notify Borrower and the Banks that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents (except that in the case of any collateral security, including without limitation Cash Collateral, held by the Administrative Agent on behalf of the Banks under any of the Transaction Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Bank directly, until such time as the Required Banks appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Transaction Documents (if not already discharged therefrom as provided above in this Section). The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Transaction Documents, the provisions of this Section and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

8.07 Non-Reliance on Administrative Agent and Other Banks. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Transaction Document or any related agreement or any document furnished hereunder or thereunder.

8.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Book Runners or Arrangers or other agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Transaction Documents, except in its capacity, as applicable, as the Administrative Agent or a Bank hereunder.

8.09 Enforcement. Each Bank hereby agrees that, except as otherwise provided in any Transaction Documents or with the written consent of the Administrative Agent and the Required Banks, it will not take any enforcement action, accelerate obligations under any Transaction Documents, or exercise any right that it might otherwise have under applicable law to credit bid at foreclosure sales, Uniform Commercial Code sales or other similar dispositions of collateral, if any.

8.10 Issuing Bank and Swingline Bank. The provisions of this Section 8 (other than Section 8.02) shall apply to each Issuing Bank and the Swingline Bank mutatis mutandis to the same extent as such provisions apply to the Administrative Agent.

SECTION 9.	GENERAL.

9.01 No Waiver. No failure or delay by the Administrative Agent or any Bank in exercising any right, remedy, power or privilege under this Agreement or under any other Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies provided in this Agreement and in the other Transaction Documents are cumulative and not exclusive of any remedies provided by law. Nothing herein contained shall in any way affect the right of the Administrative Agent or any Bank to exercise any statutory or common law right of banker’s lien or set-off. No course of dealing between Borrower, the Administrative Agent or the Banks or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Transaction Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Administrative Agent or any Bank to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

9.02 Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, each Bank and each Issuing Bank and their respective Affiliates is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower) and to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final, but specifically excluding any trust or segregated accounts) at any time held by such Bank and any and all other indebtedness at any time owing by such Bank, such Issuing Bank or any such Affiliate to or for the credit or account of Borrower against any and all of Borrower’s Obligations now or hereafter existing under this Agreement irrespective of whether or not such Bank shall have made any demand under this Agreement or under any of the other Transaction Documents and although such obligations may be contingent or unmatured or are owed to a branch or office of such Bank or such Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Bank shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Bank from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks and the Banks (including the Swingline Bank), and (y) the Defaulting Bank shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Bank as to which it exercised such right of setoff. Each Bank agrees to promptly notify Borrower after any such set-off and application made by such Bank, provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Banks under this Section 9.02 are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which the Banks may have.

9.03 Costs and Expenses; General Indemnity.

(a) Costs and Expenses, Borrower agrees, whether or not any Loan is made or a Letter of Credit issued under this Agreement, to pay or reimburse the Administrative Agent, each

Bank and each Issuing Bank upon demand for (i) all reasonable documented out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Administrative Agent and its Affiliates in connection with the syndication, preparation, documentation, negotiation and/or execution of this Agreement and/or any of the other Transaction Documents, subject to any limitation described in the Commitment Letter and Wells Fargo Fee Letter, (ii) all reasonable documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all recording, filing and search fees and expenses incurred by the Administrative Agent in connection with this Agreement and/or any of the other Transaction Documents, (iv) all reasonable documented out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Administrative Agent in connection with the (A) the preparation, documentation, negotiation and execution of any amendment, modification, extension, renewal or restatement of this Agreement and/or any of the other Transaction Documents or (B) the preparation of any waiver or consent under this Agreement or under any of the other Transaction Documents, (v) if an Event of Default occurs, all reasonable documented out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Administrative Agent, any Bank or any Issuing Bank in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom and (vi) any civil penalty or fine assessed by OFAC against, and all reasonable documented costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by, the Administrative Agent or any Bank as a result of conduct of Borrower that violates a sanction enforced by OFAC. Borrower further agrees to pay or reimburse the Administrative Agent, each Bank and each Issuing Bank upon demand for any stamp or other similar taxes which may be payable with respect to the execution, delivery, recording and/or filing of this Agreement and/or any of the other Transaction Documents. Borrower acknowledges and agrees that such attorneys’ fees and expenses referred to above shall be determined on the basis of rates then generally applicable to the attorneys (and all paralegals, accountants and other staff employed by such attorneys) retained by the Administrative Agent, any Bank or any Issuing Bank. All of the obligations of Borrower under this Section 9.03(a) shall survive the satisfaction and payment of Borrower’s Obligations and the termination of this Agreement.

(b) Indemnity by Borrower. In addition to the payment of expenses pursuant to Section 9.03(a), whether or not the transactions contemplated hereby shall be consummated, Borrower hereby agrees to defend, indemnify, pay and hold the Administrative Agent (and any sub-agent thereof), each Bank, each Issuing Bank, any holders of the Loans, and any Related Party of any of the foregoing Persons (collectively, the “Indemnitees”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, disbursements, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitees shall be designated a party thereto, provided that the Indemnitees shall share counsel to defend their interests to the extent legally practicable), that may be imposed on, incurred by or asserted against the Indemnitees by any third party or by Borrower, in any manner relating to or arising out of (i) the execution or delivery of this Agreement, any of the other Transaction Documents or any other agreement, document or instrument executed and delivered by Borrower in connection herewith or therewith, the statements contained in any commitment letters delivered by the Administrative Agent or any Bank, the agreement of the Banks to make the Loans under this Agreement, (ii) any Loan or Letter of Credit or the use or intended use of the proceeds thereof (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) (iii) any actual or alleged presence or release of hazardous substances on or from any property owned or operated by Borrower, or any environmental claim related in any way to Borrower or any of its Subsidiaries and (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower, and regardless of whether any Indemnitee is a party thereto (collectively, the “Indemnified Liabilities”); provided that no Indemnitee will have any right to indemnification for any of the foregoing to the extent resulting from such Indemnitee’s own fraud, gross negligence or willful misconduct or a breach in bad faith by such Indemnified Party of its obligations hereunder, in each case as determined by a final non-appealable judgment of a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out in this Section 9.03(a) shall survive satisfaction and payment of Borrower’s Obligations and the termination of this Agreement.

(c) Indemnity by Banks. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under Sections 9.03(a) and (b) to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Bank or any Related Party of any of the foregoing, each Bank severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Bank or such Related Party, as the case may be, such Bank’s proportion (based on the percentages as used in determining the Required Banks as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or such Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or any Issuing Bank in connection with such capacity. The obligations of the Banks under this Section 9.03(c) are subject to the provisions of Section 2.18(a).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no party hereunder shall assert, and each party hereunder hereby waives, any claim against any other party hereunder, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided however that the obligation of Borrower to indemnify the Indemnitees as otherwise set forth herein arising from claims brought by third parties shall not be limited by the foregoing. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby; provided, however, that such use was not due to the gross negligence, willful misconduct or breach in bad faith by an Indemnitee referred to in clause (b) above.

9.04 Notices.

(a) Notices Generally. Each notice, request, demand, consent, confirmation or other communication under this Agreement shall be in writing and delivered in person or sent by facsimile, recognized overnight courier or registered or certified mail, return receipt requested and postage prepaid, to the applicable party as follows: (a) if to Borrower, the Administrative Agent, any Issuing Bank or the Swingline Bank, to it at the address (or telecopier number) specified for such Person on Schedule 9.04 and (b) if to any Bank, to it at its address (or telecopier number) set forth in its Administrative Questionnaire. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile, when provided in legible form, shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Banks and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Bank or any Issuing Bank pursuant to Section 2 or 3 if such Bank or such Issuing Bank, as applicable, has notified the Administrative Agent that is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

9.05 Consent to Jurisdiction; Waiver of Jury Trial. EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT, TO THE EXTENT PERMITTED BY LAW, OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY OR, IF SUCH FEDERAL COURT IS NOT AVAILABLE DUE TO LACK OF JURISDICTION, ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY,

AND ANY APPELLATE COURT FROM ANY THEREOF, AS THE INITIATING PARTY MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY OF SUCH COURTS. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND EACH PARTY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY AUTHORIZES THE SERVICE OF PROCESS UPON BORROWER BY OVERNIGHT COURIER, SIGNATURE REQUIRED SENT TO ITS ADDRESS SPECIFIED IN SCHEDULE 9.04. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.06 Governing Law. This Agreement and the other Transaction Documents shall be governed by and construed in accordance with the substantive laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations of Law, but excluding all other choice of law and conflicts of law rules); provided that each Letter of Credit shall be governed by, and construed in accordance with, the laws or rules designated in such Letter of Credit or application therefor or, if no such laws or rules are designated, the International Standby Practices of the International Chamber of Commerce, as in effect from time to time (the “ISP”), and, as to matters not governed by the ISP, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

9.07 Amendments and Waivers.

(a) Any provision of this Agreement or any of the other Transaction Documents to which Borrower is a party may be amended, modified, discharged, terminated or waived if, but only if, such amendment, modification, waiver, discharge or termination is in writing and is signed by Borrower and the Required Banks (or by the Administrative Agent at the direction or with the consent of the Required Banks); provided, however, that no such amendment, modification, waiver, discharge or termination shall (i) unless signed by each Bank directly affected thereby (A) increase the Revolving Credit Commitment of a Bank (it being understood that a waiver of any condition precedent set forth in Section 4.02 or of any Default or Event of Default, if agreed to by the Required Banks or all Banks (as may be required hereunder with respect to such waiver), shall not constitute such an increase), (B) reduce the principal amount of or rate of interest on any Loan, Reimbursement Obligation or any fees hereunder (provided that only the consent of the Required Banks shall be required to waive the applicability of any post-default increase in interest rates), (C) decrease the Revolving Credit Commitment of any Bank (other than ratable decreases of the Revolving Credit Commitments of each Bank affected in accordance with Section 2.01(d), or (D) waive, extend or postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder (other than fees payable to the Administrative Agent, the Arrangers or the Issuing Banks for its own account), waive, extend or postpone the time of payment of any Reimbursement Obligation or any interest thereon, waive, extend or postpone the expiry date of any Letter of Credit beyond the Letter of Credit Maturity Date, or extend the term of the Revolving Credit Period, (ii) unless signed by each Bank, (A) change any provision of this Section or reduce the percentages specified in the definitions of “Required Banks” or change the definition of “Pro Rata Share” or change any other provision hereof specifying the number or percentage of Banks required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, or (B) amend Section 2.18, and (iii) unless signed by the Issuing Banks, the Swingline Bank or the Administrative Agent in addition to the Banks as provided hereinabove to take such action, affect the respective rights or obligations of the Issuing Banks, the Swingline Bank or the Administrative Agent, as applicable, hereunder or under any of the other Transaction Documents.

(b) Notwithstanding anything to the contrary herein, (i) no Defaulting Bank shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Banks or each affected Bank may be effected with the consent of the applicable Banks other than Defaulting Banks), except that (A) the Revolving Credit Commitment of any Defaulting Bank may not be increased or extended without the consent of such Bank and (B) any waiver, amendment or modification requiring the consent of all Banks or each affected Bank that by its terms affects any Defaulting Bank more adversely than other affected Banks shall require the consent of such Defaulting Bank and (ii) if the Administrative Agent and Borrower shall have jointly identified (each in its sole discretion) an obvious error or omission of a technical or immaterial nature, in each case, in any provision of the Transaction Documents, then the Administrative Agent and Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Transaction Document if the same is not objected to in writing by the Required Banks within five (5) Business Days following the posting of such amendment to the Banks.

(c) Notwithstanding the fact that the consent of all Banks is required in certain circumstances as set forth above, each Bank is entitled to vote as such Bank sees fit on any bankruptcy reorganization plan that affects the Loans, and each Bank acknowledges that the provisions of Section 1126(c) of title 11 of the U.S. Code supersedes the unanimous consent provisions set forth herein.

9.08 References; Headings for Convenience. Unless otherwise specified herein, all references herein to Section numbers refer to Section numbers of this Agreement, all references herein to Exhibits refer to annexed Exhibits, which are hereby incorporated herein by reference and all references herein to Schedules refer to annexed Schedules, which are hereby incorporated herein by reference. The Section headings are furnished for the convenience of the parties and are not to be considered in the construction or interpretation of this Agreement.

9.09 Successors and Assigns.

(a) Subject to paragraphs (b), (c) and (d) of this Section 9.09, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, Borrower may not assign or otherwise transfer any of its rights or delegate any of its obligations or duties under this Agreement without the prior written consent of the Administrative Agent and each Bank.

(b) Any Bank may at any time, without the consent of, or notice to, Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or Borrower or any of Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in its Revolving Credit Commitment, any or all of its Loans and/or any or all of its other rights and/or obligations under this Agreement. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations under this Agreement, and Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that the applicable Bank will not agree to any amendment, modification or waiver of this Agreement described in clauses (a)(i)(A), (a)(i)(B) or (a)(i)(D) of Section 9.07 without the consent of the Participant. Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Sections 2.10, 2.11, 2.12, 2.13, 2.14, 2.15, 2.16 and 2.17 of this Agreement with respect to its participating interest, but Borrower’s liability in respect thereof shall not be greater than its liability thereunder to the Bank granting the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.02 as though it were a Bank; provided such Participant agrees to be subject to Section 2.18 as though it were a Bank. Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Revolving Credit Commitments, Loans, Letters of Credit or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such Revolving Credit Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(c) Any Bank may at any time assign to one or more assignees (each, an “Assignee”) all, or a proportionate part of all, of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitments and the Loans (including for purposes of this Section 9.09(c), participations in Letters of Credit and Swingline Loans) at the time owing to it) and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D attached hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of Borrower (provided that Borrower shall be deemed to have given its consent five (5) Business Days after the date written notice thereof has been delivered by the assigning Bank (through the Administrative Agent) unless such consent is expressly refused by Borrower prior to such fifth (5th) Business Day), the Administrative Agent, the Swingline Bank and each Issuing Bank which, in each case, shall not be unreasonably withheld or delayed; provided, however, that (i) the minimum amount of any such assignment shall be (A) $5,000,000 (except in the case of an assignment of the entire remaining amount of the assigning Bank’s Revolving Credit Commitment, in which case no minimum amount need be assigned) or (B) the entire Swingline Commitment and the full amount of the outstanding Swingline Loans, in the case of Swingline Loans, (ii) if any Assignee is an Affiliate of a Bank, an Approved Fund or, immediately prior to such assignment, already a Bank, no consent shall be required and (iii) if any Event of Default under this Agreement has occurred and is continuing no consent of Borrower to such assignment shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Revolving Credit Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required but transferor Bank shall continue to be entitled to the benefits of Sections 2.10, 2.13, 2.15, 2.17, 2.20 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and Borrower shall make appropriate arrangements so that, if requested, new Notes are issued to the assignor and/or the Assignee, as applicable. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500 and if it is not a Bank, shall deliver to the Administrative Agent an Administrative Questionnaire; provided that in the case of an assignment to a Bank, Approved Fund or Affiliate of a Bank or an Approved Fund, no such fee shall be required.

(d) Any Bank may at any time pledge or assign all or any portion of its rights under this Agreement and its Loans to secure its obligations, including to a Federal Reserve Bank. No such pledge or assignment shall release the transferor Bank from any of its obligations hereunder.

(e) No such assignment shall be made to (A) Borrower or any of its respective Affiliates or Subsidiaries or (B) to any Defaulting Bank or any of its Subsidiaries, or any Person who, upon becoming a Bank hereunder, would constitute any of the foregoing Persons described in this clause (B).

(f) No such assignment shall be made to a natural person.

(g) In connection with any assignment of rights and obligations of any Defaulting Bank hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Bank, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Bank to the Administrative Agent or any Bank hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Bank hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Bank for all purposes of this Agreement until such compliance occurs.

(h) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of Borrower, shall maintain at its address for notices specified in Schedule 9.04, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks, and the Revolving Credit Commitments of, and principal amounts of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, revocation of designation, of any Bank as a Defaulting Bank. The Register shall be available for inspection by each of Borrower and each Issuing Bank, at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Transaction Documents is pending, any Bank wishing to consult with other Banks in connection therewith may request and receive from the Administrative Agent a copy of the Register.

(i) Notwithstanding anything to the contrary contained herein, if Wells Fargo assigns all of its Revolving Credit Commitments and Revolving Loans in accordance with this Section 9.09, Wells Fargo may resign as an Issuing Bank and Swingline Bank upon written notice to Borrower and the Banks. Upon any such notice of resignation, Borrower shall have the right to appoint from among the Banks a successor Issuing Bank and Swingline Bank; provided that no failure by Borrower to make such appointment shall affect the resignation of Wells Fargo as an Issuing Bank and Swingline Bank. Wells Fargo shall retain all of the rights and obligations of an Issuing Bank hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation and all obligations of Borrower and the Banks with respect thereto (including the right to require the Banks to make Revolving Loans or fund participation interests pursuant to Section 3) and with respect to all Swingline Loans made by it and outstanding as of the effective date of its resignation and all obligations of Borrower and the Banks with respect thereto (including the right to require the Banks to make Refunded Swingline Loans or fund participation interests pursuant to Section 2.01(e)).

9.10 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings (oral or written) relating to the subject matter hereof, including the Existing Loan Agreement.

9.11 Severability. In the event any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

9.12 Counterparts. This Agreement may be executed in any number of counterparts (including facsimile counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.13 Confidentiality. Any Information received by any Bank or any Arranger from Borrower or Parent (or from the Administrative Agent on Borrower’s or Parent’s behalf), (i) shall be treated as confidential by such Bank or such Arranger in accordance with its customary practices and procedures and (ii) with respect to any information or materials received prior to the Closing Date, shall be used solely for the purposes of providing the services that are subject to the Commitment Letter and for no other purpose. Notwithstanding such agreement, nothing herein contained shall limit or impair the right or obligation of any Bank or any Arranger to disclose such information: (a) to its auditors, attorneys, trustees, employees, directors, officers, advisors, Affiliates or agents (collectively, the “Representatives”) who are informed of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential and, with respect to any information or material received prior to the Closing Date, to use such information solely for the purposes of providing services that are the subject of the Commitment Letter and for no other purpose; provided that such Bank or Arranger shall remain liable for any breach by its Representatives of such confidentiality provisions, (b) when and as required by any law, ordinance, subpoena or governmental order, rule or regulation (in which case, such Bank or Arranger shall promptly notify Borrower, in advance to the extent permitted by law, and will only disclose that portion of the nonpublic information received by it that such Bank or Arranger is so required to disclose), (c) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (d) which is publicly available or readily ascertainable from public sources to the extent any such information becomes publicly available other than by reason of disclosure by such Bank or Arranger, its affiliates or its Representatives in breach of this Section, or which is received by any Bank or Arranger from a third Person which or which is not known by such Bank or Arranger to be bound to keep the same confidential, (e) in connection with any proceeding, case or matter pending (or on its face purported to be pending) before any court, tribunal or any governmental agency, commission, authority, board or similar entity (in which case, such Bank or Arranger shall promptly notify Borrower, in advance to the extent permitted by law, and will only disclose that portion of the nonpublic information received by it that such Bank or Arranger is so required to disclose), (f) in connection with protection of its interests under this Agreement, the Notes or any of the other Transaction Documents, including, without limitation, the enforcement of the terms and conditions of this Agreement, the Notes and the other Transaction Documents, or (g) to any actual or prospective Participant or Assignee (it being understood and agreed that prior to disclosure of any confidential information to any actual or prospective Participant or Assignee, such actual or prospective Participant or Assignee shall have agreed in writing to be bound by the terms and provisions of this Section 9.13). For purposes of this Section, “Information” means all information received from Borrower or any Subsidiary relating to Borrower or any Subsidiary or any of their respective businesses, provided that, in the case of information received from Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.

9.14 USA Patriot Act Notice. Each Bank that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Bank) hereby notifies Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies Borrower or any of its Subsidiaries, which information includes the name and address of Borrower and its Subsidiaries and other information that will allow such Bank or the Administrative Agent, as applicable, to identify Borrower and its Subsidiaries in accordance with the PATRIOT Act.

9.15 Subsidiary Reference. As of the date of this Agreement, Borrower does not have any Subsidiaries. Any reference in this Agreement to a Subsidiary of Borrower, and any financial definition, ratio, restriction or other provision of this Agreement which is stated to be applicable to Borrower and its Subsidiaries or which is to be determined on a “consolidated” or “consolidating” basis, shall apply only to the extent Borrower has any Subsidiaries and, where applicable, to the extent any such Subsidiaries are consolidated with Borrower for financial reporting purposes in accordance with GAAP.

9.16 No Fiduciary Duty. Borrower agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Banks, the Issuing Banks and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Arrangers, the Banks, the Issuing Banks or their respective Affiliates and no such duty will be deemed to have arisen in connection with any such transactions or communications.

9.17 Waiver. The Required Banks hereby waive, in accordance with Section 9.07, any Event of Default set forth in Section 7.09 solely with respect to the occurrence of the following events: (i) the occurrence of the Acquisition Date and (ii) Parent or Borrower (A) within five Business Days following the Acquisition Date, giving written notice of the consummation of the “Transactions” (as defined in the Acquisition Agreement) to the holders of Borrower’s 3.86% senior notes due December 22, 2021 (the “AIG Notes”), making an offer to prepay the AIG Notes not less than ten nor more than 30 days following the date of such offer as provided in Section 8.3 of the Note Purchase Agreement dated December 22, 2011, between Borrower and certain affiliates of American International Group, Inc. (the “AIG Note Purchase Agreement”),

and thereafter prepaying each AIG Note validly tendered and not withdrawn pursuant to such offer, in each case in accordance with the provisions of the AIG Note Purchase Agreement and (B) within five Business Days following the Acquisition Date, giving written notice of the consummation of the “Transactions” (as defined in the Acquisition Agreement) to the holders of Borrower’s 3.86% senior notes due December 22, 2021 (the “Prudential Notes”), making an offer to prepay the Prudential Notes not less than ten nor more than 30 days following the date of such offer as provided in Section 8.3 of the Note Purchase Agreement dated December 22, 2011, between Borrower and The Prudential Insurance Company of America and certain of its affiliates (the “Prudential Note Purchase Agreement”), and thereafter prepaying each Prudential Note validly tendered and not withdrawn pursuant to such offer, in each case in accordance with the provisions of the Prudential Note Purchase Agreement.

IN WITNESS WHEREOF, Borrower, the Administrative Agent, the Issuing Banks, the Swingline Bank and the Banks have executed this Agreement as of the day and year first above written.

BORROWER:	ALABAMA GAS CORPORATION

	By:	/s/ Lynn D. Rawlings
	Name:	Lynn D. Rawlings
	Title:	Treasurer and Assistant Corporate Secretary

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL, ASSOCIATION, as a Bank, an Issuing Bank, the Swingline Bank and Administrative Agent

	By:	/s/ Allison Newman
	Name:	Allison Newman
	Title:	Director

BANK:	CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Bank

	By:	/s/ Mikhail Faybusovich
	Name:	Mikhail Faybusovich
	Title:	Authorized Signatory

	By:	/s/ Samuel Miller
	Name:	Samuel Miller
	Title:	Authorized Signatory

BANK:	U.S. BANK NATIONAL ASSOCIATION, as a Bank

	By:	/s/ John M. Eyerman
	Name:	John M. Eyerman
	Title:	Vice President

BANK:	BANK OF AMERICA, N.A., as a Bank

	By:	/s/ Eric A. Escagne
	Name:	Eric A. Escagne
	Title:	Senior Vice President

FIFTH THIRD BANK, as a Bank

By:	/s/ Mark Stapleton
Name:	Mark Stapleton
Title:	Vice President

BANK:	JPMORGAN CHASE BANK, N.A., as a Bank

	By:	/s/ Helen D. Davis
	Name:	Helen D. Davis
	Title:	Vice President

BANK:	MORGAN STANLEY BANK, N.A., as a Bank

	By:	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

BANK:	REGIONS BANK, as a Bank

	By:	/s/ John Holland
	Name:	John Holland
	Title:	Senior Vice President

BANK:	ROYAL BANK OF CANADA, as a Bank

	By:	/s/ Frank Lambrinos
	Name:	Frank Lambrinos
	Title:	Authorized Signatory

BANK:	CADENCE BANK, N.A., as a Bank

	By:	/s/ Brent R. Balogh
	Name:	Brent R. Balogh
	Title:	Senior Vice President

BANK:	COMMERCE BANK, as a Bank

	By:	/s/ Chris M. Steuterman
	Name:	Chris M. Steuterman
	Title:	Vice President

BANK:	COMPASS BANK, as a Bank

	By:	/s/ Raj Nambiar
	Name:	Raj Nambiar
	Title:	Vice President

SCHEDULE 1.01

Revolving Credit Commitments and Pro Rata Shares

Bank	Revolving Credit Commitment	Pro Rata Share
Wells Fargo Bank, National Association	$15,000,000.00	10.000000000000
Credit Suisse AG, Cayman Islands Branch	$15,000,000.00	10.000000000000
U.S. Bank National Association	$15,000,000.00	10.000000000000
Bank of America, N.A.	$12,500,000.00	8.333333333333
Fifth Third Bank	$12,500,000.00	8.333333333333
JPMorgan Chase Bank, N.A.	$12,500,000.00	8.333333333333
Morgan Stanley Bank, N.A.	$12,500,000.00	8.333333333333
Regions Bank	$12,500,000.00	8.333333333333
Royal Bank of Canada	$12,500,000.00	8.333333333333
Cadence Bank, N.A.	$10,000,000.00	6.666666666666
Commerce Bank	$10,000,000.00	6.666666666666
Compass Bank	$10,000,000.00	6.666666666666
Total	$150,000,000.00	100%

SCHEDULE 2.02

Authorized Individuals

Steven P. Rasche, Chief Financial Officer

Lynn D. Rawlings, Treasurer and Assistant Corporate Secretary

Delfina Myers, Authorized Individual

Kevin Kellar, Authorized Individual

SCHEDULE 5.04

Authorizations

Alabama Public Service Commission’s authorization for Alabama Gas Corporation to incur debt.

SCHEDULE 5.07

Subsidiaries

Material Subsidiaries: None

Capital Stock of Alabama Gas Corporation outstanding as of September 2, 2014: 1,972,052 shares of Common Stock

Outstanding options, warrants, rights of conversion or purchase: None

SCHEDULE 5.11

ERISA

None.

SCHEDULE 9.04

Notice Addresses

All notices to Borrower to be provided to:

The Laclede Group, Inc.

Attention: Treasurer

720 Olive Street, Room 1315

Saint Louis, Missouri 63101

Telecopier: 314-241-2278

Electronic mail: Laclede_Treasury@thelacledegroup.com

Copies of legal notices to be provided to:

The Laclede Group, Inc.

Attention: Corporate Secretary

720 Olive Street

Saint Louis, Missouri 63101

Telecopier: 314-421-1979

All notices to Wells Fargo Bank, National Association as Administrative Agent to be provided to:

Wells Fargo Bank, National Association

1525 West W.T. Harris Blvd.

Mail Code: D1109-019

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Telephone: (704) 590 2706

Telecopy: (704) 590 2790

E-mail: agencyservices.requests@wellsfargo.com

All notices to Wells Fargo Bank, National Association as Issuing Bank to be provided to:

Wells Fargo Bank, National Association

MAC N9305-070

90 S. 7th Street, 7th Floor

Minneapolis, MN 55402

Attention: Jhana Pittman

Telephone: (612) 316-1426

Facsimile: (612) 316-0506

Email: Jhana.r.pittman@wellsfargo.com

Email: PUGLCRequests@wellsfargo.com

All notices to Wells Fargo Bank, National Association as Swingline Bank to be provided to:

Wells Fargo Bank, National Association

1525 West W.T. Harris Blvd.

Mail Code: D1109-019

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Telephone: (704) 590 2706

Telecopy: (704) 590 2790

E-mail: agencyservices.requests@wellsfargo.com

With a copy to:

Wells Fargo Bank, National Association

One Wells Fargo Center, 14th Floor

301 South College Street

Charlotte, North Carolina 28288-0760

Attention: Allison Newman, Director

EXHIBIT A-1

Borrower’s Taxpayer Identification No.

REVOLVING CREDIT NOTE

$	, 20

Charlotte, North Carolina

FOR VALUE RECEIVED, ALABAMA GAS CORPORATION, an Alabama corporation ( “Borrower”), hereby promises to pay to the order of                      (the “Bank”), at the offices of Wells Fargo Bank, National Association (the “Administrative Agent”) located at One Wells Fargo Center, 301 South College Street, Charlotte, North Carolina (or at such other place or places as the Administrative Agent may designate), at the times and in the manner provided in the Loan Agreement, dated as of September 2, 2014 (as amended, modified, restated or supplemented from time to time, the “Loan Agreement”), among Borrower, the Banks from time to time parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent, the principal sum of          DOLLARS ($        ), or such lesser amount as may constitute the unpaid principal amount of the Revolving Loans made by the Bank, under the terms and conditions of this promissory note (this “Revolving Credit Note”) and the Loan Agreement. The defined terms in the Loan Agreement are used herein with the same meaning. Borrower also promises to pay interest on the aggregate unpaid principal amount of this Revolving Credit Note at the rates applicable thereto from time to time as provided in the Loan Agreement.

This Revolving Credit Note is one of a series of Revolving Credit Notes referred to in the Loan Agreement and is issued to evidence the Revolving Loans made by the Bank pursuant to the Loan Agreement. All of the terms, conditions and covenants of the Loan Agreement are expressly made a part of this Revolving Credit Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Revolving Credit Note is entitled to the benefits of and remedies provided in the Loan Agreement and the other Transaction Documents. Reference is made to the Loan Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Revolving Credit Note.

In the event of an acceleration of the maturity of this Revolving Credit Note, this Revolving Credit Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by Borrower.

In the event this Revolving Credit Note is not paid when due at any stated or accelerated maturity, Borrower agrees to pay, in addition to the principal and interest, all reasonable and documented costs of collection, including reasonable attorneys’ fees.

This Revolving Credit Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules). Borrower hereby submits to the exclusive jurisdiction and venue of the federal and state courts sitting in the borough of Manhattan in New York City.

IN WITNESS WHEREOF, Borrower has caused this Revolving Credit Note to be executed by its duly authorized corporate officer as of the day and year first above written.

[Signature on the following page]

2

ALABAMA GAS CORPORATION

By:
Name:
Title:

3

EXHIBIT A-2

Borrower’s Taxpayer Identification No.

SWINGLINE NOTE

$	, 20

Charlotte, North Carolina

FOR VALUE RECEIVED, ALABAMA GAS CORPORATION, an Alabama corporation ( “Borrower”), hereby promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Swingline Bank”), at the offices of Wells Fargo Bank, National Association (the “Administrative Agent”) located at One Wells Fargo Center, 301 South College Street, Charlotte, North Carolina (or at such other place or places as the Administrative Agent may designate), at the times and in the manner provided in the Loan Agreement, dated as of September 2, 2014 (as amended, modified, restated or supplemented from time to time, the “Loan Agreement”), among Borrower, the Banks from time to time parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent, the principal sum of          DOLLARS ($        ), or such lesser amount as may constitute the unpaid principal amount of the Swingline Loans made by the Swingline Bank, under the terms and conditions of this promissory note (this “Swingline Note”) and the Loan Agreement. The defined terms in the Loan Agreement are used herein with the same meaning. Borrower also promises to pay interest on the aggregate unpaid principal amount of this Swingline Note at the rates applicable thereto from time to time as provided in the Loan Agreement.

This Swingline Note is issued to evidence the Swingline Loans made by the Swingline Bank pursuant to the Loan Agreement. All of the terms, conditions and covenants of the Loan Agreement are expressly made a part of this Swingline Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Swingline Note is entitled to the benefits of and remedies provided in the Loan Agreement and the other Transaction Documents. Reference is made to the Loan Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Swingline Note.

In the event of an acceleration of the maturity of this Swingline Note, this Swingline Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by Borrower.

In the event this Swingline Note is not paid when due at any stated or accelerated maturity, Borrower agrees to pay, in addition to the principal and interest, all reasonable documented costs of collection, including reasonable attorneys’ fees.

This Swingline Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules). Borrower hereby submits to the exclusive jurisdiction and venue of the federal and state courts sitting in the borough of Manhattan in New York City.

IN WITNESS WHEREOF, Borrower has caused this Swingline Note to be executed by its duly authorized corporate officer as of the day and year first above written.

[Signature on the following page]

5

ALABAMA GAS CORPORATION

By:
Name:
Title:

6

EXHIBIT B-1

NOTICE OF BORROWING

[Date]

Wells Fargo Bank, National Association,

as Administrative Agent

1525 West W.T. Harris Blvd

Mail Code: D1109-019

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Ladies and Gentlemen:

The undersigned, Alabama Gas Corporation ( “Borrower”), refers to the Loan Agreement, dated as of September 2, 2014, among Borrower, certain Banks from time to time parties thereto, and you, as Administrative Agent for the Banks (as amended, modified, restated or supplemented from time to time, the “Loan Agreement,” the terms defined therein being used herein as therein defined), and, pursuant to Section 2.02(a) of the Loan Agreement, hereby gives you, as Administrative Agent, irrevocable notice that Borrower requests a borrowing of Revolving Loans under the Loan Agreement, and to that end sets forth below the information relating to such borrowing (the “Proposed Borrowing”) as required by Section 2.02(a) of the Loan Agreement:

(i) The aggregate principal amount of the Proposed Borrowing is $        .1

(ii) The Loans comprising the Proposed Borrowing shall be initially made as [Base Rate Loans] [LIBOR Loans].2

(iii) [The initial Interest Period for the LIBOR Loans comprising the Proposed Borrowing shall be [one/two/three/six months/7 days3].]4

[1]	Amount of Proposed Borrowing must comply with Section 2.01(a) of the Loan Agreement.
[2]	Select the applicable Type of Loans.
[3]	7 day Interest Periods must be agreed upon by Borrower and each Bank.
[4]	Include this clause in the case of a Proposed Borrowing comprised of LIBOR Loans, and select the applicable Interest Period.

7

(iv) The Proposed Borrowing is requested to be made on         .5

Borrower hereby certifies that the following statements are true on and as of the date hereof and will be true on and as of the borrowing date:

A. Except the representations set forth in Section 5.05 of the Loan Agreement (other than clause (ii) thereof) and Section 5.08 of the Loan Agreement, each of which shall only be made on the Closing Date, all of the representations and warranties of Borrower in the Loan Agreement and/or in any other Transaction Document (i) that are qualified by materiality or Material Adverse Effect shall be true and correct as so qualified and (ii) that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects; in each case on and as of the date above as if made on and as of the date above (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date);

B. No Default or Event of Default has occurred and is continuing or would result from the Proposed Borrowing or from the application of the proceeds therefrom; and

C. After giving effect to the Proposed Borrowing, the sum of (i) the aggregate principal amount of Revolving Loans outstanding, (ii) the aggregate Letter of Credit Exposure of all Banks, and (iii) the aggregate principal amount of Swingline Loans outstanding, will not exceed the aggregate Revolving Credit Commitments.

Very truly yours,

ALABAMA GAS CORPORATION

By:
Name:
Title:

[5]	May be the current Business Day in the case of Base Rate Loans or must be at least three (3) Business Days after the date hereof in the case of LIBOR Loans.

8

EXHIBIT B-2

NOTICE OF SWINGLINE BORROWING

[Date]

Wells Fargo Bank, National Association,

as Administrative Agent

1525 West W.T. Harris Blvd

Mail Code: D1109-019

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Wells Fargo Bank, National Association,

as Swingline Bank

One Wells Fargo Center, 14th Floor

301 South College Street

Charlotte, North Carolina 28288-0760

Attention: Allison Newman, Director

Ladies and Gentlemen:

The undersigned, Alabama Gas Corporation ( “Borrower”), refers to the Loan Agreement, dated as of September 2, 2014, among Borrower, certain Banks from time to time parties thereto, and you, as Administrative Agent for the Banks (as amended, modified, restated or supplemented from time to time, the “Loan Agreement,” the terms defined therein being used herein as therein defined), and, pursuant to Section 2.02(c) of the Loan Agreement, hereby gives you, as Administrative Agent and as Swingline Bank, irrevocable notice that Borrower requests a borrowing of a Swingline Loan under the Loan Agreement, and to that end sets forth below the information relating to such borrowing (the “Proposed Borrowing”) as required by Section 2.02(c) of the Loan Agreement:

(i) The principal amount of the Proposed Borrowing is $        .1

(ii) The Loans comprising the Proposed Borrowing shall initially bear interest at a rate based on the [Adjusted Base Rate][LIBOR Market Index Rate plus the Applicable Rate for LIBOR Loans].2

(iii) The Proposed Borrowing is requested to be made on         .3

[1]	Amount of Proposed Borrowing must comply with Section 2.02(c) of the Loan Agreement.
[2]	Select the applicable interest rate.
[3]	May be the current Business Day.

Borrower hereby certifies that the following statements are true on and as of the date hereof and will be true on and as of the borrowing date:

A. Except the representations set forth in Section 5.05 of the Loan Agreement (other than clause (ii) thereof) and Section 5.08 of the Loan Agreement, each of which shall only be made on the Closing Date, all of the representations and warranties of Borrower in the Loan Agreement and/or in any other Transaction Document (i) that are qualified by materiality or Material Adverse Effect shall be true and correct as so qualified and (ii) that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects; in each case on and as of the date above as if made on and as of the date above (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date);

B. No Default or Event of Default has occurred and is continuing or would result from the Proposed Borrowing or from the application of the proceeds therefrom; and

C. After giving effect to the Proposed Borrowing, the sum of (i) the aggregate principal amount of Revolving Loans outstanding, (ii) the aggregate Letter of Credit Exposure of all Banks, and (iii) the aggregate principal amount of Swingline Loans outstanding, will not exceed the aggregate Revolving Credit Commitments.

Very truly yours,

ALABAMA GAS CORPORATION

By:
Name:
Title:

2

EXHIBIT B-3

NOTICE OF ELECTION

[Date]

Wells Fargo Bank, National Association,

as Administrative Agent

1525 West W.T. Harris Blvd

Mail Code: D1109-019

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Ladies and Gentlemen:

The undersigned, Alabama Gas Corporation (“Borrower”), refers to the Loan Agreement, dated as of September 2, 2014, among Borrower, certain Banks from time to time parties thereto, and you, as Administrative Agent for the Banks (as amended, modified, restated or supplemented from time to time, the “Loan Agreement,” the terms defined therein being used herein as therein defined), and, pursuant to Section 2.04(a) of the Loan Agreement, hereby gives you, as Administrative Agent, irrevocable notice that Borrower has elected to [convert] [continue]1 Revolving Loans under the Loan Agreement, and to that end sets forth below the information relating to such election (the “Proposed Election”) as required by Section 2.04(b) of the Loan Agreement:

(i) The Proposed Election is requested to be made on             .2

(ii) The Proposed Election involves $            3 in aggregate principal amount of Revolving Loans made pursuant to a borrowing on             ,4 which Revolving Loans are presently maintained as [Base Rate] [LIBOR] Loans and are proposed hereby to be [converted into Base Rate Loans] [converted into LIBOR Loans] [continued as LIBOR Loans].5

[1]	Insert “convert” or “continue” throughout the notice, as applicable.
[2]	May be the current Business Day in the case of any election to convert LIBOR Loans into Base Rate Loans or must be at least three (3) Business Days after the date hereof in the case of any election to convert Base Rate Loans into, or continue, LIBOR Loans, and additionally, in the case of any election to convert LIBOR Loans into Base Rate Loans, or to continue LIBOR Loans, shall be the last day of the Interest Period applicable to such LIBOR Loans.
[3]	Amount of the Proposed Election must comply with Section 2.04(a) of the Loan Agreement.
[4]	Insert the applicable initial borrowing date for the Revolving Loans being converted or continued.
[5]	Complete with the applicable bracketed language.

(iii) [The initial Interest Period for the Revolving Loans being [converted into] [continued as] LIBOR Loans pursuant to the Proposed Election shall be [one/two/three/six months/7 days6].]7

Borrower hereby certifies that the following statement is true both on and as of the date hereof and on and as of the effective date of the Proposed Election: no Default or Event of Default has or will have occurred and is continuing or would result from the Proposed Election.

Very truly yours,

ALABAMA GAS CORPORATION

By:
Name:
Title:

[6]	7 day Interest Periods must be agreed upon by Borrower and each Bank.
[7]	Include this clause in the case of a Proposed Election involving a conversion of Base Rate Loans into, or continuation of, LIBOR Loans, and select the applicable Interest Period.

2

EXHIBIT B-4

LETTER OF CREDIT NOTICE

[Date]

Wells Fargo Bank, National Association,

as Administrative Agent

1525 West W.T. Harris Blvd

Mail Code: D1109-019

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Wells Fargo Bank, National Association

MAC N9305-070

90 S. 7th Street, 7th Floor

Minneapolis, MN 55402

Attention: Jhana Pittman

Telephone: (612) 316-1426

Facsimile: (877) 487-0344

Email: Jhana.r.pittman@wellsfargo.com

Email: PUGLCRequests@wellsfargo.com

[INSERT ISSUING BANK NAME],

as Issuing Bank

[INSERT ISSUING BANK ADDRESS]

Attention: [                    ]

Ladies and Gentlemen:

The undersigned, Alabama Gas Corporation (“Borrower”), refers to the Loan Agreement, dated as of September 2, 2014, among Borrower, certain Banks from time to time parties thereto, and you, as Administrative Agent for the Banks (as amended, modified, restated or supplemented from time to time, the “Loan Agreement,” the terms defined therein being used herein as therein defined), and, pursuant to Section 3.02 of the Loan Agreement, hereby gives you, as Issuing Bank, irrevocable notice that Borrower requests the issuance of a Letter of Credit for its account under the Loan Agreement, and to that end sets forth below the information relating to such Letter of Credit (the “Requested Letter of Credit”) as required by Section 3.02 of the Loan Agreement:

(i) The Business Day on which the Requested Letter of Credit is requested to be issued is                     .1

[1]	Shall be at least three (3) Business Days (or such shorter period as is acceptable to the Issuing Bank in any given case) after the date hereof.

(ii) The Stated Amount of the Requested Letter of Credit is $                    .

(iii) The expiry date of the Requested Letter of Credit is                     .

(iv) The name and address of the beneficiary of the Requested Letter of Credit is                     .

The undersigned agrees to complete all application procedures and documents required by you in connection with the Requested Letter of Credit.

The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of issuance of the Requested Letter of Credit:

A. Except the representations set forth in Section 5.05 of the Loan Agreement (other than clause (ii) thereof) and Section 5.08 of the Loan Agreement, each of which shall only be made on the Closing Date, all of the representations and warranties of Borrower in the Loan Agreement and/or in any other Transaction Document (i) that are qualified by materiality or Material Adverse Effect shall be true and correct as so qualified and (ii) that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects; in each case on and as of the date above as if made on and as of the date above (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date);

B. No Default or Event of Default has occurred and is continuing or would result from the issuance of the Requested Letter of Credit;

C. After giving effect to the issuance of the Requested Letter of Credit, (a) the sum of (i) the aggregate principal amount of Revolving Loans outstanding, (ii) the aggregate Letter of Credit Exposure of all Banks, and (iii) the aggregate principal amount of Swingline Loans outstanding, will not exceed the aggregate Revolving Credit Commitments, and (b) the aggregate Letter of Credit Exposure of all Banks will not exceed the Letter of Credit Commitment from all Issuing Banks; and

D. After giving effect to the issuance of the Requested Letter of Credit, with respect to the applicable Issuing Bank, the Stated Amount when added to the aggregate Letter of Credit Exposure of the Banks with respect to Letters of Credit issued by the applicable Issuing Bank at such time, will not exceed the Letter of Credit Commitment of such Issuing Bank.

4

Very truly yours,

ALABAMA GAS CORPORATION

By:
Name:
Title:

5

EXHIBIT C

COMPLIANCE CERTIFICATE

THIS CERTIFICATE is delivered pursuant to the Loan Agreement, dated as of September 2, 2014 (the “Loan Agreement”), among Alabama Gas Corporation, an Alabama corporation ( “Borrower”), the Banks from time to time parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein without definition shall have the meanings given to such terms in the Loan Agreement.

The undersigned hereby certifies that:

1. The undersigned is a duly elected Financial Officer of Borrower.

2. Consolidated financial statements of Borrower as of                     , and for the fiscal [quarter]/[year] then ended, have been made available electronically to the Administrative Agent, as described under Section 6.01(a) of the Loan Agreement. Such financial statements have been prepared in accordance with GAAP [(subject to the absence of notes required by GAAP and subject to normal year-end adjustments)]2 and fairly present in all material respects the financial condition of Borrower and its Subsidiaries on a consolidated basis for such period.

3. Based upon a review of activities of Borrower and its Subsidiaries and the financial statements during the period covered by such financial statements, as of the date of this Certificate there exists no Default or Event of Default. [, except as set forth below.

Describe here or in a separate attachment any exceptions to paragraph 4 above by listing, in reasonable detail, the nature of the Default or Event of Default, the period during which it existed and the action that Borrower has taken or proposes to take with respect thereto.]

4. Attached to this Certificate as Attachment A is a covenant compliance worksheet reflecting the computation of the financial covenants set forth in Section 6.02 of the Loan Agreement as of the last day of and for the period covered by the financial statements enclosed herewith.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the         day of         ,     .

ALABAMA GAS CORPORATION

By:
Name:
Title:

[2]	Insert in the case of quarterly financial statements.

6

ATTACHMENT A

COVENANT COMPLIANCE WORKSHEET

Consolidated Capitalization Ratio (Section 6.02 of the Loan Agreement)

(1) Consolidated Debt as of the date of determination Add Lines 1(a) through 1(h)		$

(a)    all indebtedness of Borrower and its Subsidiaries for borrowed money or incurred in connection with the purchase or other acquisition of property (other than trade accounts payable incurred in the ordinary course of business not more than ninety (90) days past due) including, but not limited to, obligations of Borrower and its Subsidiaries evidenced by notes, bonds, debentures or similar instruments, or upon which interest payments are customarily made

$
(b) all Capitalized Lease Obligations of Borrower and its Subidiaries	$

(c)    aggregate undrawn face amount of all letters of credit and/or surety bonds issued for the account and/or upon application of Borrower and its Subsidiaries together with all unreimbursed drawings with respect thereto

$
(d) indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired	$

(e)    Disqualified Capital Stock issued by Borrower and its Subsidiaries, with the amount of indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price

$
(f) principal balance outstanding and owing by Borrower and its Subsidiaries under any synthetic lease, tax retention operating lease or similar off-balance sheet financing product	$
(g) Guarantees by Borrower and its Subsidiaries of Debt of others	$

(h)    all indebtedness of the types referred to in 1(a) through 1(g) above (i) of any partnership or unincorporated joint venture in which Borrower or any of its Subsidiaries is a general partner or joint venturer to the extent Borrower or such Subsidiary is liable therefor or (ii) secured by any Lien (other than leases qualified as operating leases under GAAP) on any property or asset owned or held by Borrower or such Subsidiary regardless of whether or not the indebtedness secured thereby shall have been incurred or assumed by Borrower or is nonrecourse to the credit of Borrower or such Subsidiary, the amount thereof being equal to the value of the property or assets subject to such Lien

$

(2) Consolidated Capitalization Add Lines 2(a) and 2(b)			$
(a) Consolidated Debt (from Line 1 above)	$
(b) Consolidated Net Worth (from Line 3 below)	$
(3) Consolidated Net Worth Add lines 3(a) and 3(b)			$
(a) Amount of Capital Stock accounts (net of treasury stock, at cost) of Borrower and its Subsidiaries as of the date of determination	$
(b) Surplus (or deficit) and retained earnings of Borrower and its Subsidiaries as of the date of determination	$
(4) Consolidated Capitalization Ratio Divide Line 1 by Line 2
(5) Maximum Consolidated Capitalization Ratio as of the date of determination[1]		70%

[1]	Borrower will have at all times a Consolidated Capitalization Ratio of not more than seventy percent (70%).

8

EXHIBIT D

ASSIGNMENT AND ASSUMPTION

THIS ASSIGNMENT AND ASSUMPTION (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Name of Assignor] (the “Assignor”) and [Name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Bank under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any Letters of Credit, Guarantees, and Swingline Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Bank) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.     Assignor:

2.     Assignee:

                                               [and is an Affiliate/Approved Fund of [identify Bank]1]

3.     Borrower:                     Alabama Gas Corporation

4.     Administrative Agent: Wells Fargo Bank, National Association, as the Administrative Agent under the Loan Agreement.

[1]	Select as applicable.

5. Loan Agreement: Loan Agreement, dated as of September 2, 2014 (as amended, modified, restated or supplemented from time to time, the “Loan Agreement”), among Borrower, certain Banks from time to time parties thereto (the “Banks”), and Wells Fargo Bank, National Association, as Administrative Agent.

6. Assigned Interest:

Aggregate Amount of Revolving Credit Commitment/Loans for all Banks	Amount of Revolving Credit Commitment/ Loans Assigned[2]	Percentage Assigned of Revolving Credit Commitment/ Loans[3]	CUSIP Number[4]
$	$	%

7. Trade Date:                     ]5

8. Effective Date:                     [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[2]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[3]	Set forth, to at least 9 decimals, as a percentage of the Revolving Credit Commitment/Loans of all Banks thereunder.
[4]	Insert if applicable.
[5]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

10

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:

[NAME OF ASSIGNOR]

By:

Title:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:

Title:

Consented to and Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:

Title:

[Consented to:][6]

[NAME OF RELEVANT PARTY]

By:

Title:

[6]	To be added only if the consent of Borrower and/or other parties (e.g. Swingline Bank, Issuing Bank) is required by the terms of the Loan Agreement.

11

ANNEX 1 to Assignment and Assumption

Loan Agreement, dated as of September 2, 2014 among Alabama Gas Corporation,

as Borrower, certain Banks from time to time parties thereto, and

Wells Fargo Bank, National Association, as Administrative Agent

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Transaction Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Transaction Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Transaction Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Transaction Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Bank under the Loan Agreement, (ii) it meets all requirements of an eligible Assignee under Section 9.09 of the Loan Agreement (subject to receipt of such consents as may be required under the Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Bank thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Bank thereunder, (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01(a) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Bank, and (v) if it is a Foreign Bank, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Transaction Documents are required to be performed by it as a Bank.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

2